UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934.

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CARROLS RESTAURANT GROUP, INC.

 (Name of Registrant as Specified in its Charter)

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CARROLS RESTAURANT GROUP, INC.
968 James Street
Syracuse, NY 13203
________________________________________________
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on June 18, 2021
exclusively via live webcast at
www.virtualshareholdermeeting.com/TAST2021
________________________________________________
To the Stockholders of Carrols Restaurant Group, Inc.:
You are invited to attend the annual meeting of stockholders, which we refer to as the “meeting”, of CARROLS RESTAURANT GROUP, INC., a Delaware corporation, which we refer to as “we”, “us”, “our”, the “Company” and “Carrols Restaurant Group”, which will be held exclusively via live webcast at www.virtualshareholdermeeting.com/TAST2021 on Friday, June 18, 2021, at 9:00 A.M. (EDT) for the following purposes:
(1)To elect two directors of the Company as Class III directors to serve for a term of three years and until their successors have been duly elected and qualified;
(2)To adopt, on an advisory basis, a resolution approving the compensation of the Company’s Named Executive Officers, as described in the Proxy Statement under “Executive Compensation”;
(3)To approve an amendment to the Carrols Restaurant Group, Inc. 2016 Stock Incentive Plan, as amended;
(4)To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2021 fiscal year; and
(5)To consider and act upon such other matters as may properly come before the meeting.
This meeting will be entirely virtual in response to the recommendations of public health officials during the COVID-19 pandemic. The virtual format will give more stockholders the opportunity to participate in the meeting, while ensuring everyone’s health and safety.
Only stockholders of record at the close of business on April 21, 2021, which we refer to as the “record date”, are entitled to receive notice of, and to vote at, the meeting, and at any adjournment or adjournments thereof. A list of our stockholders as of the close of business on April 21, 2021 will be available for inspection during business hours for ten days prior to the meeting at our principal executive offices located at 968 James Street, Syracuse, New York 13203. We will also make the list available at the meeting at www.virtualshareholdermeeting.com/TAST2021 at the beginning of the meeting.
Only stockholders of the Company or their duly authorized proxies may attend the meeting. Stockholders may attend the virtual annual meeting exclusively via live webcast at www.virtualshareholdermeeting.com/TAST2021. The meeting will only be conducted via webcast; there will be no physical meeting location. To participate in the virtual annual meeting, stockholders will need the 16-digit control number that appears on their proxy card or the instructions that accompanied the proxy materials. If you would like to attend the virtual meeting and you have your control number, please go to www.virtualshareholdermeeting.com/TAST2021 prior to the start of the meeting to log in. Online access to the webcast will open approximately 15 minutes prior to the start of the meeting to allow time for our stockholders to log in and test their devices’ audio system.
We are taking advantage of the Securities and Exchange Commission rule that allows us to deliver our proxy materials (which include the proxy statement included with this notice, our 2020 annual report and form of proxy card) to stockholders via the Internet. As a result, our stockholders will receive a mailing containing only a notice of the meeting instead of paper copies of our proxy materials.
Your vote is important. Whether or not you plan to attend the virtual meeting via live webcast, please review our proxy materials and request a proxy card to sign, date and return or submit your proxy by telephone or through the Internet. If you attend the virtual meeting in person via live webcast, you may, if you desire, revoke your proxy and choose to vote in person via live webcast even if you had previously sent in your proxy card or voted by telephone or the Internet.

By order of the Board of Directors,

JARED L. LANDAW
Vice President, General Counsel and Secretary

Syracuse, New York
April 28, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE 2021 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 18, 2021

The Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders is available at www.proxyvote.com.

The approximate date on which the “Important Notice Regarding the Availability of Proxy Materials” was first sent or given to stockholders was on or about April 28, 2021.

CARROLS RESTAURANT GROUP, INC.
968 James Street
Syracuse, NY 13203
____________________________________________
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
June 18, 2021
exclusively via live webcast at
www.virtualshareholdermeeting.com/TAST2021
________________________________________________

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors, also referred to as the “board of directors” or the “board”, of CARROLS RESTAURANT GROUP, INC., a Delaware corporation, to be used at the annual meeting of stockholders, which we refer to as the “meeting”, of the Company which will be held exclusively via live webcast at www.virtualshareholdermeeting.com/TAST2021 on Friday, June 18, 2021, at 9:00 a.m. (EDT), and at any adjournment or adjournments thereof. Only stockholders of record at the close of business on April 21, 2021, which we refer to as the “record date”, will be entitled to vote at the meeting.
All references in this Proxy Statement to “Carrols Restaurant Group”, the “Company”, “we”, “us” and “our” refer to Carrols Restaurant Group, Inc.
Our principal executive offices are located at 968 James Street, Syracuse, New York 13203. The approximate date on which the Notice was first sent or given to stockholders was on or about April 28, 2021.
On May 30, 2012, we and Carrols LLC, our indirect wholly-owned subsidiary, which we refer to as “Carrols LLC”, purchased 278 company-owned restaurants from Burger King Corporation (“BKC”), which we refer to as the “2012 acquired restaurants”, located in Ohio, Indiana, Kentucky, Pennsylvania, North Carolina, South Carolina and Virginia, which we refer to as the “2012 acquisition”. As part of the consideration paid to BKC in the 2012 acquisition, on May 30, 2012, Carrols Holdco Inc. ("Carrols Holdco") (formerly Carrols Restaurant Group, Inc.) issued 100 shares of its Series A Convertible Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”), to BKC. In 2018, BKC exchanged the Series A Preferred Stock for Carrols Holdco's Series B Convertible Preferred Stock, par value $0.01 per share (the “Carrols Holdco Series B Preferred Stock”), with substantially the same, powers, preferences and rights of the shares of Series A Preferred Stock, except to provide that such shares will be transferrable by BKC solely to certain of its affiliates or subsidiaries.
On February 19, 2019, Carrols Holdco, the Company, GRC MergerSub Inc., a wholly owned subsidiary of Carrols Holdco (“Carrols Merger Sub”), and GRC MergerSub LLC, a wholly owned subsidiary of Carrols Holdco (“Carrols CFP Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cambridge Franchise Partners, LLC (“CFP”), Cambridge Franchise Holdings, LLC, a wholly owned subsidiary of CFP (“Cambridge Holdings”), and New CFH, LLC, a wholly owned subsidiary of Cambridge Holdings (“New CFH”), pursuant to which the Company agreed to purchase the business of the subsidiaries of Cambridge Holdings, which included 165 Burger King® restaurants, 55 Popeyes® restaurants, six convenience stores and certain real property, through (i) a merger of Carrols Merger Sub and Carrols Holdco, with Carrols Holdco as the surviving entity, which resulted in Carrols Holdco becoming a wholly-owned subsidiary of the Company (the “Holding Company Reorganization”) and (ii) the merger of Carrols CFP Merger Sub and New CFH, with New CFH as the surviving entity (the “Cambridge Merger” and, together with the Holding Company Reorganization, the “Mergers”), in consideration for the issuance to Cambridge Holdings of 7,364,413 shares of our common stock (such shares, the “Cambridge Investor Shares”) and 10,000 shares of the Company's Series C Convertible Preferred Stock, par value $0.01 per share (the "Series C Preferred Stock") which were converted into

7,450,402 shares of our common stock upon approval of such conversion at the Company's 2019 Annual Stockholders Meeting (the "2019 Annual Meeting") on August 29, 2019. The Mergers closed on April 30, 2019.
At the effective time of the Holding Company Reorganization, each share of Carrols Holdco (formerly Carrols Restaurant Group, Inc.) common stock, par value $0.01 per share (the “Carrols Holdco Common Stock”), was automatically converted into one share of our common stock and each share of Carrols Holdco Series B Preferred Stock was automatically exchanged for one share of the Company's Series B Preferred Stock, par value $0.01 per share ("Series B Preferred Stock"), which has the same designations, rights, powers and preferences and the same qualifications, limitations and restrictions as the corresponding share of Carrols Holdco Series B Preferred Stock.

QUESTIONS AND ANSWERS ABOUT THE 2021 ANNUAL MEETING
________________________________________________________________________________________
Why did I receive an “Important Notice Regarding the Availability of Proxy Materials”?
Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission, which we refer to as the “SEC”, instead of mailing a printed proxy card or printed materials, we have elected to provide access to our proxy materials (which include this Proxy Statement, our 2020 annual report and form of proxy card) via the Internet. A Notice of Internet Availability of Proxy Materials, which we refer to as the “notice”, will be mailed to our stockholders of record and beneficial owners (stockholders who own their stock through a nominee such as a bank or broker). The notice will instruct stockholders on how to access the proxy materials on a secure website referred to in the notice and how to request printed copies.
In addition, by following the instructions in the notice, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.
What are the proposals that will be voted at the meeting?
At the meeting, the Company asks you to vote on five proposals:
Proposal 1: to elect two directors of the Company as Class III directors to serve for a term of three years and until their successors have been duly elected and qualified;
Proposal 2: to adopt, on an advisory basis, a non-binding resolution approving the compensation of the Company’s Named Executive Officers, as described in the Proxy Statement under “Executive Compensation”;
Proposal 3: to approve an amendment to the Carrols Restaurant Group, Inc. 2016 Stock Incentive Plan, as amended;
Proposal 4: to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2021 fiscal year; and
Proposal 5: to consider and act upon such other matters as may properly come before the meeting.
The board may also ask you to participate in the transaction of any other business that is properly brought before the meeting in accordance with the provisions of our Amended and Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws, as amended, which we refer to as the “Bylaws”.
THE BOARD UNANIMOUSLY RECOMMENDS VOTING FOR THE ELECTION OF EACH OF THE BOARD’S NOMINEES ON PROPOSAL 1 AND FOR PROPOSALS 2, 3 and 4.
When will the meeting be held?
The meeting is scheduled to be held at 9:00 a.m. (EDT), on Friday, June 18, 2021 exclusively via live webcast at www.virtualshareholdermeeting.com/TAST2021.
How can I attend the meeting?
Only stockholders of the Company or their duly authorized proxies may attend the meeting. Stockholders may attend the virtual annual meeting exclusively via live webcast at www.virtualshareholdermeeting.com/TAST2021. The meeting will only be conducted via webcast; there will be no physical meeting location. To participate in the virtual annual meeting, stockholders will need the 16-digit control number that appears on their proxy card or the instructions that accompanied the proxy materials. If you would like to attend the virtual meeting and you have your control number, please go to www.virtualshareholdermeeting.com/TAST2021 prior to the start of the meeting to log in. Online access to the webcast will open approximately 15 minutes prior to the start of the meeting to allow time for our stockholders to log in and test their devices’ audio system.
What if I am having technical difficulties?
If you are experiencing technical difficulties accessing the meeting, you may call the technical support numbers posted on the log-in page of the virtual meeting platform.
How can I submit a question at the meeting?
As part of the meeting, we will hold a live question and answer session during which we intend to answer all questions properly submitted during the meeting in accordance with the Rules of Conduct that are pertinent to the Company and the meeting matters and as time permits. The Rules of Conduct will be made available on the virtual meeting platform. Questions that we determine do not conform with the Rules of Conduct, are related to material non-public information of the Company or are not pertinent to the meeting matters will not be answered. Each stockholder will be limited to one question so as to allow us to respond to as many stockholder questions as possible in the allotted time. We will address substantially similar questions, or questions that relate to the same topic, in a single response.
We ask that all stockholders provide their name and contact details when submitting a question through the virtual meeting platform so that we may address any individual concerns or follow up matters directly. If you have a question of personal interest that is not of general concern to all stockholders, or if a question posed at the meeting was not otherwise answered, we encourage you to contact us separately after the meeting by visiting https://investor.carrols.com/contact-us.
Once you login to the virtual meeting platform at www.virtualshareholdermeeting.com/TAST2021, you may select the “Q&A” button on the bottom right side of the virtual meeting platform interface and then type your question into the “Submit a Question” field and click “Submit.”
Please note that stockholders will need their valid 16-digit control number to ask questions at the meeting. See “How can I attend the meeting?” above for information on how to obtain your 16-digit control number. If you are a “beneficial owner,” also known as a “street name” holder, please see “How do I vote if my common shares are held in ‘street name’?” below for more information.
Who is soliciting my vote?
In this Proxy Statement, the board is soliciting your vote.
How does the board recommend that I vote?
The board unanimously recommends that you vote your shares with respect to the proposals as follows:
•FOR the election of the two named director nominees as Class III directors;
•FOR on an advisory basis, the approval of the non-binding resolution on the compensation of the Company’s Named Executive Officers as described in the Proxy Statement under “Executive Compensation”;
•FOR the approval of an amendment to the Carrols Restaurant Group, Inc. 2016 Stock Incentive Plan, as amended; and
•FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2021 fiscal year.
We describe all proposals and the board’s reasons for supporting Proposals 1, 2, 3 and 4 in detail beginning at page 8 of this Proxy Statement.

Who can vote?
Stockholders of record at the close of business on April 21, 2021, the record date, may vote at the meeting.
Our outstanding Series B Preferred Stock votes with our common stock on an as-converted basis on all matters properly brought before the meeting. We had outstanding 51,502,109 shares of our common stock and 100 shares of Series B Preferred Stock at the close of business on April 21, 2021. Each share of common stock is entitled to one vote on each matter as may properly be brought before the meeting. As of the record date, all 100 outstanding shares of Series B Preferred Stock are owned by BKC or its affiliate, Blue Holdco 1, LLC (“Blue Holdco” and together with BKC, the “BKC Stockholders”). The BKC Stockholders are indirect subsidiaries and affiliates of Restaurant Brands International Inc. (“RBI”).
As of the record date, each share of Series B Preferred Stock is convertible into 94,145.8 fully paid and nonassessable shares of common stock (or an aggregate of 9,414,580 shares of our common stock). The Series B Preferred Stock votes with our common stock on an as-converted basis. As the owners of all of our outstanding shares of Series B Preferred Stock, the BKC Stockholders will be entitled to vote in the aggregate a total of 9,414,580 shares of common stock issuable upon the conversion of the Series B Preferred Stock on all matters properly brought before the meeting. All of such shares of common stock issuable upon conversion of the Series B Preferred Stock are included in the determination of the number of shares present at the meeting for quorum purposes.
How do I vote if I am a record holder?
You can vote by attending the meeting and voting in person exclusively via live webcast at www.virtualshareholdermeeting.com/TAST2021, or you can vote by proxy. If you are the record holder of your stock, you can vote in the following three ways:
•By Internet: You may vote by submitting a proxy over the Internet. Please refer to the notice, proxy card or voting instruction form provided to you by your broker for instructions of how to vote by Internet.
◦Before the Annual Meeting — You may submit your proxy online via the Internet. Voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 17, 2021.
◦During the Annual Meeting — You may attend the meeting exclusively via live webcast at www.virtualshareholdermeeting.com/TAST2021 and vote during the meeting by following the instructions provided on the enclosed proxy card.
•By Telephone: Stockholders located in the United States may vote by submitting a proxy by telephone by calling the toll-free telephone number on the notice, proxy card or voting instruction form and following the instructions.
•By Mail: If you received proxy materials by mail, you can vote by submitting a proxy by mail by marking, dating, signing and returning the proxy card in the postage-paid envelope.
How do I vote if my shares are held in “street name”?
If you hold your shares beneficially in street name through a nominee (such as a bank or broker), you may be able to complete your proxy and authorize your vote by proxy by telephone or the Internet as well as by mail. You should follow the instructions you receive from your nominee to vote these shares.
If you do not provide voting instructions, your broker, bank or nominee may only vote shares on routine proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee has not received instructions from the beneficial owner and does not have discretionary voting power with respect to that proposal because the proposal is not a “routine” proposal under applicable rules. Proposal 4 is considered a routine proposal and may be voted in the absence of instructions. Proposals 1, 2 and 3 are non-routine proposals, and your broker, bank or nominee may not vote your shares on these proposals in the absence of voting instructions. We therefore encourage you to provide voting instructions on a proxy card or a provided voting instruction form to the broker, bank or nominee that holds your shares by carefully following the instructions provided in their notice to you.
How many votes do I have?
Stockholders are entitled to one vote per proposal for each share of common stock held. The BKC Stockholders will be entitled to vote in the aggregate a total of 9,414,580 shares of common stock issuable upon the conversion of the Series B Preferred Stock on all matters properly brought before the meeting.
How will my shares be voted?
The shares represented by proxies will be voted in accordance with the directions you make thereon at the meeting, but if no direction is given and you do not revoke your proxy, your proxy will be voted: FOR the election of the two named director nominees as Class III directors (Proposal 1); FOR, on an advisory basis, the approval of the non-binding resolution on the compensation of the Company’s Named Executive Officers as described in the Proxy Statement under “Executive Compensation” (Proposal 2); FOR the approval of an amendment to the Carrols Restaurant Group, Inc. 2016 Stock Incentive Plan, as amended (Proposal 3); and FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2021 fiscal year (Proposal 4).
What vote is required with respect to the proposals?
The affirmative vote of (i) a majority of the shares voting with respect to a director nominee (excluding abstentions) is required to elect such director nominee to the board of directors, (ii) a majority of the shares present at the meeting in person or represented by proxy and entitled to vote on the subject matter is required to approve, on an advisory basis, the non-binding resolution on the compensation of the Company’s Named Executive Officers as described in the Company’s Proxy Statement under “Executive Compensation”, (iii) a majority of the shares present at the meeting in person or represented by proxy and entitled to vote on the subject matter is required to approve an amendment to the Carrols Restaurant Group, Inc. 2016 Stock Incentive Plan, as amended, (iv) a majority of the shares present at the meeting in person or represented by proxy and entitled to vote on the subject matter is required to ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2021 fiscal year, and (v) a majority of the shares present at the meeting in person or represented by proxy and entitled to vote on the subject matter is required to approve any other business which may properly come before the meeting. A stockholder over the Internet, by telephone, or by mail can vote “FOR,” “AGAINST” or “ABSTAIN” on Proposals 1, 2, 3, 4 and 5. Proposal 1 will pass if the total votes cast "for" such proposal exceed the total number of votes cast "against" such proposal. Each of Proposals 2, 3, 4 and 5 will pass if the total votes cast “for” a given proposal exceed the total number of votes cast “against” and “abstain” on such given proposal.
What is the effect of abstentions and broker non-votes on voting?
Abstentions and broker “non-votes” are included in the determination of the number of shares present at the meeting for quorum purposes. Abstentions will count as a vote against the proposals, other than for the election of directors. Broker “non-votes” are not counted in the tabulations of the votes cast or present at the meeting and entitled to vote on any of the proposals and therefore will have no effect on the outcome of the proposals.
If I have already voted by proxy against the proposals, can I still change my mind?
Yes. To change your vote by proxy, simply sign, date and return the proxy card or voting instruction form in the accompanying postage-paid envelope, or vote by proxy by telephone or via the Internet in accordance with the instructions in the notice, proxy card or voting instruction form. Only your latest dated proxy will count at the meeting.

Will my shares be voted if I do nothing?
If your shares of our common stock are registered in your name, you must sign and return a proxy card, vote over the Internet or by telephone or attend the meeting and vote in person exclusively via live webcast at www.virtualshareholdermeeting.com/TAST2021 in order for your shares to be voted.
If your shares of common stock are held in “street name,” that is, held for your account by a broker, bank or other nominee, and you do not instruct your broker or other nominee how to vote your shares, then, because Proposals 1, 2 and 3 are “non-routine matters,” your broker or other nominee would not have discretionary authority to vote your shares on such proposals. If your shares of our common stock are held in “street name,” your broker, bank or nominee has enclosed a proxy card or voting instruction form with this Proxy Statement. We strongly encourage you to authorize your broker or other nominee to vote your shares by following the instructions provided on the proxy card or voting instruction form.
We strongly urge you to vote FOR Proposals 1, 2, 3 and 4 by proxy over the Internet using the Internet address on the notice or proxy card, by telephone using the toll-free number on the notice or proxy card, or by signing, dating and returning a proxy card by mail. If your shares are held in “street name,” you should follow the instructions on your proxy card or voting instruction form provided by your broker or other nominee and provide specific instructions to your broker or other nominee to vote as described above.
What constitutes a quorum?
A majority of the outstanding shares of common stock and shares of common stock issuable upon conversion of the Series B Preferred Stock, present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will be counted as present or represented for purposes of determining the presence or absence of a quorum for this meeting. In the absence of a quorum, the meeting may be adjourned by a majority of the votes entitled to be cast represented either in person or by proxy.
Whom should I call if I have questions about the meeting?
If you have any questions or you need additional copies of the proxy materials, please contact Jared L. Landaw, Vice President, General Counsel and Secretary, by mail at 968 James Street, Syracuse, NY 13203 or by telephone at 315-424-0513.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING TO BE HELD ON JUNE 18, 2021: THE PROXY STATEMENT FOR THE 2021 ANNUAL MEETING AND OUR 2020 ANNUAL REPORT ARE AVAILABLE FREE OF CHARGE AT WWW.PROXYVOTE.COM.

PROPOSAL 1 – ELECTION OF DIRECTORS
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Our board of directors is divided into three classes of directors, with the classes as nearly equal in number as possible, each serving staggered three-year terms, except for the two Class B directors as described below who each serve a one-year term. The terms of office of our Class I, Class II and Class III directors are:
•    Class I directors, whose term will expire at the Annual Meeting to be held in 2022 and when their successors are duly elected and qualified;
•    Class II directors, whose term will expire at the Annual Meeting to be held in 2023 and when their successors are duly elected and qualified; and
•     Class III directors, whose term will expire at the meeting and when their successors are duly elected and qualified.
Our Class I directors are Daniel T. Accordino and Matthew Perelman; our Class II directors are Hannah S. Craven, Lawrence E. Hyatt and Alexander Sloane and our Class III directors are David S. Harris and Deborah M. Derby. Additionally, in connection with the issuance of shares of Series B Preferred Stock held by the BKC Stockholders, since February 14, 2020, Christopher Finazzo, President BKC, Americas, has served as one of the two Class B directors and since November 30, 2018, Matthew Dunnigan, Chief Financial Officer of RBI, the indirect parent company of BKC, has served as the second of the Class B directors. From November 30, 2018 until February 14, 2020, José E. Cil, Chief Executive Officer of RBI, the indirect parent company of BKC, served as one of the Class B directors. As further described under “Certain Relationships and Related Transactions-Series B Preferred Stock”, the terms of the Series B Preferred Stock exchanged for Series A Preferred Stock originally issued to BKC in connection with the 2012 acquisition provide that the BKC Stockholders are entitled to elect two Class B directors (as opposed to two Class A directors, which was the case prior to the exchange) at each annual meeting of stockholders, subject to certain conditions. Each Class B director, in his capacity as a member of our board of directors, is afforded the same rights and privileges as the other members of our board of directors, including, without limitation, rights to indemnification, insurance, notice, information and the reimbursement of expenses.
In connection with the issuance of the Series C Preferred Stock, we entered into a Registration Rights and Stockholders' Agreement dated as of April 30, 2019 (the “Cambridge Registration Rights and Stockholders’ Agreement”) with Cambridge Holdings, pursuant to which the Company and our board of directors have agreed to take all necessary action so that: (i) until the date that Cambridge Holdings and the Permitted Affiliates (as defined in the Cambridge Registration Rights and Stockholders’ Agreement) hold shares of our common stock that, together with shares of our common stock issuable upon the conversion of the Series C Preferred Stock, which were issued on August 29, 2019 (the “Conversion Common Stock”), constitute less than 14.5% of the total number of outstanding shares of our common stock (the “Cambridge Director Step-Down Date”), two individuals designated by Cambridge Holdings (each a “Cambridge Investor Director”) are nominated by our board of directors for election or re-election, as applicable, by the stockholders of the Company at each annual or special meeting of the stockholders at which Class I Directors or Class II Directors, as applicable, are subject to election or re-election, as applicable, as a Class I Director and a Class II Director, respectively; and (ii) from the Cambridge Director Step-Down Date to the date that Cambridge Holdings and the Permitted Affiliates hold shares of our common stock and Conversion Common Stock that constitute less than 10% of the total number of outstanding shares of our common stock (the “Cambridge Director Cessation Date”), one Cambridge Investor Director is nominated by our board of directors for election or re-election, as applicable, by the stockholders of the Company at each annual or special meeting of the stockholders at which Class I Directors or Class II Directors, as applicable, are subject to election or re-election, as applicable, as a Class I Director or Class II Director. Pursuant to the Cambridge Registration Rights and Stockholders' Agreement, effective April 30, 2019, Matthew Perelman was appointed by our board of directors as a Class I Director and Alexander Sloane was appointed by our board of directors as a Class II Director. Each

Cambridge Investor Director, in his capacity as a member of our board of directors, is afforded the same rights and privileges as the other members of our board of directors, including, without limitation, rights to indemnification, insurance, notice, information and the reimbursement of expenses.
Our board of directors is subject to a Mandatory Retirement Policy which provides that (i) effective February 16, 2017, no person (including any currently serving members of the board) shall be eligible for election as a director of the board who: (A) is 75 years of age, which we refer to as the “Mandatory Retirement Age”, or older, or (B) would reach the Mandatory Retirement Age within one (1) year after the date on which he or she would stand for election to the board, and (ii) from and after the 2017 Annual Meeting of Stockholders, no person shall continue to serve as director of the board following the end of the calendar year that such person attains the Mandatory Retirement Age.
Two directors will be elected at the meeting as the Class III directors of the Company for a term of three years expiring at the Annual Meeting of Stockholders to be held in 2024 and until his or her successor shall have been elected and shall qualify. The election of a director requires the affirmative vote of a majority of the shares of common stock (including the shares of Series B Preferred Stock on an as-converted basis) voting with respect to a director nominee (excluding abstentions) in person or by proxy at the meeting. Each proxy received will be voted FOR the election of the nominees named below unless otherwise specified in the proxy. At this time, our board of directors knows of no reason why the nominees would be unable to serve. Except as disclosed in this Proxy Statement, there are no arrangements or understandings between any nominee and any other person pursuant to which such person was selected as a nominee.
Our Corporate Governance and Nominating Committee has reviewed the qualifications of the nominees for director and has recommended the nominees for election to the board of directors.
Director Nominees' Principal Occupation, Business Experience, Qualifications and Directorships

Name of Nominee	Principal Occupation	Age	Year Became a Director
David S. Harris	President, Grant Capital, Inc.	61	2012
Deborah M. Derby	Former President, Horizon Group USA, Inc.	57	2018
David S. Harris has served as a director since May 7, 2012. He has served as the Chief Operating Officer of Seven Oaks Acquisition Corp. (Nasdaq: SVOK) since December 2020 and as President of Grant Capital, Inc., a private investment company, since January 2002. From May 2001 until December 2001, Mr. Harris served as a Managing Director in the investment banking division of ABN Amro Securities LLC. From September 1997 until May 2001, Mr. Harris served as a Managing Director and Sector Head of the Retail, Consumer and Leisure Group of ING Barings LLC, a financial institution. From 1986 to 1997, Mr. Harris served in various capacities as a member of the investment banking group of Furman Selz LLC. Since 2004, Mr. Harris has been a director of REX American Resources Corporation (NYSE: REX), where he currently serves as Lead Director and Chairman of the Audit and Compensation Committees. From July 2018 to January 2020, Mr. Harris served as a director of Spectrum Brands Holdings, Inc. (NYSE: SPH). He is also a former director of Steiner Leisure Limited and Michael Anthony Jewelers, Inc.
Mr. Harris brings to the board significant investment banking, corporate finance, accounting and capital markets experience, as well as valuable insight into strategic, financial and operational issues of retail companies gained in connection with his service on the boards of a number of public and private companies.
Deborah M. Derby has served as a director since June 7, 2018. Ms. Derby most recently served as President of Horizon Group USA, Inc., a privately held wholesaler of craft components, activity kits and impulse and seasonal items, from April 2016 until June 2020. Prior to being named President, and after stepping down in June 2020, Ms. Derby served as a consultant to Horizon Group USA from November 2015 to March 2016 and from July to September 2020, respectively. Ms. Derby previously served as Vice Chairman, Executive Vice President of Toys "R" Us, Inc. from March 2013 to August 2015. Prior to rejoining Toys "R" Us in 2013, Ms. Derby consulted for Kenneth Cole Productions, Inc. beginning in September 2012. Ms. Derby previously served as Chief Administrative Officer for Toys "R" Us from February 2009 to February 2012. Ms. Derby joined Toys "R" Us in 2000 as Vice President, Human Resources and held positions of increasing responsibility during her 11 years there, including Corporate Secretary, Executive Vice President, Human Resources, Legal & Corporate Communications and President, Babies "R" Us. Prior to joining Toys "R" Us, Ms. Derby spent eight years at Whirlpool Corporation with her last position there as Corporate Director Compensation & Benefits. Ms. Derby also has experience as an attorney specializing in employment law and as a financial analyst with The Goldman Sachs Group, Inc. Ms. Derby has served as a director of Henry Schein, Inc. (Nasdaq: HSIC) since February 2021. She also served as a director of the Vitamin Shoppe, Inc. (NYSE: VSI) from 2012 to December 2019 (when the company was taken private), where she served as the Chair of the Compensation Committee and a member of the Nomination and Governance and Strategic Committees.
Ms. Derby brings to the board a significant understanding of strategic, financial and operational issues of consumer-focused companies gained in connection with her service on the boards of public companies and as a senior executive of several retail and consumer goods companies, as well as valuable experience in retailing, supply chain management, legal and financial analysis, human resources and executive compensation.
The board of directors unanimously recommends a vote FOR the election of each of the named Class III nominees to our board of directors: David S. Harris and Deborah M. Derby. Proxies received in response to this solicitation will be voted FOR the election of each of the named Class III nominees to our board of directors unless otherwise specified in the proxy.
Principal Occupation, Business Experience, Qualifications and Directorships of Other Members of the Board of Directors
The following table sets forth information with respect to each of the members of our board of directors, whose term extends beyond the meeting, including the Class of such director and the year in which each such director’s term will expire.

Name	Age	Year Became a Director	Year Term Expires and Class
Daniel T. Accordino	70	1993	2022 Class I
Matthew Perelman	34	2019	2022 Class I
Hannah S. Craven	55	2015	2023 Class II
Lawrence E. Hyatt	66	2017	2023 Class II
Alexander Sloane	34	2019	2023 Class II
David S. Harris	61	2012	2021 Class III
Deborah M. Derby	57	2018	2021 Class III
Matthew Dunnigan	37	2018	2021 Class B
Christopher Finazzo	39	2020	2021 Class B
Directors
Daniel T. Accordino has been Chief Executive Officer of Carrols Restaurant Group since January 1, 2012 and Chairman of the board of directors since January 1, 2015. Mr. Accordino has been President and a director of Carrols Restaurant Group since February 1993 and was Chief Operating Officer of Carrols Restaurant Group from February 1993 to December 2011. Before that, Mr. Accordino served as Executive Vice President - Operations from December 1986 to February 1993 and as Senior Vice President of Carrols Corporation, our wholly owned subsidiary, which we refer to as “Carrols”, from April 1984 to December 1986. From 1979 to April 1984, he was Vice President of Carrols responsible for restaurant operations, having previously served as Assistant Director of Restaurant Operations. Mr. Accordino has been an employee of ours since 1972.

Mr. Accordino’s experience as our Chairman of the board of directors since January 1, 2015, Chief Executive Officer since January 1, 2012, as a director and President since 1993, past experience as our Chief Operating Officer from 1993 to 2011 and as an employee of the Company in various capacities since 1972 gives him outstanding skills and insight into our business as well as extensive knowledge of the restaurant industry. Mr. Accordino also brings to the board significant leadership, management, operational, financial and brand management experience.
Matthew Perelman has served as a director since April 30, 2019. He is a Co-Founder and Managing Partner of Garnett Station Partners, an investment firm focused on retail and consumer companies. Mr. Perelman has served in executive leadership positions at several portfolio companies of Garnett Station Partners, including as the Co-President of Cambridge Franchise Holdings, LLC ("Cambridge Holdings") and its subsidiaries from 2014 until their acquisition by the Company in April 2019. As Co-President of Cambridge Holdings, he oversaw, among other things, acquisitions, financings, operations and franchisor relations and helped lead its growth and development into one of the largest and fastest-growing Burger King and Popeyes franchisees. Prior to co-founding Garnett Station Partners in September 2013, Mr. Perelman worked at L Catterton, a large consumer-focused private equity firm, from June 2011 to June 2013. Prior to L Catterton, Mr. Perelman worked in the Investment Banking Division of Citigroup from June 2009 to June 2011, where he focused on consumer and retail M&A and financings. Mr. Perelman serves on the boards of Garnett Station Partners’ portfolio companies.
Mr. Perelman brings to the board significant strategic, financial and operational experience with respect to retail and restaurant companies gained as an executive officer of Cambridge Holdings and other portfolio companies of Garnett Station Partners, as well as valuable experience in corporate finance, mergers and acquisitions, risk assessment, strategic planning and budgeting gained from his experience at Garnett Station Partners, Citigroup and L Catterton.
Hannah S. Craven has served as a director since March 27, 2015. Ms. Craven is a co-founder and partner of Stone-Goff Partners LLC ("Stone-Goff"), a private equity firm that focuses on investments in business services companies. Prior to founding Stone-Goff and its predecessor firm in 2006, Ms. Craven was a Managing Director and General Partner of Sandler Capital Management, a private equity firm specializing in investments in the media, communications and information services industries, where she worked from 1993 until 2006. While at Sandler Capital Management, she served as a key investment professional in five sequential private equity partnerships and was a partner of its long/short hedge fund. Ms. Craven has over 20 years of experience investing in private equity transactions. Ms. Craven serves on the boards of directors of several private portfolio companies of Stone-Goff.
Ms. Craven brings to the board significant strategic, financial and operational insight with respect to consumer and business services companies gained in connection with her service on the boards of a number of her current and prior firms' portfolio companies, as well as valuable experience in corporate governance, executive recruiting and development, and capital allocation.
Lawrence E. Hyatt has served as a director since June 8, 2017. From 2006 until 2017, Mr. Hyatt served as a director of Citi Trends Inc. (Nasdaq: CTRN), a publicly traded retail apparel company where he served as Chairman of the Audit Committee and as a member of the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Hyatt served as the Senior Vice President and Chief Financial Officer of Cracker Barrel Old Country Store, Inc., a publicly traded restaurant and retail company, from January 2011 until July 1, 2016. From 2004 through 2010, Mr. Hyatt served as the Chief Financial Officer, Secretary and Treasurer of O’Charley’s Inc., which during the periods of Mr. Hyatt's tenure, was a publicly traded restaurant company. Mr. Hyatt also served as Interim Chief Executive Officer of O’Charley’s Inc. from February 2009 through June 2009. Mr. Hyatt served as the Executive Vice President and Chief Financial Officer of Cole National Corporation, a specialty retailer, from 2002 to 2004, as Chief Financial and Restructuring Officer of PSINet Inc., an internet service provider, from 2000 to 2002, as Chief Financial Officer of HMS Host Corporation, a subsidiary of Autogrill S.P.A., from 1999 to 2000, and as Chief Financial Officer of Sodexho Marriott Services, Inc. and its predecessor company from 1989 to 1999.

Mr. Hyatt brings to the board significant insight with respect to strategic, financial and operational issues of restaurant and food service companies gained in connection with his service as an executive officer and a director of a number of public and private restaurant and retail companies. The board has determined that Mr. Hyatt is an "audit committee financial expert" as defined by the SEC.
Alexander Sloane has served as a director since April 30, 2019. Mr. Sloane is a Co-Founder and Managing Partner of Garnett Station Partners, an investment firm focused on retail and consumer companies. Mr. Sloane has served in executive leadership positions at several portfolio companies of Garnett Station Partners, including as the Co-President of Cambridge Holdings and each of its subsidiaries from 2014 until their acquisition by the Company in April 2019. As Co-President of Cambridge Holdings, he oversaw, among other things, acquisitions, financings, operations and franchisor relations and helped lead its growth and development into one of the largest and fastest-growing Burger King and Popeyes franchisees. Prior to co-founding Garnett Station Partners in September 2013, Mr. Sloane worked in private equity at Apollo Global Management from 2011 to 2013. Prior to Apollo, Mr. Sloane worked in Investment Banking at Goldman Sachs from 2009 to 2011. Mr. Sloane serves on the boards of Garnett Station Partners’ portfolio companies.
Mr. Sloane brings to the board significant strategic, financial and operational experience with respect to retail and restaurant companies gained in connection with his experience as an executive officer of Cambridge Holdings and other portfolio companies of Garnett Station Partners, as well as valuable experience in corporate finance, mergers and acquisitions, risk assessment, strategic planning and budgeting gained from his experience at Garnett Station Partners, Goldman Sachs and Apollo Global Management.
Matthew Dunnigan has served as a Class B director since November 30, 2018 and served as a Class A director from February 5, 2018 until November 30, 2018. Mr. Dunnigan has been Chief Financial Officer of RBI since January 22, 2018. Mr. Dunnigan served as RBI’s Treasurer from October 2014 to January 22, 2018. Prior to joining RBI, Mr. Dunnigan served as Vice President of Crescent Capital Group LP from September 2013 to October 2014. Mr. Dunnigan served for three years as an investment professional for H.I.G. Capital from July 2008 to June 2011. Prior to that Mr. Dunnigan worked in investment banking with Bear, Stearns & Co., Inc., for two years.
Mr. Dunnigan brings to the board significant knowledge of quick services restaurants gained in connection with his employment as an executive officer of RBI, as well as valuable experience in finance, mergers and acquisitions, accounting, corporate strategy and sustainability.
Christopher Finazzo has served as a Class B director since February 14, 2020. Mr. Finazzo was appointed as President of BKC, Americas in December 2017. Mr. Finazzo served as Head of Marketing, North America, for BKC from January 2017 until December 2017 and Head of Development for BKC from January 2016 until January 2017. Since joining BKC in May 2014, Mr. Finazzo has held various roles in marketing and development at BKC. Prior to joining BKC in 2014, Mr. Finazzo was on the strategy team at Macy’s.
Mr. Finazzo brings to the board significant knowledge and experience with respect to restaurant companies gained in connection with his employment as an executive officer of BKC, as well as valuable experience in retailing, marketing, corporate strategy, operations and business development.

Information Regarding Executive Officers

Name	Age	Position
Daniel T. Accordino	70	Chairman of the Board, Chief Executive Officer and President
Anthony E. Hull	63	Vice President, Chief Financial Officer and Treasurer
Carl Hauch	54	Vice President and Chief Operating Officer
Richard G. Cross	58	Vice President, Real Estate
Jared L. Landaw	56	Vice President, General Counsel and Secretary
Gerald J. DiGenova	64	Vice President, Human Resources
Nathan Mucher	49	Vice President, Chief Information Officer
For biographical information regarding Daniel T. Accordino, please see "— Principal Occupation, Business Experience, Qualifications and Directorships of Other Members of the Board of Directors."
Anthony E. Hull has been Vice President, Chief Financial Officer and Treasurer since January 2020. Mr. Hull served as Senior Advisor from November 2018 until March 2019, Executive Vice President, Chief Financial Officer and Treasurer from July 2006 until November 2018 and performed the functions of Chief Accounting Officer from December 2007 until February 2008 of Realogy Holdings Corp. (NYSE: RLGY) (“Realogy”), a leading and integrated provider of real estate services in the U.S. Mr. Hull also served as Executive Vice President, Finance of Cendant Corporation (“Cendant”), a diversified holding company, from October 2003 until Realogy’s separation from Cendant in July 2006. From January 1996 to September 2003, Mr. Hull served as Chief Financial Officer for DreamWorks, a diversified entertainment company. From 1994 until 1995, Mr. Hull served as Chief Financial Officer of King World Productions, Inc., a NYSE listed television syndication and production company. From 1990 to 1994, Mr. Hull worked in various capacities for Paramount Communications, a diversified entertainment and publishing company. From 1984 to 1990, Mr. Hull worked in investment banking at Morgan Stanley.
Carl Hauch has been Vice President and Chief Operating Officer since February 15, 2021. Mr. Hauch served as CEO and President of the Wendy's division of NPC International, Inc. (which filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code in 2020) from January 2019 until February 2021. Mr. Hauch also served as Vice President from July 2017 until June 2018 and Co-CEO from June 2018 until January 2019 of Barnes & Noble, Inc. Mr. Hauch served as Senior Vice President, National Operations and Customer Experience with Advance Auto Parts, Inc. from 2011 until 2012, Senior Vice President of Human Resources from 2010 until 2011 and Senior Vice President of West Operations from 2008 until 2010. Prior to that, Mr. Hauch served in a number of operating positions at Starbucks Corporation, including store manager, District Manager, Director of Operations, Regional Vice President and CEO/Managing Director of Starbucks Switzerland and Austria.
Richard G. Cross has been Vice President, Real Estate since July 2001.  Mr. Cross was Director of Real Estate from 1994 until July 2001. Mr. Cross served as a Real Estate Manager from 1993 until 1994 and as a Real Estate Representative from 1987 until 1993. Mr. Cross joined us in May 1984 and held various positions in the Purchasing Department until 1987.
Jared L. Landaw has been Vice President, General Counsel and Secretary since February 8, 2021. From June 2004 until February 2021, Mr. Landaw was the Chief Operating Officer and General Counsel of Barington Capital Group, L.P., an investment firm. Prior to that, Mr. Landaw served as Vice President of Law at International Specialty Products Inc. (formerly NYSE: ISP), where he worked from 1998 until 2003, and as an attorney at Skadden, Arps, Slate, Meagher & Flom LLP from 1995 until 1998. Mr. Landaw is a member of the Board of Directors of Costar Technologies, Inc. (OTC Markets Group: CSTI).
Gerald J. DiGenova has been Vice President, Human Resources since July 2001. Mr. DiGenova was Director of Human Resources from January 1996 until June 2001. Mr. DiGenova served as Director of Safety and Risk Management from 1992 until December 1995 and Personnel Manager from January 1985 until January 1992. Mr. DiGenova has been an employee of ours since 1973, when he began as an hourly restaurant team member.

Nathan B. Mucher has been Vice President, Chief Information Officer since November 2018. Before joining us, Mr. Mucher served as Vice President, Information Technology for Krispy Kreme Doughnuts from 1999 until 2018, as a consultant for Novartis Animal Health from July 1998 to December 1998, as a System Analyst for JS Walker & Company, an information technology consulting service provider, from 1996 until 1998, and as a senior programmer for William James and Associates, an information technology consulting service firm, from 1994 until 1996.
INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES
____________________________________________________________________________________
Family Relationships
There are no family relationships between any of our executive officers or directors.
Independence of Directors
During the fiscal year ended January 3, 2021, our board of directors met or acted by unanimous consent on 12 occasions. During the fiscal year ended January 3, 2021, all of the directors attended at least 75% of the aggregate number of meetings of the board of directors and of any committees of the board of directors on which they served. We do not have a policy on attendance by directors at our annual meeting of stockholders. Two of our directors serving at such time attended our 2020 annual meeting of stockholders.
As required by the listing standards of NASDAQ, a majority of the members of our board of directors must qualify as “independent”, as affirmatively determined by our board of directors. Our board of directors determines director independence based on an analysis of such listing standards and all relevant securities and other laws and regulations regarding the definition of “independent.”
Consistent with these considerations, after review of all relevant transactions and relationships between each director, any of his or her family members, and us, our executive officers and our independent registered public accounting firm, the board of directors has affirmatively determined that a majority of our board of directors is comprised of independent directors. Our independent directors pursuant to NASDAQ listing standards for all purposes other than serving on our Audit Committee are Hannah S. Craven, Deborah M. Derby, David S. Harris, Lawrence E. Hyatt, Matthew Perelman and Alexander Sloane.
Committees of the Board
The standing committees of our board of directors consist of an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Our board of directors may also establish from time to time any other committees that it deems necessary or advisable.
Audit Committee
Our Audit Committee consists of Hannah S. Craven, David S. Harris and Lawrence E. Hyatt (Chair). All three members of the Audit Committee satisfy the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”, and Rule 5605 of the NASDAQ listing standards. Each member of our Audit Committee is financially literate and the board of directors has determined that Mr. Hyatt is an Audit Committee “financial expert” within the meaning of Item 407 of Regulation S-K of the Securities Act of 1933, as amended, which we refer to as the “Securities Act”, and has the financial sophistication required under the NASDAQ listing standards. Our Audit Committee, among other things:
•    reviews our annual and interim financial statements and reports to be filed with the SEC;
•    monitors our financial reporting process and internal control system;
•    appoints and replaces our independent outside auditors from time to time, determines their compensation and other terms of engagement and oversees their work;

•    oversees the performance of our internal audit function;
•    conducts a review of all related party transactions for potential conflicts of interest and approves all such related party transactions;
•    establishes procedures and monitors the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and
•    oversees our compliance with legal, ethical and regulatory matters.
The Audit Committee has the sole and direct responsibility for appointing, evaluating and retaining our independent registered public accounting firm and for overseeing their work. All audit services to be provided to us and all permissible non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm are approved in advance by our Audit Committee. During the fiscal year ended January 3, 2021, the Audit Committee met or acted by unanimous consent on six occasions. The Audit Committee has adopted a formal written Audit Committee charter that complies with the requirements of the Exchange Act and the NASDAQ listing standards. A copy of the Audit Committee charter is available on the investor relations section of our website at www.carrols.com.

Audit Committee Report
Management has primary responsibility for preparing the Company's financial statements and establishing an effective system of internal control over financial reporting and disclosure controls and procedures. The Company's independent registered public accounting firm is responsible for expressing an opinion as to the conformity of the Company's financial statements with generally accepted accounting principles and as to the effectiveness of the Company's internal control over financial reporting based on their audit. The Audit Committee oversees on behalf of the board (i) the accounting, financial reporting and internal control processes of the Company and (ii) the audits of the financial statements and internal controls of the Company.
The Audit Committee operates under a written charter adopted by the board which sets forth its responsibilities and duties. The Audit Committee charter is available on the investor relations section of our website at www.carrols.com.
The Company has an internal audit department that reports to the Audit Committee. The Audit Committee reviews and approves the internal audit plan once a year and receives periodic updates of internal audit activity in meetings held at least quarterly throughout the year, which include discussions of audit project results, as well as quarterly assessments of internal controls.
The Audit Committee has met and held discussions with management and Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the Company’s financial statements for the year ended January 3, 2021 were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed the financial statements with both management and Deloitte. The Audit Committee also discussed with Deloitte the matters required to be discussed pursuant to Auditing Standard No. 1301, Communications with Audit Committees, adopted by the Public Company Accounting Oversight Board (“PCAOB”), and PCAOB's Auditing Standard No. 2201, “An Audit of Internal Control Over Financial Reporting That is Integrated with an Audit of Financial Statements.” The Audit Committee also discussed with Deloitte the firm’s independence from the Company and management, including the independent auditor's written disclosures required by Ethics & Independence Rule No. 3526, Communication with Audit Committees Concerning Independence, adopted by the PCAOB.
The Audit Committee discussed with Deloitte the overall scope and plans for the audit. The Audit Committee met with Deloitte both with and without management, to discuss the results of their examination, the evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Management has completed its annual documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee met periodically, both independently and with management, to review and discuss the Company’s progress in complying with Section 404, including PCAOB Auditing Standard No. 2201 regarding the audit of the system of internal control over financial reporting. The Audit Committee also met periodically with Deloitte to discuss our internal controls and the status of the Company’s Section 404 compliance efforts. At the conclusion of the process, management provided the Audit Committee with a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee continues to oversee the Company’s efforts related to its internal controls.
Based on the foregoing, we have recommended to the board of directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended January 3, 2021 for filing with the Securities and Exchange Commission.

Audit Committee
Lawrence E. Hyatt, Chair
Hannah S. Craven
David S. Harris
Compensation Committee
Our Compensation Committee consists of Hannah S. Craven, Deborah M. Derby, David S. Harris (Chair), Matthew Perelman and Alexander Sloane. All five members of our Compensation Committee are “independent” as defined under Rule 5605 of the NASDAQ listing standards. The purpose of our Compensation Committee is to discharge the responsibilities of our board of directors relating to the compensation of our executive officers. Our Compensation Committee, among other things:
•    provides oversight on the development and implementation of the compensation policies, strategies, plans and programs for our outside directors and disclosure relating to these matters; and
•    reviews and approves the compensation of our Chief Executive Officer and the other executive officers of us and our subsidiaries.
The processes and procedures that the Compensation Committee uses to determine executive officer compensation and outside directors’ compensation are described in the Compensation Discussion and Analysis included in this Proxy Statement.
The Compensation Committee has adopted a formal, written Compensation Committee charter that complies with SEC rules and regulations and the NASDAQ listing standards. During the fiscal year ended January 3, 2021, the Compensation Committee met or acted by unanimous consent on 11 occasions. A copy of the Compensation Committee charter is available on the investor relations section of our website at www.carrols.com.
Corporate Governance and Nominating Committee
Our Corporate Governance and Nominating Committee consists of Hannah S. Craven (Chair), David S. Harris, Lawrence E. Hyatt, Matthew Perelman and Alexander Sloane. All of the members of our Corporate Governance and Nominating Committee are “independent” as defined under Rule 5605 of the NASDAQ listing standards. Our Corporate Governance and Nominating Committee, among other things:
•    establishes criteria for board and committee membership and recommends to our board of directors proposed nominees for election to the board of directors and for membership on committees of the board of directors;
•    makes recommendations regarding proposals submitted by our stockholders; and

•    makes recommendations to our board of directors regarding corporate governance matters and practices.
The Corporate Governance and Nominating Committee has adopted a formal written Corporate Governance and Nominating Committee charter that complies with SEC rules and regulations and the NASDAQ listing standards. During the fiscal year ended January 3, 2021, the Corporate Governance and Nominating Committee met or acted by unanimous written consent on two occasions. A copy of the Corporate Governance and Nominating Committee charter is available on the investor relations section of our website at www.carrols.com.
Nominations for the Board of Directors
The Corporate Governance and Nominating Committee considers director candidates based upon a number of qualifications. The qualifications for consideration as a director nominee vary according to the particular area of expertise being sought as a complement to the existing composition of the board. At a minimum, however, the Corporate Governance and Nominating Committee seeks candidates for director who possess:
•    the highest personal and professional ethics, integrity and values;
•    the ability to exercise sound judgment;
•    the ability to make independent analytical inquiries;
•    willingness and ability to devote adequate time, energy and resources to diligently perform board and board committee duties and responsibilities; and
•    a commitment to representing the long-term interests of the stockholders.
In addition to such minimum qualifications, the Corporate Governance and Nominating Committee takes into account the following factors when considering a potential director candidate:
•    whether the individual possesses specific industry expertise and familiarity with general issues affecting our business; and
•    whether the person would qualify as an “independent” director under SEC and NASDAQ rules.
The Corporate Governance and Nominating Committee has not adopted a specific diversity policy with respect to identifying nominees for director. However, the Corporate Governance and Nominating Committee appreciates the value of diversified board membership and believes that the backgrounds and qualifications of our board of directors, considered as a group, should be comprised of directors with an appropriate mix of backgrounds, experiences, knowledge, abilities, views and perspectives that will allow our board to effectively fulfill its responsibilities.
The Corporate Governance and Nominating Committee is responsible for ensuring that the board and its committees include at least the required number of independent directors, as that term is defined by applicable standards promulgated by NASDAQ and/or the SEC. In addition, prior to nominating an existing director for re-election to the board, the Corporate Governance and Nominating Committee considers and reviews such existing director’s board and committee attendance as well as the performance, independence, experience, skills and the contributions that the existing director brings to the board.
The Corporate Governance and Nominating Committee has in the past relied upon third party search firms to identify director candidates and may employ such firms in the future. The Corporate Governance and Nominating Committee may also receive and review recommendations of potential director candidates from a wide variety of other sources, including, without limitation, current executive officers, directors, community leaders and stockholders.
The Corporate Governance and Nominating Committee will consider qualified director candidates recommended by stockholders. The Corporate Governance and Nominating Committee applies the same standards in evaluating candidates recommended by stockholders as it does in evaluating candidates recommended from other sources. Stockholders wishing to recommend director candidates may do so by writing to Jared L. Landaw, Vice President, General Counsel and Secretary, Carrols Restaurant Group, Inc., 968 James Street, Syracuse, NY 13203, giving the name, contact information and proof of stockholder status of the person making the recommendation, the candidate’s name, address and other contact information, any direct or indirect holdings of our securities by the candidate, and the candidate’s current public and private company affiliations, employment history and qualifications. All recommendations will be forwarded to the Chairman of the Corporate Governance and Nominating Committee for review and consideration. In addition, stockholders of record may nominate candidates for election to the board of directors by following the procedures set forth in Section 11 of our Bylaws.
Board Leadership Structure and Role in Risk Oversight
Board Leadership
Mr. Accordino currently serves as Chairman of our board of directors and Chief Executive Officer and President. The board of directors has determined that having the roles of Chairman of the board of directors and Chief Executive Officer performed by the same individual is the appropriate leadership structure for the Company at this time. Among other things, the board believes that this structure promotes the execution of the strategic goals and priorities of the Company given that the Chief Executive Officer is the director most familiar with identifying strategic priorities and leads the discussion and execution of our strategy. Our board of directors determines how to configure the leadership of the board of directors and the Company in the way that it believes best serves us and our stockholders. The board of directors believes that each of the various leadership structures for a board has its particular pros and cons, which it must consider in the context of the specific circumstances and challenges facing the Company. Our board of directors does not have a lead independent director.
The board recognizes that depending on the circumstances, other leadership models, such as a separate Chairman of the Board, might be appropriate. Accordingly, the board regularly reviews and reassesses its leadership structure.
Risk Oversight
Our board of directors believes that oversight of risk management is the responsibility of the full board, with support from its committees and senior management. One of the board's principal responsibilities in this area is to ensure that sufficient resources, with appropriate technical and managerial skills, are provided throughout the Company to identify, assess and facilitate processes and practices to address material risks. We believe that the current leadership structure enhances the ability of the board of directors to fulfill this oversight responsibility.
Some risks, particularly those relating to potential operating liabilities, the protection against physical loss or damage to our facilities, and the possibility of business interruption resulting from a large loss event, are contained and managed by legal contracts of insurance. Our insurance contracts are reviewed, managed and procured by our Risk Management and Legal departments along with our Chief Financial Officer to optimize their completeness and efficacy, and our Vice President of Human Resources (who is responsible for Risk Management) advises the board on matters relating to insurance as appropriate. Periodic presentations are made to the board to identify and discuss risks and the mitigation of risk. In addition, the Audit Committee assesses and oversees business risks as a component of their review of the business and financial activities of the Company.
Code of Ethics
We have adopted written codes of ethics applicable to our directors, officers and employees in accordance with the rules of the SEC and the NASDAQ listing standards. We make our codes of ethics available free of charge on the investor relations section of our website at www.carrols.com. We will disclose on our website amendments to or waivers from our codes of ethics in accordance with all applicable laws and regulations.

Clawback Policy
In April 2021, we adopted an incentive compensation clawback policy. The policy is designed to ensure that incentive compensation is paid based on accurate financial and operating data and the correct calculation of the Company's performance against incentive targets. The policy permits the Company's Compensation Committee to seek the recovery of incentive compensation in the event of fraud or misconduct or a restatement of the financial or operating results of the Company that, in either case, results in the overpayment of incentive compensation. The policy applies to incentive compensation paid, granted, vested, credited or accrued after May 1, 2021, except to the extent prohibited by law or legal obligation.
Stock Ownership Guidelines
In April 2021, we adopted a stock ownership guidelines policy applicable to the Company’s executive officers. The policy was implemented to help align the interests of our executive officers with stockholders by ensuring that they have a significant ownership interest in the Company.
Our stock ownership guidelines policy establishes requirements for our executive officers to maintain the following minimum levels of stock ownership:

Officer	Amount of Stock Required
President and Chief Executive Officer	6 times base salary
Chief Financial Officer	3 times base salary
Chief Operating Officer	3 times base salary
Vice President, Real Estate	1.5 times base salary
Vice President and Chief Information Officer	1.5 times base salary
Vice President, Human Resources	1.5 times base salary
Vice President and General Counsel	1.5 times base salary
Executive officers have five years following the date that they became subject to the policy to comply with the applicable minimum level of stock ownership. Once the minimum ownership level is achieved, it must be maintained by the executive officer for as long as the officer remains subject to the policy. The policy also applies to our independent, non-employee directors, requiring them to own common stock with a market value of five times their annual cash retainer within five years of their election to the board. Currently, all officers and directors are in compliance with these guidelines or have additional time to meet these guidelines pursuant to the standards described above.
Prohibition of Hedging and Pledging
The Company has a written Management Insider Trading Policy that, among other things, prohibits directors and executive officers from engaging in short selling and hedging transactions with respect to the Company's securities, buying or selling “uncovered” put options, call options or other derivative securities relating to the Company, purchasing the Company’s securities on margin, borrowing against Company securities in a margin account and pledging the Company’s securities.
Our People and Communities, Workplace Health and Safety, and Sustainability
Carrols Restaurant Group recognizes its responsibility to conduct its business in a manner that creates long-term value for our stockholders through sustainable business practices that support our employees, customers and the communities we serve.
Our People and Communities
Our greatest asset is our people; people who work together and are dedicated to providing outstanding service and quality food for the thousands of guests we serve each and every day. Our employee base includes over 24,000 team members who work at our approximately 1,075 restaurants located in 23 states. We are committed to having a diverse workforce and an inclusive culture in which employees feel valued, respected and heard. As of March 31, 2021, approximately 56% of our employee base was female and approximately 50% of our employees were members of a racial or ethnic minority group.
We provide extensive training to our team members and actively support career building. In fact, a majority of the managers currently working at our restaurants and in our regions have risen through the ranks at the Company.
We are also dedicated to helping build supportive and caring communities. By encouraging volunteerism and matching employee donations through our Dollars for Doers Volunteer Program, we are partnering with our employees to support charitable services that help strengthen the communities where our employees work and live.
Workplace Health and Safety
The health and well-being of our employees and guests has always been our top priority. We operate in accordance with quality assurance and health standards mandated by federal, state and local governmental laws and regulations. These standards include food preparation rules regarding, among other things, minimum cooking times and temperatures, maximum time standards for holding prepared food, food handling guidelines and cleanliness.
As part of our workplace health and safety initiatives, we provide both classroom and in-restaurant training for all our restaurant personnel to help protect both our guests and team members. Our restaurants also undergo unscheduled inspections by third-party firms under BKC’s oversight to help ensure that quality and safety protocols are being followed on a consistent basis. Our restaurant managers also conduct internal inspections for taste, quality, cleanliness and food safety on a regular basis.
We have taken steps in response to the COVID-19 pandemic to continue to operate safely. Among other things, we mandate the use of masks, sanitizers and contactless procedures in our restaurants, and require team members to complete a health screening assessment and have their temperatures taken at the beginning of each shift. We also use low contact procedures for food delivery and have installed plexiglass barriers at our front counters and drive thrus to help protect our employees and guests. Over the past year, we added food delivery services at over 80% of our restaurants through third-party delivery partners who also have strict safety protocols in place. Finally, we established a "Carrols Cares" fund at the outset of the COVID-19 pandemic to provide immediate relief to our team members in need.
Sustainability
Carrols Restaurant Group is one of the largest restaurant franchisees in the United States, operating, as of March 31, 2021, 1,010 Burger King® restaurants and 65 Popeyes® restaurants. As a franchisee, we are subject to strict guidelines established by our franchisors which require us to operate our business in a prescribed manner, including with respect to the food we serve, how it is prepared, where it is purchased, and how it is packaged, advertised and sold. As the largest franchisee of Burger King® restaurants in the United States, we strongly support the efforts of Restaurant Brands International Inc. (“RBI”) – the parent company of Burger King® and Popeyes® – in areas including responsible sourcing, sustainable packaging, reducing greenhouse gas emissions, and removing preservatives and artificial colors and flavors from the food we serve.
In 2021, we began consulting with the sustainability team at RBI to receive updates on their efforts in this area, as well as to share with them our thoughts and recommendations. We look forward to maintaining an ongoing dialogue with RBI regarding sustainability and ways we can do our part at our restaurants.

Delinquent Section 16 Reports
Based upon a review of the filings furnished to us pursuant to Rule 16a-3(e) promulgated under the Exchange Act, and on representations from our executive officers and directors and persons who beneficially own more than 10% of our common stock, all filing requirements of Section 16(a) of the Exchange Act were complied with in a timely manner during the fiscal year ended January 3, 2021, other than a Statement of Changes in Beneficial Ownership on Form 4 filed by Nathan Mucher on March 16, 2021 reporting the sale of common stock on January 17, 2020 for the payment of taxes relating to the vesting of restricted stock granted under the Company's 2016 Stock Incentive Plan, as amended.
Stockholder Communications with the Board of Directors
Any stockholder or other interested party who desires to communicate with our Chairman of the board of directors or any of the other members of the board may do so by writing to: Board of Directors, c/o Daniel Accordino, Chairman of the board of directors, Carrols Restaurant Group, Inc., 968 James Street, Syracuse, NY 13203. Communications may be addressed to the Chairman of the Board, an individual director, a board committee, the non-management directors or the full board. Communications will then be distributed to the appropriate directors unless the communication is offensive, primarily commercial in nature, or relates to an improper or irrelevant topic.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
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The following table provides information regarding beneficial ownership of our common stock as of April 21, 2021 and to reflect the conversion of Series B Preferred Stock into shares of our common stock by:
•    each stockholder known by us to beneficially own more than 5% of our outstanding shares of common stock;
•    each of our directors, nominees for director and Named Executive Officers (as defined in “Executive Compensation—Compensation Discussion and Analysis” herein) individually; and
•    all directors and executive officers as a group.
There were 51,502,109 shares of our common stock outstanding on April 21, 2021 (without giving effect to the conversion of Series B Preferred Stock).
Unless noted otherwise, to our knowledge, each of the following persons listed below have sole voting and investment power with respect to the shares of common stock beneficially owned, except to the extent that authority is shared by spouses or others under applicable law or otherwise.
The information contained in this table reflects “beneficial ownership” as defined in Rule 13d-3 of the Exchange Act. Beneficial ownership includes (i) shares of common stock which a person has either sole or shared voting power or investment power and also any shares the person has the right to acquire within 60 days following April 21, 2021 through the exercise any stock option or other right, including options to officers and directors authorized by board resolution, but not yet issued, and (ii) shares of common stock issuable upon conversion of Series B Preferred Stock held by a person that were convertible on April 21, 2021 or convertible within 60 days following that date. However, such shares are not considered outstanding for the purpose of computing the percentage ownership of any other person except as otherwise indicated with respect to the Series B Preferred Stock, nor is there any obligation to exercise any of the options or to convert the Series B Preferred Stock. Except as otherwise indicated, the address for each beneficial owner is c/o Carrols Restaurant Group, Inc., 968 James Street, Syracuse, NY 13203.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class	Percent of Class Giving Effect to the Conversion of Series B Preferred Stock (1)
Cambridge Franchise Holdings, LLC (2)	14,814,815	28.8%	24.3%
Cambridge Franchise Partners, LLC
Matthew Perelman
Alexander Sloane
Restaurant Brands International Inc. (3)	9,414,580	—%	15.5%
Restaurant Brands International Limited Partnership
Russell Investments Group, Ltd. (4)	4,166,327	8.1%	6.8%
Daniel T. Accordino (5)	1,879,718	3.6%	3.1%
Anthony E. Hull (6)	356,657	*	*
Timothy J. LaLonde (7)	19,184	*	*
Richard G. Cross (8)	210,997	*	*
Gerald J. DiGenova (9)	201,618	*	*
Nathan Mucher (10)	48,891	*	*
Markus Hartmann (11)	2,500	*	*
David S. Harris	136,932	*	*
Hannah S. Craven	73,908	*	*
Lawrence E. Hyatt	50,914	*	*
Deborah M. Derby	48,640	*	*
Christopher Finazzo (12)	0	—%	—%
Matthew Dunnigan (12)	0	—%	—%
Matthew Perelman (13)	14,996,139	29.1%	24.6%
Alexander Sloane (14)	14,865,189	28.9%	24.4%
All directors and executive officers as a group (15)	18,379,788	35.6%	30.1%
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*    Less than 1.0%.
(1)Percentages calculated on the basis of a number of shares of our common stock outstanding equal to the sum of (i) 51,502,109, the number of shares of our common stock outstanding as of April 21, 2021, and (ii) 9,414,580, the number of shares of our common stock that would be issuable upon the conversion of all of the outstanding shares of Series B Preferred Stock.
(2)Information was obtained from a Schedule 13D/A (Amendment No. 1) filed on September 3, 2019 with the SEC. Cambridge Holdings and CFP each has sole voting power and sole dispositive power over 0 shares of our common stock and shared voting power and shared dispositive power over 14,814,815 shares of our common stock. The address for each of Cambridge Holdings and CFP is 853 Broadway, Suite 1605, New York, New York 10003.
(3)Information was obtained from a Schedule 13D/A (Amendment No. 2) filed on May 9, 2019 with the SEC. BKC and Blue Holdco, another affiliate of RBI, beneficially own an aggregate of 9,414,580 shares of our common stock issuable upon the conversion of shares of Series B Preferred Stock. RBI and Restaurant Brands International Limited Partnership (“RBI LP”) each has sole voting power over 9,414,580 shares, sole dispositive power over 9,414,580 shares and shared voting and shared dispositive power over 0 shares. The address for RBI and RBI LP is 130 King Street West, Suite 300, P.O. Box 399, Toronto, Ontario M5X 1E1 Canada.
(4)Information was obtained from a Schedule 13G filed on February 12, 2020 with the SEC. The address for Russell Investments Group, Ltd. is 1301 Second Avenue, Suite 1800, Seattle, Washington 98101. Russell Investments Group, Ltd. has sole voting power over 4,166,327 shares of our common stock and shared dispositive power over 4,166,327 shares of our common stock.
(5)Includes shares of common stock issuable pursuant to 59,031 restricted stock units.

(6)Includes shares of common stock issuable pursuant to 29,157 restricted stock units.
(7)Information was obtained from a Statement of Changes in Beneficial Ownership on Form 4 filed on September 16, 2019 with the SEC. Mr. LaLonde served as our Interim Vice President, Interim Chief Financial Officer and Interim Treasurer until January 2, 2020.
(8)Includes shares of common stock issuable pursuant to 8,814 restricted stock units.
(9)Includes shares of common stock issuable pursuant to 6,626 restricted stock units.
(10)Includes shares of common stock issuable pursuant to 6,002 restricted stock units.
(11)Information was obtained from a Statement of Changes in Beneficial Ownership on Form 4 filed on March 2, 2020 with the SEC as adjusted for forfeited restricted shares. Mr. Hartmann served as our Vice President, General Counsel, from February 18, 2020 through September 10, 2020.
(12)The address of Mr. Finazzo and Mr. Dunnigan is 130 King Street West, Suite 300, Toronto, ON A6 M5X1E1, Canada.
(13)Includes 181,324 shares of our common stock held directly by Mr. Perelman and 14,814,815 shares of common stock held by Cambridge Holdings and CFP. Mr. Perelman and Mr. Sloane are the managing principals of CFP, which is the sole member and manager of Cambridge Holdings. Accordingly, each of Mr. Perelman and Mr. Sloane may be deemed to beneficially own the securities of the Company held by CFP. The address for each of Mr. Perelman and Mr. Sloane is 853 Broadway, Suite 1605, New York, New York 10003.
(14)Includes 50,374 shares of our common stock held directly by Mr. Sloane and 14,814,815 shares of common stock held by Cambridge Holdings and CFP. Mr. Perelman and Mr. Sloane are the managing principals of CFP, which is the sole member and manager of Cambridge Holdings. Accordingly, each of Mr. Perelman and Mr. Sloane may be deemed to beneficially own the securities of the Company held by CFP. The address for each of Mr. Perelman and Mr. Sloane is 853 Broadway, Suite 1605, New York, New York 10003.
(15)Includes 250,000 shares of our common stock held by Carl Hauch, who has been our Vice President and Chief Operating Officer since February 15, 2021, and 75,000 shares of our common stock held by Jared L. Landaw, who has been our Vice President, General Counsel and Secretary since February 8, 2021.
Equity Compensation Plans
The following table summarizes, as of January 3, 2021, the equity compensation plans under which our common stock may be issued to our directors, officers and employees. Our stockholders approved all plans.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	1,050,000	7.12	887,171
Equity compensation plans not approved by security holders	—	—	—
Total	1,050,000	7.12	887,171

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
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Related Party Transaction Procedures
The board of directors has assigned responsibility for reviewing related party transactions to our audit committee. The board of directors and the Audit Committee have adopted a written policy pursuant to which related party transactions must be submitted to the audit committee for review and approval prior to being consummated as required by the rules of the SEC. The audit committee reports to the board of directors on all related party transactions considered.
Series B Preferred Stock
Upon the closing of the 2012 acquisition, Carrols Restaurant Group, Inc. (now known as Carrols Holdco) issued to BKC 100 shares of Series A Preferred Stock which were convertible into an aggregate of 28.9% of the outstanding shares of Carrols Holdco (previously known as Carrols Restaurant Group) common stock, on a fully diluted basis, on May 30, 2012 after giving effect to the issuance of the Series A Preferred Stock (or 9,414,580 shares of Carrols Holdco (previously known as Carrols Restaurant Group) common stock in the aggregate, which we refer to as the “BKC Conversion Shares”).
On November 30, 2018, Carrols Holdco (previously known as Carrols Restaurant Group) entered into a Preferred Stock Exchange Agreement (the “Exchange Agreement”) with BKC. Pursuant to the terms of the Exchange Agreement, BKC exchanged (the “Exchange”) 100 shares (the “Series A Shares”) of Series A Preferred Stock held by BKC for 100 shares (the “Carrols Holdco Series B Shares”) of Carrols Holdco (previously known as Carrols Restaurant Group) Series B Preferred Stock, newly issued by Carrols Holdco (previously known as Carrols Restaurant Group). The powers, preferences and rights of the Carrols Holdco Series B Shares are substantially similar to those of the Series A Shares (including, without limitation, that the Carrols Holdco Series B Shares are convertible into the same number of shares of Carrols Holdco (previously known as Carrols Restaurant Group) common stock on an as-converted basis as the Series A Shares), except that the Carrols Holdco Series B Shares may be transferred by BKC to certain other entities that are both affiliates of BKC and either RBI or RBI LP, each an indirect parent of BKC (such affiliates of BKC and RBI or RBI LP, the “RBI Investors”), without the termination of the Rights (as defined below) that were previously granted solely to BKC pursuant to the Certificate of Designation of the Series A Preferred Stock.
On November 30, 2018, in connection with the Exchange, Carrols Holdco (previously known as Carrols Restaurant Group) (i) upon issuance of 100 shares of Carrols Holdco Series B Preferred Stock to BKC pursuant to a Certificate of Designation of Series B Preferred Stock and (ii) upon receipt of the 100 Series A Shares, which constituted all of the shares of Series A Preferred Stock outstanding, retired the Series A Preferred Stock by filing a Certificate of Retirement of Series A Convertible Preferred Stock of Carrols Holdco (the “Certificate of Retirement”) with the Secretary of State of Delaware as part of Carrols Holdco’s Certificate of Incorporation, in accordance with the General Corporation Law of the State of Delaware (the “DGCL”). The Certificate of Retirement permanently retired the Series A Preferred Stock and eliminated all references to the Series A Preferred Stock from Carrols Holdco’s Certificate of Incorporation.
The Exchange Agreement also provides that the BKC Conversion Shares are to be included as “Registrable Securities”, as defined in the Registration Rights Agreement, dated May 30, 2012, by and between Carrols Holdco (previously known as Carrols Restaurant Group) and BKC, and which provides for certain registration rights for the shares of Carrols Holdco’s (formerly Carrols Restaurant Group) common stock.
At the effective time of the Holding Company Reorganization, each share of Carrols Holdco (previously known as Carrols Restaurant Group) common stock was automatically converted into one share of our common stock and each share of Carrols Holdco Series B Preferred Stock was automatically exchanged for one share of our Series B Preferred Stock which has the same designations, rights, powers and preferences and the qualifications, limitations and restrictions as the corresponding share of Carrols Holdco Series B Preferred Stock.
Each share of the Series B Preferred Stock is convertible into 94,145.80 shares of our common stock, or an aggregate of 9,414,580 shares of our common stock constituting approximately 15.5% of the outstanding shares of our common stock (the “Series B Conversion Shares”) as of April 21, 2021 on an as-converted basis after giving effect to the issuance of the Series B Conversion Shares.
The Certificate of Designation of Series B Preferred Stock, as amended (the “Series B Certificate of Designation”), provides that the RBI Investors will have certain rights (collectively, the “Rights”), including approval rights, so long as they collectively own greater than 10% of the outstanding shares of our common stock (on an as-converted basis) with regards to, among other things: (a) modifying our organizational documents; (b) amending the size of our board of directors; (c) authorizing or consummating any liquidation event (as defined in the Series B Certificate of Designation); (d) engaging in any business other than the acquisition and operation of Burger King restaurants, except following a bankruptcy filing, reorganization or insolvency proceeding by or against BKC or RBI, which filing has not been dismissed within 60 days; and (g) issuing, in any single transaction or series of related transactions, shares of our common stock in an amount exceeding 35% of the total number of shares of our common stock outstanding immediately prior to the time of such issuance. The Series B Preferred Stock votes with our common stock on an as-converted basis. The Series B Certificate of Designation provides the RBI Investors with the right to elect two members of our board of directors as Class B members at each annual meeting of stockholders until the date on which the number of shares of our common stock into which the outstanding shares of Series B Preferred Stock held by the RBI Investors are then convertible constitutes less than 11.5% of the total number of outstanding shares of our common stock (the “BKC Director Step-Down Date”). From the BKC Director Step-Down Date to the date on which the number of shares of our common stock into which the outstanding shares of Series B Preferred Stock held by the RBI Investors are then convertible constitute less than 7.5% of the total number of outstanding shares of our common stock (the “BKC Director Cessation Date”), the RBI Investors will have the right to elect one member to our board of directors as a Class B member at each annual meeting of stockholders. The Series B Preferred Stock will rank senior to our common stock with respect to rights on liquidation, winding-up and dissolution of the Company. The Series B Preferred Stock will receive dividends and amounts upon a liquidation event (as defined in the Series B Certificate of Designation) on an as-converted basis.
Area Development and Remodeling Agreement
The Company, Carrols, Carrols LLC, and BKC entered into an Area Development and Remodeling Agreement (“Area Development Agreement”) with a term commencing on May 1, 2019 and ending on September 30, 2024. Pursuant to the Area Development Agreement, BKC assigned its right of first refusal under its franchise agreements with its franchisees to purchase all of the assets of a Burger King restaurant on the same terms proposed between such franchisee and a third party purchaser (the “ADA ROFR”), in 16 states which included Arkansas, Indiana, Kentucky, Louisiana, Maine, Maryland, Michigan, Mississippi, North Carolina, Ohio, Pennsylvania, Rhode Island, South Carolina, Tennessee, Vermont and Virginia (subject to certain exceptions for certain limited geographic areas within certain states) and a limited number of counties in four additional states (collectively, the “ADA DMAs”) until the earlier of (a) the date that Carrols LLC had acquired more than an aggregate of 500 Burger King restaurants, or (b) September 30, 2024. The continued assignment of the ADA ROFR was subject to suspension or termination in the event of non-compliance by Carrols LLC with certain terms as set forth in the Area Development Agreement. In addition, pursuant to the Area Development Agreement, BKC had granted Carrols LLC franchise pre-approval (the “ADA Franchise Pre-Approval”) to build new Burger King restaurants or acquire Burger King restaurants from Burger King franchisees in the ADA DMAs until the date that Carrols LLC acquired, in the aggregate, more than 500 Burger King restaurants inside or outside of the ADA DMAs. The grant by BKC to Carrols LLC of ADA Franchise Pre-Approval to develop new Burger King restaurants in the ADA DMA’s was a non-exclusive right, subject to customary BKC franchise, site and construction approval as specified in the Area Development Agreement. Carrols LLC paid BKC $3.0 million for the ADA ROFR payable in four equal installment payments over the course of one year. In the event that Carrols LLC failed to meet the Remodel and Upgrade Obligations (as defined below), BKC had the right, in its sole discretion, to suspend the ADA Franchise Pre-Approval and the right to receive an assignment of the ADA ROFR for the calendar year immediately following the remodel year with respect to which such occurred until such default was cured.
Pursuant to the Area Development Agreement, Carrols LLC had agreed to open, build and operate 200 new Burger King restaurants including seven Burger King restaurants by September 30, 2019, 32 additional Burger King restaurants by September 30, 2020 (which had been extended by 90 days), 41 additional Burger King restaurants by September 30, 2021, 41 additional Burger King restaurants by September 30, 2022, 40 additional Burger King restaurants by September 30, 2023 and 39 additional Burger King restaurants by September 30, 2024, subject to and in accordance with the terms of the Area Development Agreement (such obligation the “Development Obligations”). In addition, Carrols LLC agreed to remodel or upgrade 748 Burger King restaurants to BKC’s Burger King of Tomorrow restaurant image, including 90 Burger King restaurants by September 30, 2019, 130 additional Burger King restaurants by September 30, 2020 (which had been extended by 90 days), 118 additional Burger King restaurants by September 30, 2021, 131 additional Burger King restaurants by September 30, 2022, 138 additional Burger King restaurants by September 30, 2023 and 141 additional Burger King restaurants by September 30, 2024, subject to and in accordance with the terms of the Area Development Agreement (such obligation the “Remodel and Upgrade Obligations”), and BKC agreed to contribute $10 million to $12 million for remodels of approximately 50 to 60 Burger King restaurants in 2019 and 2020, most of which had already been remodeled to the 20/20 image and where BKC was the landlord on the lease for such Burger King restaurants owned and operated by Carrols LLC or an affiliate.
Carrols LLC was obligated to pay BKC pre-paid franchise fees in the following amounts, which would have been applied to new Burger King restaurants opened and operated by Carrols LLC: (a) $350,000 on the commencement date of the Area Development Agreement, (b) $1,600,000 on October 1, 2019, (c) $2,050,000 on October 1, 2020, (d) $2,050,000 on October 1, 2021, (e) $2,000,000 on October 1, 2022 and (f) $1,950,000 on October 1, 2023. In the event that Carrols LLC failed to comply with the Development Obligations, BKC had the right, in its sole discretion, to receive and retain, without obligation for any refund to Carrols LLC, all unapplied installments of prepaid franchise fees paid or due on or before the date of such default and Carrols LLC would have been required to pay additional franchise fees upon the opening of any new restaurant opened after the expiration of the applicable cure period, until such default was cured.
The base fees payable by Carrols LLC to BKC pursuant to the Area Development Agreement for each franchise agreement was the greater in each category of (a) the then-current amount charged by BKC in the U.S. for monthly royalty, monthly advertising contribution, and franchise fees, and (b) (i) royalty percentage in an amount equal to 4.5% of monthly gross sales; (ii) advertising contribution percentage in the amount of 4.0% of monthly gross sales; and (iii) franchise fees in an amount equal to $50,000 for free standing, in-line, and food court restaurant formats for a 20-year term. For each franchise agreement entered into by BKC and Carrols LLC on or after January 1, 2019 pursuant to the Area Development Agreement (each such agreement, a “New Franchise Agreement”), the royalty percentage was to be reduced by 1% and the advertising contribution percentage was to be reduced by 3% for the first four years of such New Franchise Agreement, provided that such discounts would not apply at any time that Carrols LLC was in default of the Development Obligations and had not cured such default.
Carrols LLC, in its sole discretion, could elect to enter into a successor franchise agreement in connection with all the restaurants it had remodeled or upgraded pursuant to the Remodel and Upgrade Obligations, for all such restaurants which (i) had more than three (3) years remaining on the term of the franchise agreement and (ii) the remodel or upgrade was completed by the applicable deadline and cure period (each such agreement, a “Successor Franchise Agreement”) in accordance with the Area Development Agreement. Under Successor Franchise Agreements which relate to restaurants which had been remodeled (but not those which relate to restaurants which had been upgraded), the royalty percentage was to be reduced by 0.75% of monthly gross sales and the advertising contribution percentage was to be reduced by 0.75% of monthly gross sales for the first five years of such Successor Franchise Agreement.
On January 4, 2021 (the "Commencement Date"), the Company, Carrols Holdco, Carrols and Carrols LLC ("Carrols LLC"), a wholly-owned subsidiary of Carrols, entered into an Amended and Restated Area Development Agreement (the "Amended and Restated Area Development Agreement") with BKC which amended and restated the Area Development Agreement. The Amended and Restated Area Development Agreement (i) removes the prior obligation by Carrols LLC under the Area Development Agreement to remodel or upgrade a total of 748 Burger King restaurants by September 30, 2024, (ii) amends and replaces the prior obligation by Carrols LLC under the Area Development Agreement to open, develop and operate a total of 200 Burger King restaurants by September 30, 2024 with the new development obligation described below and (iii) terminates the assignment by BKC to Carrols LLC of BKC's right of first refusal under its franchise agreements with its franchisees to purchase all of the assets of a Burger King restaurant or all or substantially all of the voting stock of the franchisee, whether direct or indirect, on the same terms proposed between such franchisee and a third party purchaser in 16 states, which included Arkansas, Indiana, Kentucky, Louisiana, Maine, Maryland, Michigan, Mississippi, North Carolina, Ohio, Pennsylvania, Rhode Island, South Carolina, Tennessee, Vermont and Virginia (subject to certain exceptions for certain limited geographic areas within certain states).
Pursuant to the Amended and Restated Area Development Agreement, Carrols LLC agreed to open, build and operate a total of 50 new Burger King restaurants, including 4 Burger King restaurants by September 30, 2021, 10 additional Burger King restaurants by September 30, 2022, 12 additional Burger King restaurants by September 30, 2023, 12 additional Burger King restaurants by September 30, 2024 and 12 additional Burger King restaurants by September 30, 2025 (in each case subject to a 90 day cure period) (the "Development Obligations"), subject to and in accordance with the terms of the Amended and Restated Area Development Agreement, in (i) Kentucky, Tennessee and Indiana (excluding certain geographic areas in Indiana) (the "Territory") and (ii) (a) 16 states, which include Arkansas, Indiana, Kentucky, Louisiana, Maine, Maryland, Michigan, Mississippi, North Carolina, Ohio, Pennsylvania, Rhode Island, South Carolina, Tennessee, Vermont and Virginia (subject to certain exceptions for certain limited geographic areas within certain states) and (b) any other geographic locations that Carrols LLC enters after the Commencement Date pursuant to BKC procedures (subclauses (a) and (b) collectively, the "Extra Territory"), provided that up to 10 restaurants developed during the term of the Amended and Restated Area Development Agreement in the Extra Territory shall be considered for purposes of satisfying the Development Obligations (the "Extra Territorial Restaurant Cap").
In addition, pursuant to the Amended and Restated Area Development Agreement, BKC granted Carrols LLC franchise pre-approval (the “Franchise Pre-Approval”) to build new Burger King restaurants or acquire Burger King restaurants from Burger King franchisees in the Territory and the Extra Territory (subject to the Extra Territorial Restaurant Cap), and in the case of acquiring Burger King restaurants from Burger King franchisees, outside of the Territory but in a geographic location where Carrols LLC or its affiliates operate Burger King restaurants prior to such acquisition. Franchise Pre-Approval for the acquisition of Burger King restaurants from Burger King franchisees in the Territory will be terminated on the date that Carrols LLC acquires more than 500 Burger King restaurants in the aggregate from Burger King franchisees inside or outside of the Territory. The grant by BKC to Carrols LLC of Franchise Pre-Approval to develop new Burger King restaurants in the Territory or the Extra Territory is subject to customary BKC franchise, site and construction approval as specified in the Amended and Restated Area Development Agreement. The continued grant of Franchise Pre-Approval is subject to suspension or termination in the event of non-compliance by Carrols LLC with certain terms as set forth in the Amended and Restated Area Development Agreement.

Popeyes Development Agreement
Through the Cambridge Merger, the Company assumed Cambridge Holdings' development agreement dated as of October 9, 2017, as amended (the “Development Agreement”), for Popeyes®, which included a right of first refusal for acquisitions in two southern states, as well as a development commitment for approximately 80 new Popeyes® restaurants over six years.
The Development Agreement was terminated on March 17, 2021 pursuant to an Agreement of Cancellation and Termination of Development Agreement and General Release (the “Termination Agreement”) entered into with Popeyes Louisiana Kitchen, Inc. ("PLK"). Certain covenants applicable to certain of the Company's indirect subsidiaries survive the termination of the Development Agreement, and PLK has reserved the right to charge certain of the Company's indirect subsidiaries a $600,000 fee pursuant to Section 5.03(i) of the Development Agreement if the parties are not able to come to a mutually agreeable solution with respect to such fee within a one hundred eighty day (180) day period of March 17, 2021.
Series C Preferred Stock
In connection with the closing of the Cambridge Merger, the Company issued to Cambridge Holdings 10,000 shares of Series C Preferred Stock pursuant to a Certificate of Designations which was filed with the Delaware Secretary of State immediately prior to the completion of the Mergers. The 10,000 shares of Series C Preferred Stock were converted into 7,450,402 shares of our common stock upon approval of such conversion at our 2019 Annual Meeting on August 29, 2019.
Cambridge Registration Rights and Stockholders’ Agreement
Simultaneously with the closing of the Mergers, the Company and Cambridge Holdings entered into the Cambridge Registration Rights and Stockholders’ Agreement pursuant to which the Company agreed to file one shelf registration statement on Form S-3 covering the resale of at least 30% of the shares of our common stock held by Cambridge Holdings and shares of our common stock issued or issuable to Cambridge Holdings by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger consolidation or other reorganization (collectively, the “Cambridge Registrable Shares”) upon written request of Cambridge Holdings at any time after the 24-month anniversary of the closing of the Mergers. The Cambridge Registration Rights and Stockholders’ Agreement also provides that Cambridge Holdings may make up to three demands to register, in connection with an underwritten public offering of the Cambridge Registrable Shares, for the resale of at least 33.3% of the Cambridge Registrable Shares held by Cambridge Holdings at the time of such demand upon the written request by Cambridge Holdings at any time following the 24th month anniversary of the closing of the Mergers. The Cambridge Registration Rights and Stockholders’ Agreement also provides that whenever we register shares of our common stock under the Securities Act (other than on a Form S-4 or Form S-8), then Cambridge Holdings will have the right as specified therein to register its shares of our common stock as part of that registration. The registration rights under the Cambridge Registration Rights and Stockholders’ Agreement are subject to the rights of the managing underwriters, if any, to reduce or exclude certain shares owned by Cambridge Holdings from an underwritten registration and the rights of RBI Investors pursuant to a the BKC Registration Rights Agreement (as defined below and subject to certain rights of certain persons, including members of current and former management of the Company that have piggyback registration rights). Except as otherwise provided, the Cambridge Registration Rights and Stockholders’ Agreement requires the Company to pay for all costs and expenses, other than underwriting discounts, commissions and underwriters’ counsel fees, incurred in connection with the registration of our common stock, stock transfer taxes and the expenses of Cambridge Holdings’ legal counsel in connection with the sale of the Cambridge Registrable Shares, provided that the Company will pay the reasonable fees and expenses of one counsel for Cambridge Holdings up to $50,000 in the aggregate for any registration thereunder, subject to the limitations set forth therein. The Company will also agree to indemnify Cambridge Holdings against certain liabilities, including liabilities under the Securities Act.

For the period that is two years after the date of the Cambridge Registration Rights and Stockholders’ Agreement, Cambridge Holdings may not, without the approval of a majority of the directors of the Company other than the Cambridge Investor Directors, directly or indirectly transfer any shares of our common stock held by Cambridge Holdings provided that such transfer restriction will not apply to (i) any transfer of shares of our common stock held by Cambridge Holdings yielding up to $6.0 million in gross aggregate proceeds, and (ii) transfers to Permitted Affiliates.
Until the Cambridge Director Step-Down Date, Cambridge Holdings has the right to nominate two individuals as director nominees of our board of directors, which shall initially be Matthew Perelman and Alexander Sloane, and the board of directors will take all necessary action to support the election and appointment of such director nominees as directors of the board of directors. From the Cambridge Director Step-Down Date to the Cambridge Director Cessation Date, Cambridge Holdings has the right to nominate one individual as a director nominee of our board of directors and the Company and our board of directors will take all necessary action to support the election and appointment of such director nominee as a director of the board of directors. Until the Cambridge Director Cessation Date, the Company and the board of directors will act to ensure that the number of Cambridge Investor Directors serving on each committee of the board of directors is, to the extent possible, proportional to the number of Cambridge Investor Directors serving on the board of directors and that at least one Cambridge Investor Director serves on each of the Compensation Committee, the Finance Committee and the Nominating and Corporate Governance Committee of the board of directors at all times, provided that such Cambridge Investor Directors meet the requirements to serve on such committee under the rules and regulations of NASDAQ, the Securities Act and the Exchange Act.
Until the Cambridge Director Cessation Date, at each annual or special meeting of our stockholders at which any person is subject to election or re-election as a member of the board of directors, Cambridge Holdings has agreed to cause to be present for quorum purposes all shares of our common stock that Cambridge Holdings and its Permitted Affiliates have the right to vote as of the record date for such meeting of our stockholders, and vote or cause to be voted all such shares of our common stock held by Cambridge Holdings in favor of the election of all of the director nominees recommended for election by the board of directors, and against the removal of any such director (unless proposed by the Company).
On April 1, 2021, the Company and Cambridge Holdings entered into Amendment No. 1 to the Cambridge Registration Rights and Stockholders’ Agreement, which provides that the Cambridge Investor Directors have the right to receive equity grants and other grants made by the Company to non-employee directors from time to time pursuant to the Company’s 2016 Stock Incentive Plan, as amended, or any other equity incentive plan then in effect.
BKC Registration Rights Agreement
Upon the closing of the 2012 acquisition, Carrols Holdco (previously known as Carrols Restaurant Group) and BKC entered into a registration rights agreement (the “BKC Registration Rights Agreement”), which was assumed by us in connection with the Holding Company Reorganization, and pursuant to which we agreed to file one shelf registration statement on Form S-3 covering the resale of at least 30% of the Series B Conversion Shares as promptly as possible upon written request of BKC at any time after the 36-month anniversary of the closing of the 2012 acquisition. The BKC Registration Rights Agreement also provides that BKC may make up to three demands to register for the resale of at least 33.3% of the Series B Conversion Shares held by BKC under the Securities Act on the date of the closing of the 2012 acquisition upon the written request by BKC at any time following the 30-month anniversary of the closing of the 2012 acquisition. The BKC Registration Rights Agreement also provides that whenever we register shares of our common stock under the Securities Act (other than on a Form S-4 or Form S-8), BKC has the right as specified therein to register its Series B Conversion Shares as part of that registration, provided, however, that such registration rights are subject to the rights of the managing underwriters, if any, to reduce or exclude certain Series B Conversion Shares owned by BKC from an underwritten registration (and subject to certain rights of certain persons, including members of our management that have piggyback registration rights). Except as otherwise provided in the BKC Registration Rights Agreement, the BKC Registration Rights Agreement requires us to pay for all costs and expenses, other than underwriting discounts, commissions and underwriters’ counsel fees, incurred in connection with the registration of our common stock, stock transfer taxes and the expenses of BKC’s legal counsel in connection with the sale of the Series B Conversion Shares, provided that we will pay the reasonable fees and expenses of one counsel for BKC up to $50,000 in the aggregate for any registration thereunder, subject to the limitations set forth therein. We will also agree to indemnify BKC against certain liabilities, including liabilities under the Securities Act. We have also agreed, to the extent a shelf registration is effective, to file up to two prospectus supplements in connection with a block sale or non-marketed underwritten offering by BKC of our common stock held by BKC and pay one half of the accounting and printing fees related thereto to the extent such sale or offering is for a sales price of no less than 90% of the average closing price of our common stock for the five trading days ending immediately prior to such sale or offering and is not less than 300,000 shares of common stock.
The Exchange Agreement also provides that our common stock issuable to BKC and RBI Investors upon the conversion of the Series B Shares are to be included as “Registrable Securities”, as defined in the BKC Registration Rights Agreement.
Franchise Agreements and Leases
We operate all of our restaurants pursuant to franchise agreements entered into with BKC and PLK. In addition, we have entered into real property leases or subleases with BKC for a number of our restaurants.
Other
Pursuant to a registration agreement dated March 27, 1997 and amended on December 14, 2006 (as amended, the "registration agreement"), Daniel T. Accordino, the CEO and President of Carrols Restaurant Group, and two former executive officers of Carrols Restaurant Group have the right, whenever we register shares of our common stock under the Securities Act (other than on a Form S-4 or Form S-8), to register their shares as part of that registration subject to the terms of the registration agreement. Such registration rights are subject to the rights of the managing underwriters, if any, to reduce or exclude certain shares owned by such stockholders from the registration. The registration agreement requires us to pay for all costs and expenses, other than underwriting discounts and commissions for these stockholders, incurred in connection with the registration of their shares under the registration agreement. Under the registration agreement, we have agreed to indemnify these stockholders against certain liabilities, including liabilities under the Securities Act.

EXECUTIVE COMPENSATION
________________________________________________________________________________________
Compensation Discussion and Analysis
Overview
Our Compensation Committee has responsibility for determining and approving the compensation programs for our Chief Executive Officer, which we refer to as the “CEO”, and our other executive officers named in the Summary Compensation Table, which we refer to as the “Named Executive Officers”. As described below, the principal elements of our compensation programs include base salary, annual bonus, long-term incentives (including restricted stock) and the ability to defer the receipt of current compensation. Our CEO recommends to the Compensation Committee the base salary, annual bonus and long-term incentive compensation for the other Named Executive Officers.
Objectives of Compensation Program
The primary objectives of our executive compensation programs are to enable us to attract and retain executives with the requisite qualifications and experience to achieve our business objectives. We accomplish this by utilizing compensation programs that encourage, recognize and reward individual performance and tie a portion of compensation to long-term company performance. Our programs were designed to permit flexibility in establishing compensation for each individual based upon job responsibilities, individual performance and our financial results. Our programs were also designed to provide incentives to improve short term performance, achieve long-term sustainable growth in earnings and align the interests of our executive team with the interests of our stockholders.
While the Compensation Committee is primarily responsible for the overall oversight of our executive compensation, the CEO, with the assistance of other members of management, provides recommendations with respect to compensation for the other executive officers.
The Compensation Committee believes that the CEO’s input is valuable in determining the compensation of other executive officers given his day to day role managing the Company and his responsibility for establishing and implementing our strategic plans. Therefore, while the Compensation Committee has been and will be primarily responsible for determining executive compensation, the CEO will continue to provide his input and recommendations to the Compensation Committee with respect to compensation for the other executive officers.
Elements of Our Compensation Programs
Our executive compensation program has consisted of short-term compensation (salary and annual incentive bonus) and long-term compensation (restricted stock) to achieve our goal of improving earnings and achieving long term sustainable growth in revenues and earnings which we believe aligns with the interests of our stockholders.
The Role of Stockholder Say-on-Pay Votes
Our board of directors, Compensation Committee and management value the opinions of our stockholders. We provide our stockholders with the opportunity to cast an advisory vote to approve Named Executive Officer compensation every year, known as Say-on-Pay. At our annual meeting of stockholders held in June 2020, 97.24% of the stockholders who voted on the Say-on-Pay proposal voted in favor of the compensation of our Named Executive Officers as disclosed in our 2020 proxy statement. Although the advisory Say-On-Pay vote is non-binding, our Compensation Committee has considered the outcome of the vote and determined not to make material changes to our executive compensation programs in 2021 as a result of this advisory vote because the Compensation Committee believes it indicates considerable stockholder support for our approach to executive compensation. Our Compensation Committee will continue to consider the outcome of our Say-on-Pay votes when making future compensation decisions for our Named Executive Officers.

Independent Compensation Advisor
The Compensation Committee has the authority, in its sole discretion, to retain a compensation advisor as necessary to assist with the execution of its duties. In March 2016, the Compensation Committee engaged the services of Pearl Meyer, an outside independent compensation consultant, to assist it with a review of the compensation for executive officers and directors of the Company. In selecting Pearl Meyer, the Compensation Committee considered the SEC’s independence criteria and concluded that Pearl Meyer is independent per such criteria and that the work of Pearl Meyer will not raise any conflicts of interest. Pearl Meyer reports directly to the Compensation Committee and provides no other services to the Company. Pearl Meyer's services to the Compensation Committee include providing periodic data and information regarding market pay practices and trends, as well as assisting in the development of appropriate compensation program designs and policies. The Compensation Committee has been satisfied with Pearl Meyer's services.
Short-Term Compensation
Base Salary. The Compensation Committee annually reviews and approves the base salaries of our executive officers based upon recommendations from our CEO. Increases are not preset and typically take into account the individual’s performance, responsibilities of the position, potential to contribute to our long-term objectives, management skills, future potential and, from time to time, competitive data. Our executive compensation plan was designed to compensate our CEO and executive officers, including the Named Executive Officers, with modest annual increases in base salaries combined with the opportunity to earn up to approximately one times the amount of base salary in annual cash incentive bonuses based on the performance of Carrols Restaurant Group and the individual performance of each of the Named Executive Officers, in order to align the interests of our CEO and the other Named Executive Officers with those of our stockholders.
Factors considered in base salary planning included our performance, budgetary and cost containment, competitive market data (from time to time) and current salary levels, as appropriate. At the end of the year, the CEO evaluates each of the other Named Executive Officer’s performance and expected future contributions.
For the 2020 fiscal year, the base salary of our CEO and President, Daniel T. Accordino, was determined pursuant to an employment agreement with Mr. Accordino, us and Carrols LLC, which we refer to as the "employment agreement", which became effective on January 1, 2012 or the “Effective Date”. Under the employment agreement, Mr. Accordino's base salary may be increased annually at the sole discretion of the Compensation Committee. Pursuant to the Compensation Committee's 2016 review of compensation programs for executive officers and directors of the Company and the report and recommendations received from Pearl Meyer and other findings, the base salary for Mr. Accordino was $875,000 for the 2020 fiscal year which represented an increase of approximately 2% in his base salary from the 2019 fiscal year. The terms of Mr. Accordino’s employment agreement and the increase in Mr. Accordino's base salary were approved by our Compensation Committee. During the second quarter of 2020, in response to the uncertainty at the onset of the COVID-19 pandemic, Mr. Accordino elected not to receive a base salary, and the salary he would have received during that period was used to establish a Carrols Cares fund to support our team members in need. Mr. Accordino commenced receiving his full base salary on July 1, 2020.
Pursuant to the Compensation Committee's 2016 review of compensation programs for executive officers and directors of the Company and the report and recommendations received from Pearl Meyer and other findings, in January 2020, Richard G. Cross, Nathan Mucher and Gerald J. DiGenova each received an increase of approximately 3% in their respective base salary over the levels established for the 2019 fiscal year, as recommended by our CEO and approved by our Compensation Committee. Timothy J. LaLonde served as our Interim Vice President, Interim Chief Financial Officer and Interim Treasurer from September 16, 2019 until January 2, 2020 and therefore did not receive an increase in base salary in 2020. Mr. LaLonde received a monthly salary of $25,000 beginning on September 16, 2019. During the second quarter of 2020, in response to the uncertainty at the onset of the COVID-19 pandemic, the base salary of each of Messrs. Hull, Cross, Mucher, DiGenova and Hartmann was reduced by 10%. Each of Messrs. Hull, Cross, Mucher, DiGenova and Hartmann commenced receiving a full base salary on July 1, 2020.

Annual Incentive Bonus Payments. Annual cash bonuses have been an important component of our compensation program for our executive officers and an executive bonus plan, or "Executive Bonus Plan", has been approved by the Compensation Committee and was most recently revised for 2017 as described above. Our current Executive Bonus Plan was originally established in 2012, is reviewed annually by the Compensation Committee and measures performance throughout our fiscal year. Under our Executive Bonus Plan, annual incentive bonus payments are typically paid in March based on performance for the prior fiscal year.
For the 2020 fiscal year, each of the Named Executive Officers other than Mr. LaLonde was eligible to receive a maximum annual incentive bonus ranging from 60% to 100% of base salary, depending on their respective positions. For each Named Executive Officer other than Mr. LaLonde, the potential bonus payments were tied, in part, to the level of EBITDA achieved for the 2020 fiscal year (as defined and measured under the Executive Bonus Plan) in relation to our budgeted EBITDA for the 2020 fiscal year, and provided for increasing payments to the extent that certain minimum thresholds were exceeded. Each Named Executive Officer other than Mr. LaLonde was also eligible to receive a bonus based on his individual attainment of specified goals and objectives established for the year, subject to certain minimum thresholds for both EBITDA and each individual's overall attainment of his goals and objectives. For the CEO and the Chief Financial Officer, 75% of their maximum potential bonus payment was tied to the level of EBITDA achieved and 25% was tied to their individual attainment of goals and objectives. For the other Named Executive Officers other than Mr. LaLonde, 50% of their maximum potential bonus payment was tied to the level of EBITDA achieved and 50% was tied to their individual attainment of goals and objectives. Mr. LaLonde did not participate in the Executive Bonus Plan in 2020.
Under the Executive Bonus Plan, EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, impairment charges and stock compensation expense. The Executive Bonus Plan also provides that EBITDA will be adjusted to exclude extraordinary, unusual or non-recurring gains and losses not deemed to be in the ordinary course of business, at the Compensation Committee's reasonable discretion. The Executive Bonus Plan requires that a minimum of 80% of budgeted EBITDA must be attained before the payment of any goals and objectives bonus and 85% of budgeted EBITDA must be attained before any payment of EBITDA bonus. The Executive Bonus Plan also specifies that the portion of the bonus tied to EBITDA will be capped at 200% of the target level after the attainment of 120% of budgeted EBITDA (the "EBITDA bonus"). The EBITDA bonus is earned on a pro-rata basis at an established rate for each participant for each 1% increase in attainment of budgeted EBITDA above 85% to a maximum of 120%. For the portion of the bonus tied to goals and objectives (the "goals and objectives bonus"), a minimum of 70% achievement of such goals and objectives is required for the participant to be eligible to receive this portion of the bonus. Payments of the goals and objectives bonus are determined based on the discretion of the Compensation Committee, with input from the CEO, based on evaluating the achievement of each participant's goals and objectives. The determination of whether goals and objectives are met by each Named Executive Officer is not a formulaic process; rather, the individual performance considerations are factors (among others) that are taken into consideration in the course of making subjective judgments in connection with the compensation decision. The total EBITDA bonus amount is paid 50% in cash and 50% in restricted stock units vesting annually over three years with accelerated vesting for any event of termination other than for cause.

The following table sets forth the targeted bonus and actual bonus earned for each of the Named Executive Officers other than Mr. LaLonde under the Executive Bonus Plan for the 2020 fiscal year:

Name	Target EBITDA Bonus % (1)	Maximum Objectives Bonus % (1)	Total Target Bonus % (1)	EBITDA Bonus Rate per 1% Attainment (2)	EBITDA Bonus Rate per 1% Attainment (3)	Earned EBITDA Bonus % (1)(4)	Earned Objectives Bonus % (1)	Total Earned 2020 Bonus (5)
Daniel T. Accordino	75%	25%	100%	5.00%	3.75%	67.8%	25.0%	$811,562
Anthony E. Hull	75%	25%	100%	3.67%	2.75%	67.8%	25.0%	510,126
Richard G. Cross	30%	30%	60%	2.00%	1.50%	27.1%	30.0%	186,718
Nathan Mucher	30%	30%	60%	2.00%	1.50%	27.1%	30.0%	161,594
Gerald J. DiGenova	30%	30%	60%	2.00%	1.50%	27.1%	30.0%	140,466
Markus Hartmann (6)	30%	30%	60%	2.00%	1.50%	—%	30.0%	—
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(1)Bonus percentages stated as a percentage of individuals' base salary at targeted attainment of 100% of budgeted EBITDA.
(2)Rate, as a percentage of individual's salary, at which EBITDA bonus is earned for each 1% increase in attainment of EBITDA over minimum of 85% up to 100% of budgeted EBITDA.
(3)Rate, as a percentage of individual's salary, at which EBITDA bonus is earned for each 1% increase in attainment of EBITDA over minimum of 100% up to 120% of budgeted EBITDA.
(4)Based on actual attainment percentage of 98.5% to budgeted EBITDA (as adjusted).
(5)For 2020, 50% of the Earned EBITDA bonus was paid in cash in 2021 and 50% was awarded in restricted stock units in 2021. All such restricted stock units vest annually in equal installments over three years with accelerated vesting for any event of termination other than for cause.
(6)Mr. Hartmann served as our Vice President, General Counsel and Secretary until September 10, 2020.
For the 2020 fiscal year, we generated total EBITDA (as defined and adjusted under the Executive Bonus Plan) of $107.9 million representing an attainment percentage of 98.5% of total budgeted EBITDA of $109.4 million for the 2020 fiscal year. Budgeted EBITDA is adjusted during the year to include budgeted EBITDA from acquisitions, which is not included in budgeted EBITDA at the beginning of the year. The following is a reconciliation of our net income as set forth in our audited consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended January 3, 2021 to EBITDA (as adjusted) utilized in the calculation of the 2020 bonus under the Executive Bonus Plan (dollar amounts in thousands):

Net income (loss)	$(29,463)
Provision for income taxes	6,294
Interest expense	27,283
Depreciation and amortization	81,727
EBITDA	85,841
Adjustments:
Impairment expense	12,778
Stock compensation expense	5,223
Acquisition and integration costs	273
Abandoned development costs	3,464
Litigation and other professional costs	1,384
Pre-opening costs	163
Other income, net	(1,271)
EBITDA, as adjusted	107,855
Budgeted EBITDA	109,443
EBITDA Attainment %	98.5%
Long-Term Compensation
The long-term incentive compensation utilized by us for our senior management has been an equity-based compensation plan designed to create alignment of senior management’s interests with those of our long-term stockholders. We award restricted stock grants to our Named Executive Officers in connection with the long-term incentive component of our overall compensation plan. Restricted stock grants utilized in our 2016 Stock Incentive Plan, as amended, which we refer to as the "Carrols plan", have a time-based vesting schedule, typically vesting over a three-year period of time as established by the Compensation Committee under the Carrols plan. Our Compensation Committee also established a policy to provide that restricted stock being granted to employees, including the Named Executive Officers, will be granted on January 15th of each year. The measurement of the value of any restricted stock grant would be based upon the price of our common stock at the close of business on the grant date. The Compensation Committee would grant such restricted stock based upon recommendations from our CEO, who would provide such recommendations after evaluating the individual performance of our employees (including the Named Executive Officers, other than the CEO). Such performance evaluations coincide with our normal end of year annual review process for employees and senior management. The granting of restricted stock has been and is an important component of the total compensation package for the Named Executive Officers and is an important retention tool. Because the Compensation Committee’s policy has been to grant restricted stock on a fixed date, the Compensation Committee may have previously, or may in the future, grant restricted stock at a time when it, as well as the CEO and senior management, may be aware of material non-public information that, once made public, could either have a positive or negative effective on the price of our common stock.
2016 Stock Incentive Plan. The Carrols plan provides for the grant of stock options and stock appreciation rights, stock awards, performance awards, outside director stock options and outside director stock awards. Any officer, employee, associate, director and any consultant or advisor providing services to us are eligible to participate in the Carrols plan.
The Carrols plan is administered by the Compensation Committee which approves awards and may base its considerations on recommendations by our CEO. The Compensation Committee has the authority to (1) approve plan participants, (2) approve whether and to what extent stock options, stock appreciation rights and stock awards are to be granted and the number of shares of stock to be covered by each award (other than an outside director award), (3) approve forms of agreement for use under the Carrols plan, (4) determine terms and conditions of awards (including, but not limited to, the option price, any vesting restriction or limitation, any vesting acceleration or waiver or forfeiture, and any right of repurchase, right of first refusal or other transfer restriction regarding any award), (5) modify, amend or adjust the terms and conditions of any award, (6) determine the fair market value, and (7) determine the type and amount of consideration to be received by us for any stock award issued.
On January 15, 2020, restricted stock grants were made to the Named Executive Officers other than Mr. LaLonde and certain other of our employees. Messrs. Accordino, Hull, Cross, Mucher and DiGenova were granted 200,000, 250,000, 25,000, 15,000 and 15,000 shares of restricted stock, respectively, with target values on the date of grant (based on the closing price of our common stock on such date) of $1,094,000, $1,367,500, $136,750, $82,050 and $82,050, respectively. Mr. Hull received the grant of 250,000 shares of restricted stock on January 15, 2020 pursuant to the terms of his offer letter dated November 20, 2019. On February 18, 2020, Mr. Hartmann was granted 50,000 shares of restricted stock with a target value on the date of grant (based on the closing price of our common stock on such date) of $249,000 in connection with his appointment as our Vice President, General Counsel and Secretary.
In recognition of their performance during the challenging circumstances of the COVID-19 pandemic, the Compensation Committee authorized a stock option grant to certain executives and employees. On August 12, 2020, Messrs. Accordino, Hull, Cross, Mucher, DiGenova and Hartmann were granted 625,000, 100,000, 75,000, 25,000, 25,000 and 25,000 stock options, respectively, pursuant to the Carrols plan with an estimated grant date fair value of $2,281,250, $365,000, $273,750, $91,250, $91,250, and $91,250, respectively. All such stock option awards vest over a period of three years, with one-third vesting on the first anniversary of the date of grant and one-third vesting on each subsequent anniversary of the date of grant. The stock options expire seven years from the date of grant and were issued with an exercise price equal to the closing market price of our common stock on the date of grant, which was $7.12 per share.
The fair value of the stock option awards granted in 2020 reflects the full grant date fair value calculated in accordance with FASB ASC Topic 718 using a Black-Scholes option pricing model. The Black-Scholes model incorporates various assumptions including exercise price, expected term, risk-free interest rates, and expected volatility. The grant date fair value on August 12, 2020 using this pricing model was $3.65 for each underlying option.
Clawback Policy
In April 2021, we adopted an incentive compensation clawback policy which is further described on page 19 of this Proxy Statement.
Stock Ownership Guidelines
In April 2021, we adopted a stock ownership guidelines policy applicable to the Company’s executive officers, which is further described on page 19 of this Proxy Statement.
Other Benefits
We offer certain other benefits to the CEO and Named Executive Officers as described below. Such benefits are not taken into account in determining such individuals’ base salary, annual incentive bonus or equity-based compensation.
Deferred Compensation Plan. We provide certain benefits under The Carrols Corporation and Subsidiaries Deferred Compensation Plan, which we refer to as the “Deferred Compensation Plan”, which is discussed under "—Nonqualified Deferred Compensation."
Change of Control and Severance Benefits. For a discussion of change of control arrangements or severance arrangements and the triggers for payments under such arrangements, please see “—Potential Payments Upon Termination or Change-of-Control.”
Other Post-Employment Benefits. The employment agreement for Mr. Accordino provides for continued coverage under our welfare and benefits plans for Mr. Accordino and his eligible dependents after cessation of employment with us for the remainder of their respective lives.
Employment Agreements
In December 2011, we entered into an employment agreement with Mr. Accordino. On September 6, 2013, we entered into a first amendment to the employment agreement. Mr. Accordino’s employment agreement is further described under "—, Summary Compensation Table."
None of the other Named Executive Officers have an employment agreement with us.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in both the Company's Annual Report on Form 10-K for the year ended January 3, 2021 and the Company's Proxy Statement on Schedule 14A for the 2021 Annual Meeting of Stockholders.

Compensation Committee

David S. Harris, Chair
Hannah S. Craven
Deborah M. Derby
Matthew Perelman
Alexander Sloane

Compensation Committee Interlocks and Insider Participation
The members of the Compensation Committee for the fiscal year ended January 3, 2021 were Hannah S. Craven, Deborah M. Derby, David S. Harris, Matthew Perelman and Alexander Sloane. None of the members of the Compensation Committee were, during such year, an officer of the Company or any of our subsidiaries or had any relationship with the Company other than serving as a director. In addition, no executive officer served as a director or a member of the compensation committee of any other entity, other than a subsidiary of the Company, whose executive officers served as a director on our Compensation Committee. None of the members of our Compensation Committee had any relationship required to be disclosed under this caption under the rules of the SEC.
Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the ratio of the median annual total compensation of our employees (other than our CEO) and the annual total compensation of our CEO. We identified our median employee and calculated our CEO pay ratio as follows:
•We identified the median employee using our employee population as of the final day of our payroll year, January 3, 2021. The final payroll date may vary from year to year as the final day of our payroll year ends on a Sunday rather than a specified date.
•We utilized a consistently applied compensation measure (“CACM”) across our employee population to calculate the median employee compensation. For our CACM, we used total gross taxable earnings from our payroll records. Given our workforce and the high turnover rates inherent in the restaurant industry, our methodology included annualizing the compensation for all full-time and part-time employees who did not work a full calendar year to properly reflect their compensation levels. We did not perform any full-time equivalency adjustments or annualize the compensation for temporary or seasonal positions. We did not make any cost-of-living adjustments or use any statistical sampling.
•After identifying the median employee, we calculated this employee’s total annual compensation in the same manner as the Chief Executive Officer’s compensation, which is described in the Summary Compensation Table on page 39 of this Proxy Statement.
We employed approximately 26,500 persons as of January 3, 2021 exclusive of our CEO. Full and part-time hourly restaurant team members comprised approximately 26,100 persons or 98.5% of our employees. As identified using the SEC pay ratio rules and CACM described above, our median employee is a part-time team member who worked an average of 27 hours per week in one of our restaurants in the United States, and whose annual compensation was $14,029. Our Chief Executive Officer’s compensation during the same time period was $4,963,208. Accordingly, our CEO pay ratio based on fiscal year 2020 compensation is approximately 354:1.
Our CEO pay ratio information is a reasonable good faith estimate calculated in a manner consistent with the SEC pay ratio rules and methods for disclosure. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the CEO pay ratio, and other companies may use different assumptions, adjustments, exclusions or estimates in calculating their CEO pay ratio. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

SUMMARY COMPENSATION TABLE
The following table summarizes historical compensation awarded or paid to, or earned by, each of the Named Executive Officers for the fiscal years ended January 3, 2021, December 29, 2019 and December 30, 2018:

Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Stock Awards (2)($)	Option Awards (2) ($)	Non- Equity Incentive Plan Compensation (3)($)	Change in Nonqualified Deferred Compensation Earnings (4) ($)	All Other Compensation (5) ($)	Total ($)
Daniel T. Accordino	2020	$660,933	$—	$1,094,000	$2,281,250	$515,156	$105,296	$306,573	$4,963,208
President, Chief Executive Officer	2019	$863,052	$—	$1,374,600	$—	$—	$83,345	$10,778	$2,331,775
and Director (6)	2018	$837,624	$—	$1,921,250	$—	$554,842	$55,814	$357,691	$3,727,221
Anthony E. Hull	2020	$536,258	$—	$1,367,500	$365,000	$323,813	$—	$196,072	$2,788,643
Vice President, Chief Financial
Officer and Treasurer (6)
Timothy J. LaLonde	2020	$105,000	$—	$—	$—	$—	$1,144	$—	$106,144
Former Interim Vice President,	2019	$87,692	$—	$89,300	$—	$—	$276	$—	$177,268
Interim Chief Financial Officer and
Interim Treasurer (7)
Richard G. Cross	2020	$318,825	$—	$136,750	$273,750	$142,409	$—	$44,379	$916,113
Vice President, Real Estate (6)	2019	$318,276	$—	$189,600	$—	$—	$—	$—	$507,876
	2018	$309,000	$—	$265,000	$—	$141,421	$—	$51,502	$766,923
Nathan Mucher	2020	$275,933	$—	$82,050	$91,250	$123,247	$589	$38,417	$611,486
Vice President, Chief Information	2019	$275,004	$—	$142,200	$—	$—	$—	$112,759	$529,963
Officer (6)
Gerald J. DiGenova	2020	$239,580	$—	$82,050	$91,250	$107,133	$13,765	$34,486	$568,264
Vice President, Human Resources (6)	2019	$238,716	$—	$142,200	$—	$—	$10,142	$1,060	$392,118
	2018	$231,756	$—	$198,750	$—	$104,678	$6,307	$38,627	$580,118
Markus Hartmann	2020	$169,409	$54,402	$249,000	$91,250	$—	$—	$146,667	$710,728
Former Vice President, General
Counsel and Secretary (6)(8)
_____________________________
(1)Mr. Hartmann received this supplemental cash payment pursuant to his offer letter.
(2)The amounts shown represent the aggregate grant date fair value of equity awards granted and approved by the Compensation Committee in each of the fiscal years presented and is consistent with the grant date fair value of the award computed in accordance with FASB ASC Topic 718. These amounts reflect the grant date fair value for these awards and do not correspond to the actual value that will be recognized. The actual value, if any, that a named executive officer may realize will depend on the stock price at the date of vesting and the stock price over the term of the option awards.
(3)We provide incentive compensation to our executive officers based on an individual’s achievement of certain specified objectives and our achievement of specified EBITDA levels. See “Compensation Discussion and Analysis” above for a discussion of our Executive Bonus Plan. Amounts include cash bonuses paid in fiscal year 2021, 2020 and 2019 with respect to services rendered in fiscal year 2020, 2019 and 2018, respectively.
(4)These amounts represent the above-market portion of earnings on compensation deferred by the Named Executive Officers under our nonqualified Deferred Compensation Plan. Earnings on deferred compensation are considered to be above-market to the extent that the rate of interest exceeds 120% of the applicable federal long-term rate. At January 3, 2021, 120% of the federal long-term rate was 1.58% per annum and the interest rate paid to participants was 8% per annum.
(5)All other compensation in 2020 includes the value of each Named Executive Officer's restricted stock units earned under the incentive bonus plan and granted in 2021. For 2020, Mr. Accordino received 46,386 restricted stock units, Mr. Hull received 29,157 restricted stock units, Mr. Cross received 6,935 restricted stock units, Mr. Mucher received 6,002 restricted stock units and Mr. DiGenova received 5,217 restricted stock units. All restricted stock units vest annually in equal installments over three years with accelerated vesting for any event of termination other than for cause.
All other compensation in 2018 includes the value of each Named Executive Officer's restricted stock units earned under the incentive bonus plan and granted in 2019. For 2018, Mr. Accordino received 38,318 restricted stock units, Mr. Cross received 5,691 restricted stock units and Mr. DiGenova received 4,268 restricted stock units. All restricted stock units vest annually in equal installments over three years with accelerated vesting for any event of termination other than for cause.
For Mr. Accordino, the amounts shown also include reimbursement for tax preparation fees of $5,800 plus a gross up for income taxes on such reimbursement of $4,297 for fiscal year 2020, reimbursement for tax preparation fees of $5,500 plus a gross up for income taxes on such reimbursement of $5,278 for fiscal year 2019, and $6,100 plus a gross up for income taxes on such reimbursement of $4,811 for fiscal year 2018.
For Mr. Hull, the amounts shown also include reimbursement for relocation expenses of $5,884 plus a gross up for income taxes on such reimbursement of $3,805 for fiscal year 2020.
For Mr. Mucher, the amounts shown also include reimbursement for relocation expenses of $74,094 plus a gross up for income taxes on such reimbursement of $38,665 for fiscal year 2019.
For Mr. Hartmann, the amount represents severance payments of $137,502 and benefit coverage of $9,165 pursuant to the Hartmann Separation Agreement (as defined below), which is further described on page 51 of this Proxy Statement and was entered into in connection with Mr. Hartmann’s termination of employment with the Company.
(6)During the second quarter of 2020, in response to the COVID-19 pandemic, Mr. Accordino elected not to receive a base salary and the base salaries of Mr. Hull, Mr. Cross, Mr. Mucher, Mr. DiGenova and Mr. Hartmann were reduced by 10%. Base salaries were restored effective July 1, 2020.
(7)Mr. LaLonde served as our Interim Vice President, Interim Chief Financial Officer and Interim Treasurer until January 2, 2020.
(8)Mr. Hartmann served as our Vice President, General Counsel and Secretary until September 10, 2020.
Accordino Employment Agreement
On November 1, 2011, we and Mr. Accordino mutually agreed that Mr. Accordino would become our President and Chief Executive Officer effective on January 1, 2012. In December 2011, we and Carrols LLC entered into a new employment agreement with Mr. Accordino. Mr. Accordino’s employment agreement commenced on the Effective Date and is subject to automatic renewals for successive one-year terms unless either Mr. Accordino, we or Carrols LLC elects not to renew Mr. Accordino’s employment agreement by giving written notice to the others at least 30 days before a scheduled expiration date. Mr. Accordino’s employment agreement provides that Mr. Accordino will receive an annual base salary that may be increased annually at the sole discretion of our Compensation Committee. Pursuant to Mr. Accordino’s employment agreement, Mr. Accordino will participate in our Executive Bonus Plan, and any restricted stock or other equity incentive plans applicable to executive employees, as determined by our Compensation Committee. Mr. Accordino’s employment agreement also provides that if Mr. Accordino’s employment is terminated without "cause" (as defined in Mr. Accordino’s employment agreement) or Mr. Accordino terminates his employment for "good reason" (as defined in Mr. Accordino’s employment agreement), in each case within twelve months following a "change of control" (as defined in Mr. Accordino’s employment agreement), Mr. Accordino will receive a cash lump sum payment equal to 2.99 times his average salary plus his average annual bonus (paid under our Executive Bonus Plan or deferred under our Deferred Compensation Plan) for the prior five years. Mr. Accordino’s employment agreement also provides that if Mr. Accordino’s employment is terminated by us or Carrols LLC without “cause”, as defined in Mr. Accordino’s employment agreement (other than following a change of control as described above), or Mr. Accordino terminates his employment for “good reason”, as defined in Mr. Accordino’s employment agreement (other than following a change of control as described above), Mr. Accordino will receive a lump sum cash payment in an amount equal to 2.00 times his average salary plus average annual bonus (paid under our Executive Bonus Plan or deferred under our Deferred Compensation Plan) for the prior five years. Mr. Accordino’s employment agreement includes non-competition and non-solicitation provisions effective during the term of Mr. Accordino’s employment agreement and for two years following its termination. On September 6, 2013, we and Carrols LLC entered into an amendment to Mr. Accordino’s employment agreement to provide, among other things, that in the event that we or Carrols LLC elect not to renew the term of the employment agreement for any reason other than for "cause" (as defined in the employment agreement), we or Carrols LLC shall (1) pay to Mr. Accordino a lump sum cash payment equal to his annual base salary and vacation pay in effect on the last day of the term of the employment agreement; (2) pay to Mr. Accordino any amounts he is entitled to under the Deferred Compensation Plan; (3) pay to Mr. Accordino the annual bonus for the year in which the term of the employment agreement ended that is payable under the terms of the Executive Bonus Plan; and (4) continue certain health benefits and insurance policies.

Grants of Plan-Based Awards
The following table provides certain information regarding grants of plan-based awards made to the Named Executive Officers during the fiscal year ended January 3, 2021:

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	All other option awards: Number of securities underlying options # (2)	Exercise price of option awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($) (3)(4)
Daniel T. Accordino	1/15/2020	200,000			$1,094,000
	8/12/2020		625,000	$7.12	2,281,250
Anthony E. Hull	1/15/2020	250,000			$1,367,500
	8/12/2020		100,000	$7.12	365,000
Timothy J. LaLonde (5)		—	—	—	—
Richard G. Cross	1/15/2020	25,000			$136,750
	8/12/2020		75,000	$7.12	273,750
Nathan Mucher	1/15/2020	15,000			$82,050
	8/12/2020		25,000	$7.12	91,250
Gerald J. DiGenova	1/15/2020	15,000			$82,050
	8/12/2020		25,000	$7.12	91,250
Markus Hartmann (6)	2/18/2020	50,000			$249,000
	8/12/2020		25,000	$7.12	91,250
_____________________________
(1)Amounts shown in this column reflect the number of restricted stock awards granted to each Named Executive Officer pursuant to Carrols plan during 2020. All such restricted stock vests over a period of three years, with one-third of such restricted stock vesting on the first anniversary of the grant date and one-third of such restricted stock vesting on each subsequent anniversary of the grant date.
(2)Amounts shown in this column reflect the number of stock options granted to each Named Executive Officer pursuant to Carrols plan during 2020. All such stock option awards vest over a period of three years, with one-third vesting on the first anniversary of the grant date and one-third vesting on each subsequent anniversary of the grant date. The options expire seven years after the grant date.
(3)These amounts reflect an estimate of the grant date fair value and may not correspond to the actual value that will be recognized by the Named Executive Officers. The value of the restricted stock awards granted in 2020 is calculated by multiplying the number of restricted stock awarded by the market closing price of our common stock on the grant date. The grant date fair value on January 15, 2020 was $5.47. The grant date fair value on February 18, 2020 was $4.98.
(4)These amounts reflect an estimate of the grant date fair value and may not correspond to the actual value that will be recognized by the Named Executive Officers. The value of the stock option awards granted in 2020 reflects the full grant date fair value calculated in accordance with FASB ASC Topic 718 using a Black-Scholes option pricing model. The Black-Scholes model incorporates various assumptions including exercise price, expected term, risk-free interest rates, and expected volatility. The grant date fair value on August 12, 2020 using this pricing model was $3.65 for each underlying option.
(5)Mr. LaLonde served as our Interim Vice President, Interim Chief Financial Officer and Interim Treasurer until January 2, 2020.
(6)Mr. Hartmann served as our Vice President, General Counsel and Secretary until September 10, 2020.

Outstanding Equity Awards at Fiscal Year-End
The following tables set forth certain information with respect to the value of all Carrols Restaurant Group equity awards that were outstanding at the January 3, 2021 fiscal year end for each of the Named Executive Officers:

	Stock Awards
Name	Number of Shares of Stock or Units That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (2) ($)	Equity Incentive Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Daniel T. Accordino (1)(3)	370,614	$2,327,456	—	$—
Anthony E. Hull (4)	250,000	$1,570,000	—	$—
Timothy J. LaLonde (5)	—	$—	—	$—
Richard G. Cross (1)(3)	48,823	$306,608	—	$—
Nathan Mucher (6)	24,900	$156,372	—	$—
Gerald J. DiGenova (1)(3)	32,867	$206,405	—	$—
Markus Hartmann (8)	—	$—	—	$—

	Option Awards
Name	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Daniel T. Accordino (7)	—	—	625,000	$7.12	8/12/2027
Anthony E. Hull (7)	—	—	100,000	$7.12	8/12/2027
Timothy J. LaLonde (5)	—	—	—	—	—
Richard G. Cross (7)	—	—	75,000	$7.12	8/12/2027
Nathan Mucher (7)	—	—	25,000	$7.12	8/12/2027
Gerald J. DiGenova (7)			25,000	$7.12	8/12/2027
Markus Hartmann (7)(8)	—	—	—	—	—
_____________________________
(1)In January 2018, January 2019 and January 2020, we granted restricted stock awards to these Named Executive Officers pursuant to the 2016 Stock Incentive Plan, as amended. These restricted stock awards vest over periods of three years with 34% of such restricted shares vesting on the first anniversary of the grant date and 33% annually on the anniversary of the grant date thereafter.
(2)The market value of the restricted stock awards was determined based on the closing price of our common stock on the last trading day of the 2020 fiscal year, December 31, 2020, which was $6.28.
(3)In March 2018 and March 2019, we awarded restricted stock units to these Named Executive Officers pursuant to the Executive Bonus Plan attributed to performance in the 2017 and 2018 fiscal periods. For these periods, 50% of the Earned EBITDA bonus was paid in cash and 50% was awarded in restricted stock units that are being delivered annually over a three-year vesting period. All restricted stock units vest annually in equal installments over three years with accelerated vesting for any event of termination other than for cause.
(4)In January 2020, we granted a restricted stock award to Mr. Hull pursuant to the 2016 Stock Incentive Plan, as amended. The restricted stock award vests over periods of three years with 34% of such restricted shares vesting on the first anniversary of the grant date and 33% annually on the anniversary of the grant date thereafter.
(5)Mr. LaLonde served as our Interim Vice President, Interim Chief Financial Officer and Interim Treasurer until January 2, 2020.
(6)In January 2019 and January 2020, we granted restricted stock awards to Mr. Mucher pursuant to the 2016 Stock Incentive Plan, as amended. The restricted stock awards vest over a period of three years with 34% of such restricted shares vesting on the first anniversary of the grant date and 33% annually on the anniversary of the grant date thereafter.
(7)In August 2020, we awarded stock options to these Named Executive Officers pursuant to the 2016 Stock Incentive Plan, as amended. All such stock option awards vest over a period of three years, with one-third vesting on the first anniversary of the grant date and one-third vesting on each subsequent anniversary of the grant date. The options expire seven years after the grant date.
(8)In February 2020, we granted Mr. Hartmann 50,000 shares of restricted stock pursuant to the 2016 Stock Incentive Plan, as amended. The restricted stock award was to vest over periods of three years with 34% of such restricted shares vesting on the first anniversary of the grant date and 33% annually on the anniversary of the grant date thereafter. Mr. Hartmann served as our Vice President, General Counsel and Secretary until September 10, 2020, at which point his unvested restricted shares and unvested stock options were cancelled.
Options Exercised and Stock Vested
The following table summarizes the options exercised and vesting of restricted stock awards for each of our Named Executive Officers during the fiscal year ended January 3, 2021:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Daniel T. Accordino	—	$—	184,801	$1,029,219
Anthony E. Hull	—	$—	—	$—
Timothy J. LaLonde (2)	—	$—	10,000	$39,500
Richard G. Cross	—	$—	26,800	$149,104
Nathan Mucher	—	$—	5,100	$29,580
Gerard J. DiGenova	—	$—	21,151	$117,921
Markus Hartmann (3)	—	$—	—	$—
_____________________________
(1)Represents the per-share market price of our common stock on the vesting date multiplied by the number of shares vested.
(2)Mr. LaLonde served as our Interim Vice President, Interim Chief Financial Officer and Interim Treasurer until January 2, 2020.
(3)Mr. Hartmann served as our Vice President, General Counsel and Secretary until September 10, 2020.

Nonqualified Deferred Compensation
We have a Deferred Compensation Plan for employees not eligible to participate in the Carrols Corporation Retirement Savings Plan, which we refer to as the “Retirement Plan”, because they have been excluded as “highly compensated” employees (as so defined in the Retirement Plan), to voluntarily defer portions of their base salary and annual bonus. An eligible employee may elect, on a deferral agreement, to defer all or a specified percentage of base salary and, if applicable, all or a specified percentage of cash bonuses. All amounts deferred by the participants earn interest at 8% per annum. We do not match any portion of the funds. All of the Named Executive Officers are or were eligible to participate in our Deferred Compensation Plan.
The following table describes contributions, earnings and balances at January 3, 2021 under our Deferred Compensation Plan:

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($) (1)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE ($)
Daniel T. Accordino	$—	$—	$130,276	$—	$1,699,878
Anthony E. Hull	—	—	—	—	—
Timothy J. LaLonde (2)	30,000	—	1,423	(61,825)	—
Richard G. Cross	—	—	—	—	—
Nathan Mucher	16,556	—	731	—	17,287
Gerald J. DiGenova	15,000	—	17,032	—	229,213
Markus Hartmann (3)	—	—	—	—	—
_____________________________
(1)Earnings represent the interest earned on amounts deferred at 8.0% per annum.
(2)Mr. LaLonde served as our Interim Vice President, Interim Chief Financial Officer and Interim Treasurer until January 2, 2020.
(3)Mr. Hartmann served as our Vice President, General Counsel and Secretary until September 10, 2020.

Potential Payments Upon Termination or Change-of-Control
We do not utilize formal employment agreements with our Named Executive Officers, other than Mr. Accordino. Employment arrangements for our Named Executive Officers are governed by the terms of their individual employment offers, where applicable, as well as change of control/severance agreements entered into with Mr. Cross and Mr. DiGenova in 2013.
Messrs. Hull, Mucher and Hartmann are each subject to employment letters that were entered into when they each joined the Company. The employment letters provided for initial base salaries and initial annual bonus targets and also provided that each individual would be eligible to receive equity awards under the Company’s long-term incentive award program in effect for other senior executives. Messrs. Cross and DiGenova first joined the Company in non-executive roles and do not have employment arrangements with the Company. The Compensation Committee reviews and updates the compensation arrangements for Messrs. Accordino, Hull, Cross, Mucher and DiGenova on an annual basis.
The Named Executive Officers have received equity awards under our 2016 Stock Incentive Plan, as amended, which allows for the accelerated vesting of certain awards in connection with a qualifying termination event. Upon a change of control of the Company, all participants unvested shares will be accelerated and become vested.
Additionally, we may from time-to-time offer a severance benefit arrangement for terminated or separated executives as part of a negotiated termination of employment in exchange for a release of claims against the Company and other covenants determined to be in the best interests of the Company. The actual severance payments and benefits received by Mr. Hartmann in connection with his termination of employment are described below.
Equity Acceleration
Under award agreements pursuant to our 2016 Stock Incentive Plan, as amended, any unvested shares of stock, unvested restricted stock units and unvested stock options will automatically vest in the event of a change of control, even if the participant's employment is not terminated following a change of control.
Further, in accordance with our 2016 Stock Incentive Plan, as amended, all unvested shares of restricted stock, unvested restricted stock units and unvested stock options will automatically vest if the participant's employment terminates due to death or disability and in the case of stock options, remain exercisable for a period of one year from the date of such death or disability or until the expiration of the stated term of the stock options, whichever is shorter. All restricted stock units will vest upon the termination of the participant for any reason other than for cause.
The following table summarizes the estimated equity benefits that would have been payable to each Named Executive Officer if (1) there was a change of control of the Company; (2) they were terminated on January 3, 2021 without cause or due to death or disability; or (3) their employment was terminated on January 3, 2021 voluntarily or due to retirement:

Name	Change in Control (1)	Termination without Cause or Due to Death or Disability (1)	Voluntary Termination or Retirement (1)
Daniel T. Accordino	$2,327,456	$2,327,456	$169,962
Anthony E. Hull	1,570,000	1,570,000	—
Timothy J. LaLonde (2)	—	—	—
Richard G. Cross	306,608	306,608	25,264
Nathan Mucher	156,372	156,372	—
Gerard J. DiGenova	206,405	206,405	18,947
Markus Hartmann (3)	—	—	—
_____________________________

(1)The amount is based on the unvested restricted shares and restricted stock units held by these Named Executive Officer at January 3, 2021 and the closing price of our common stock on the last trading day of our 2020 fiscal year, December 31, 2020, which was $6.28. Stock options are not included in the table as the exercise price of $7.12 was higher than the closing market price on the last trading day of our 2020 fiscal year, December 31, 2020, which was $6.28.
(2)Mr. LaLonde served as our Interim Vice President, Interim Chief Financial Officer and Interim Treasurer until January 2, 2020.
(3)Mr. Hartmann served as our Vice President, General Counsel and Secretary until September 10, 2020.
Accordino Employment Agreement
On September 6, 2013, we and Carrols LLC entered into an amendment to Mr. Accordino's employment agreement to provide, among other things, that in the event that we or Carrols LLC elect not to renew the term of the employment agreement for any reason other than for "cause" (as defined in the employment agreement), we or Carrols LLC shall (1) pay to Mr. Accordino a lump sum cash payment equal to his annual base salary and vacation pay in effect on the last day of the term of the employment agreement; (2) pay to Mr. Accordino any amounts he is entitled to under the Deferred Compensation Plan; (3) pay to Mr. Accordino the annual bonus for the year in which the term of the employment agreement ended that is payable under the terms of the Executive Bonus Plan; and (4) continue certain health benefits and insurance policies.
Mr. Accordino’s employment agreement also provides that if Mr. Accordino’s employment is terminated without "cause" (as defined in his employment agreement) or Mr. Accordino terminates his employment for "good reason" (as defined in his employment agreement), (a) in each case within twelve months following a "change of control" (as defined his employment agreement), or (b) a binding agreement with respect to a change of control transaction was entered into during the term of his employment and such change of control transaction occurs within 12 months after the date of his termination of employment, then in either case, Mr. Accordino will receive a cash lump sum payment equal to 2.99 multiplied by the average of the sum of his base salary and the annual bonus paid under the Executive Bonus Plan or deferred in accordance with the Deferred Compensation Plan in the five calendar years prior to the date of termination.
The employment agreement also provides that if Mr. Accordino’s employment is terminated by us or Carrols without cause more than 12 months following a change of control or Mr. Accordino terminates his employment for good reason more than 12 months following a change of control, Mr. Accordino will receive a cash lump sum payment in an amount equal to 2.00 multiplied by the average of the sum of his base salary and the annual bonus paid under the Executive Bonus Plan or deferred in accordance with the Deferred Compensation Plan in the five calendar years prior to the date of termination. The employment agreement includes non-competition and non-solicitation provisions effective during the term of the employment agreement and for two years following the termination of the employment agreement.
The following table summarizes estimated benefits that would have been payable to Mr. Accordino if (1) the term of his employment agreement had not been renewed by us or Carrols LLC without cause; (2) his employment had been terminated on January 3, 2021 by us without cause or by him for good reason within 12 months of a change of control of us or such change of control is a result of (a) a binding agreement with respect to a change of control transaction was entered into during the term of his employment and (b) such change of control transaction occurs within 12 months after the date of termination of his employment; (3) his employment had been terminated on January 3, 2021 by us without cause or by him for good reason; (4) his employment had been terminated on January 3, 2021 by us for cause; (5) his employment had been terminated on January 3, 2021 by him without good reason; (6) his employment had been terminated on January 3, 2021 by us due to disability; and (7) his employment had been terminated on January 3, 2021 due to death:

	Non-renewal of Employment Agreement Without Cause ($)	Terminated Without Cause or by Employee for Good Reason Within 12 Months of a Change in Control ($)		Terminated Without Cause or by Employee for Good Reason More than 12 Months following a Change in Control (2)($)		Terminated For Cause ($)	Terminated by Employee Without Good Reason ($)	Disability ($)		Death ($)
Severance	$901,260	$3,975,734	(1)	$2,659,354	(2)	$—	$—	$2,703,780	(3)	$—
Bonus (4)	811,562	811,562		811,562		—	811,562	811,562		811,562
Accrued Vacation (5)	69,328	69,328		69,328		69,328	69,328	—		—
Welfare Benefits (6)	507,466	507,466		507,466		—	—	507,466		284,250
Deferred Compensation Plan	1,699,878	1,699,878		1,699,878		1,699,878	1,699,878	1,699,878		1,699,878
Equity (7)	169,962	2,327,456		2,327,456		—	169,962	2,327,456		2,327,456
Total	$4,159,456	$9,391,424		$8,075,044		$1,769,206	$2,750,730	$8,050,142		$5,123,146
 _____________________________
(1)    Reflects a lump sum cash payment in an amount equal to 2.99 multiplied by the average of the sum of the base salary and the annual bonus paid under the Executive Bonus Plan or deferred in accordance with the Deferred Compensation Plan in the five calendar years prior to the date of termination, which we refer to as the “Five-Year Compensation Average”.
(2)    Reflects a lump sum cash payment in an amount equal to 2.00 multiplied by Mr. Accordino's Five Year Compensation Average.
(3)    Such amounts based on the base salary in effect at January 3, 2021 of $901,260 for Mr. Accordino, for a period of three years.
(4)    Reflects a lump sum cash payment in an amount equal to the pro rata portion of Mr. Accordino’s annual bonus under our Executive Bonus Plan for the year in which his employment is terminated. Amount represents the bonus earned by Mr. Accordino for the fiscal year ended January 3, 2021.
(5)    Amount represents four weeks of accrued but unpaid vacation as of January 3, 2021 based on the annual salary of $901,260 in effect at January 3, 2021 for Mr. Accordino.
(6)    Mr. Accordino's employment agreement requires continued coverage under our welfare and benefits plans for him and his eligible dependents for the remainder of their respective lives. The amount included in this table was actuarially determined based on the present value of future health care premiums paid for by us discounted at a rate of 1.98%.
(7)    The amount represents vesting of the outstanding shares of restricted stock and restricted stock units held at January 3, 2021 based upon the closing price of our common stock on the last trading day of our 2020 fiscal year, December 31, 2020, which was $6.28. Stock options are not included in the table as the exercise price of $7.12 was higher than the closing market price on the last trading day of our 2020 fiscal year, December 31, 2020, which was $6.28.
Hull Offer Letter
Pursuant to an offer letter dated November 20, 2019 between the Company and Mr. Hull, which we refer to as the “Hull Offer Letter”, Mr. Hull is entitled to be paid an annual base salary of $550,000 and is eligible to receive discretionary annual increases based on his performance. Mr. Hull is also eligible to participate in the Company's Executive Bonus Plan and entitled to a bonus target of 100% of his annual base salary subject to the terms of the Company’s Executive Bonus Plan. Pursuant to the Hull Offer Letter, Mr. Hull was granted 250,000 shares of restricted stock on January 15, 2020. In addition, Mr. Hull is entitled to receive a reimbursement from the Company for travel expenses for Mr. Hull and his spouse to visit family of up to $25,000 in the first year of employment with the Company and up to $10,000 in any subsequent year. Mr. Hull received reimbursement of these expenses in the amount of $9,689 in 2020.
Mucher Offer Letter
Pursuant to an offer letter dated October 4, 2018 between the Company and Mr. Mucher, which we refer to as the “Mucher Offer Letter”, Mr. Mucher is entitled to be paid an annual base salary of $275,000 and is eligible to receive discretionary annual increases based on his performance. He is also eligible to participate in the Company's Executive Bonus Plan and entitled to a bonus target of 60% of his annual base salary subject to the terms of the Company’s Executive Bonus Plan. Pursuant to the Mucher Offer Letter, Mr. Mucher was entitled to a bonus payment of $43,000 prior to March 15, 2019 in lieu of any bonus for 2018. In addition, the Company agreed to (i) reimburse Mr. Mucher for airfare, food, lodging and vehicle expenses in connection with commuting to Syracuse, NY prior to relocation, (ii) provide a monthly housing allowance of $1,500 per month from November 2018 through May 2019 and (iii) reimburse Mr. Mucher for (a) certain closing costs related to the sale of his primary residence in North Carolina and the purchase of a new residence in Syracuse, NY, (b) certain moving expenses to relocate to Syracuse, NY and (c) storage expenses, mortgage or rent payments, and utilities and lawn care expenses in certain instances.
The following table summarizes estimated benefits that would have been payable to Mr. Hull and Mr. Mucher if (1) they were terminated on January 3, 2021 without cause or due to death or disability, (2) their employment was terminated on January 3, 2021 voluntarily or due to retirement, or (3) termination for cause:

	Termination without Cause, Death or Disability ($)	Voluntary Termination or Retirement ($)	Termination for Cause ($)
Anthony E. Hull
Severance	$—	$—	$—
Bonus (1)	510,126	510,126	—
Deferred Compensation Plan	—	—	—
Equity (2)	1,570,000	—	—
Total	$2,080,126	$510,126	$—
Nathan Mucher
Severance	$—	$—	$—
Bonus (1)	161,594	161,594	—
Deferred Compensation Plan	17,287	17,287	17,287
Equity (2)	156,372	—	—
Total	$335,253	$178,881	$17,287
_____________________________
(1)Reflects an amount equal to the aggregate bonus payment unpaid at January 3, 2021 for 2020 for which the Named Executive Officer would be entitled to be paid as he was employed as of the end of the calendar year. Amount represents the bonus earned by Mr. Hull and Mr. Mucher for the fiscal year ended January 3, 2021.
(2)The amount represents vesting of the outstanding shares of restricted stock and restricted stock units held at January 3, 2021 based upon the closing price of our common stock on the last trading day of our 2020 fiscal year, December 31, 2020, which was $6.28. Stock options are not included in the table as the exercise price of $7.12 was higher than the closing market price on the last trading day of our 2020 fiscal year, December 31, 2020, which was $6.28.

Change of Control/Severance Agreement
On June 3, 2013, we, Carrols and Carrols LLC entered into a change of control and severance agreement, which we refer to as the "change of control and severance agreement", with Mr. Cross and Mr. DiGenova. This change of control and severance agreement provides that if within one year following a "change of control" (as defined in the change of control and severance agreement), such employee's employment is terminated by us, Carrols or Carrols LLC without "cause" (as defined in the change of control and severance agreement) or by such employee for "good reason" (as defined in the change of control and severance agreement), then such employee will be entitled to receive (a) a cash lump sum payment in the amount equal to the product of 18 and the employee's monthly base salary at the then current rate, (b) an amount equal to the aggregate bonus payment for the year in which the employee incurs a termination of employment to which the employee would otherwise have been entitled had his employment not terminated under the Executive Bonus Plan then in effect, and (c) continued coverage under our welfare and benefits plans for such employee and his dependents for a period of up to 18 months. Each change of control and severance agreement also provides that if at any time other than within one year following a change of control, such employee's employment is terminated by us, Carrols or Carrols LLC without cause or by such employee for good reason, then such employee will be entitled to receive (a) a cash lump sum payment in the amount equal to one year's salary at the then current rate, (b) an amount equal to the pro rata portion of the aggregate bonus payment for the year in which the employee incurs a termination of employment to which the employee would otherwise have been entitled had his employment not terminated under our Executive Bonus Plan then in effect, and (c) continued coverage under our welfare and benefits plans for such employee and his dependents for a period of up to 18 months. The payments and benefits due under each change of control and severance agreement cannot be reduced by any compensation earned by the employee as a result of employment by another employer or otherwise. The payments are also not subject to any set-off, counterclaim, recoupment, defense or other right that we, Carrols or Carrols LLC may have against the employee.
The following table summarizes estimated benefits that would have been payable to Mr. Cross and Mr. DiGenova if the employment of such Named Executive Officer had been terminated on January 3, 2021 (1) by us without cause or by the Named Executive Officer for good reason within one year after a change of control; (2) by us without cause or by the Named Executive Officer for good reason prior to a change of control or more than one year after a change of control, (3) (a) by us without cause or (b) due to death or disability, (4) by the Named Executive Officer voluntarily or due to retirement or (5) by us for cause:

	Terminated Without Cause or by Employee for Good Reason Within 12 Months of a Change in Control($)		Terminated Without Cause or by Employee for Good Reason Prior to a Change in Control or More Than One Year After a Change in Control($)		Termination without Cause, Death or Disability ($)		Voluntary Termination or Retirement ($)		Termination for Cause ($)
Richard G. Cross
Severance	$521,038	(1)	$347,358	(2)	$—		$—		$—
Bonus	186,718	(3)	186,718	(4)	186,718	(5)	186,718	(5)	—
Accrued Vacation (6)	25,909		25,909		25,909		25,909		—
Welfare Benefits (7)	20,324		20,324		—		—		—
Deferred Compensation Plan	—		—		—		—		—
Equity (8)	306,608		306,608		306,608		25,264		—
Total	$1,060,597		$886,917		$519,235		$237,891		$—
Gerald J. DiGenova
Severance	$391,966	(1)	$261,311	(2)	$—		$—		$—
Bonus	140,466	(3)	140,466	(4)	140,466	(5)	140,466	(5)	—
Accrued Vacation (6)	19,491		19,491		19,491		19,491		—
Welfare Benefits (7)	36,511		36,511		—		—		—
Deferred Compensation Plan	229,213		229,213		229,213		229,213		229,213
Equity (8)	206,405		206,405		206,405		18,947		—
Total	$1,024,052		$893,397		$595,575		$408,117		$229,213
_____________________________
(1)Reflects a cash lump sum payment in an amount equal to 18 multiplied by the amount of the Named Executive Officer’s monthly base salary in effect at January 3, 2021 plus interest of 6.25% per annum (determined as the prime commercial rate established by the principal lending bank at January 3, 2021 of 3.25% plus 3%) until the time of payment which would be the fifth business day following the six month anniversary of termination.
(2)Reflects a cash lump sum payment in the amount equal to one year of base salary in effect at January 3, 2021 plus interest of 6.25% per annum (determined as the prime commercial rate established by the principal lending bank at January 3, 2021 of 3.25% plus 3%) until the time of payment which would be the fifth business day following the six month anniversary of termination.
(3)Reflects an amount equal to the aggregate bonus payment for the year in which the Named Executive Officer incurs a termination of employment to which he would otherwise have been entitled had his employment not terminated under the Executive Bonus Plan in effect at January 3, 2021. Such payment would be made no later than March 15th of the calendar year following the calendar year the Named Executive Officer’s employment is terminated.
(4)Reflects an amount equal to the pro-rata portion of the aggregate bonus payment for the year in which the Named Executive Officer incurs a termination of employment to which the Named Executive Officer would otherwise have been entitled had his employment not terminated under the Executive Bonus Plan in effect at January 3, 2021.
(5)Reflects an amount equal to the aggregate bonus payment unpaid at January 3, 2021 for 2020 for which the Named Executive Officer would be entitled to be paid as he was employed as of the end of the calendar year. Amount represents the bonus earned by Mr. Cross and Mr. Mucher for the fiscal year ended January 3, 2021.
(6)Amount represents four weeks of accrued but unpaid vacation as of January 3, 2021 based on the annual salary in effect on January 3, 2021 for each respective Named Executive Officer.
(7)Reflects continued coverage of group term life and disability insurance and group health and dental plan coverage for such Named Executive Officer and his dependents for a period of 18 months based on rates in effect at January 3, 2021 without discounting.
(8)The amount represents vesting of the outstanding shares of restricted stock and restricted stock units held at January 3, 2021 based upon the closing price of our common stock on the last trading day of our 2020 fiscal year, December 31, 2020, which was $6.28. Stock options are not included in the table as the exercise price of $7.12 was higher than the closing market price on the last trading day of our 2020 fiscal year, December 31, 2020, which was $6.28.

The following table summarizes benefits payable to Mr. LaLonde upon the termination of his employment on May 17, 2020:

Timothy J. LaLonde	May 17, 2020
Severance	$—
Bonus	—
Accrued Vacation	—
Welfare Benefits	—
Deferred Compensation Plan	61,825
Equity (1)	39,500
Total	$101,325
_____________________________
(1)Represents the value of the unvested shares that vested upon Mr. LaLonde's termination of employment on May 17, 2020.
Hartmann Offer Letter
Pursuant to an offer letter dated January 14, 2020 between the Company and Mr. Hartmann, which we refer to as the “Hartmann Offer Letter”, Mr. Hartmann was entitled to be paid an annual base salary of $275,000 and was eligible to receive discretionary annual increases based on his performance. He was also eligible to participate in the Company's Executive Bonus Plan and entitled to a bonus target of 60% of his annual base salary subject to the terms of the Company’s Executive Bonus Plan. Pursuant to the Hartmann Offer Letter, Mr. Hartmann received an equity grant of 50,000 shares of restricted stock on February 18, 2020. In addition, Mr. Hartmann was entitled to receive a reimbursement from the Company for moving expenses to relocate to the Syracuse, NY area and received a payment of $54,402 related to the loss of a bonus opportunity.
Hartmann Separation Agreement
Pursuant to the Separation and Release of Claims Agreement dated as of September 10, 2020 between Carrols Corporation, an indirect subsidiary of the Company, and Mr. Hartmann, Mr. Hartmann was entitled to a monthly gross payment of $22,917 payable on the first business day of the months of October 2020, November 2020, December 2020, January 2021, February 2021 and March 2021. The following table summarizes the benefits we agreed to pay Mr. Hartmann upon the termination of his employment on September 10, 2020 pursuant to the Hartmann Separation Agreement:

Markus Hartmann	September 10, 2020
Severance	$137,502
Bonus	—
Accrued Vacation	—
Welfare Benefits	9,165
Deferred Compensation Plan	—
Equity	—
Total	$146,667

Director Compensation
We use a combination of cash and stock-based compensation to attract and retain qualified non-employee directors to serve on our board of directors. The members of the board of directors, except for any member who is an executive officer or employee, each receive a fee for serving on our board of directors or board committees. In March 2016, the Compensation Committee engaged the services of Pearl Meyer, an outside independent compensation consultant, to assist the Compensation Committee with a review of the compensation for executive officers and directors of the Company. Based upon the report and recommendations received from Pearl Meyer and other findings, and the recommendations of the Compensation Committee, our board of directors made certain changes to director compensation, all of which were effective January 1, 2017. Non-employee directors receive compensation for board service as follows:
•Annual retainer of $60,000 for serving as a director.
•The chair of the Audit Committee receives an additional fee of $18,000 per year and each other member of the Audit Committee receives an additional fee of $7,500 per year. The chairman of the Compensation Committee receives an additional fee of $10,000 per year and each other member of the Compensation Committee receives an additional fee of $5,000 per year. The chairman of the Corporate Governance and Nominating Committee receives an additional fee of $5,000 per year and each other member of the Corporate Governance and Nominating Committee receives an additional fee of $3,000 per year. All directors will be reimbursed for all reasonable expenses they incur while acting as directors, including as members of any committee of the board of directors.
•Pursuant to our 2016 Stock Incentive Plan, as amended, in January of each year members of our board of directors (except for any member who is an executive officer or employee and except for the two Class B directors) will receive an annual restricted stock award with an aggregate “fair market value” (as such term is defined in our 2016 Stock Incentive Plan, as amended) of $100,000 on the date of grant.
The following table summarizes the compensation we paid to our non-employee directors during the fiscal year ended January 3, 2021. Compensation information for Daniel T. Accordino, our Chairman of the board of directors, President and Chief Executive Officer, is set forth in the Summary Compensation Table above.

Name	Fees Earned or Paid in Cash (1) ($)	Stock Award ($) (2)	Option Award ($)	Non-Equity Incentive Plan Compensation ($)	Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
José E. Cil (3)	—	—	—	—	—	—	—
Hannah S. Craven	75,563	100,003	—	—	—	—	175,566
Deborah M. Derby	63,375	100,003	—	—	—	—	163,378
Matthew Dunnigan (3)	60,000	—	—	—	—	—	60,000
David S. Harris	78,488	100,003	—	—	—	—	178,491
Lawrence E. Hyatt	78,975	100,003	—	—	—	—	178,978
Christopher Finazzo (3)	45,000	—	—	—	—	—	45,000
Matthew Perelman	68,000	—	—	—	—	—	68,000
Alexander Sloane	68,000	—	—	—	—	—	68,000
_____________________________
(1)The amounts listed in this column include the payment of annual retainers, additional fees for committee service, and attendance fees.
(2)On January 15, 2020, Ms. Craven and Derby and Messrs. Harris and Hyatt were each granted 18,282 restricted shares of common stock each valued at $5.47 per share under our 2016 Stock Incentive Plan, as amended. One-third of the restricted shares of common stock vest and becomes non-forfeitable on each anniversary of the award date, provided that the participant has continuously remained a director of Carrols Restaurant Group. The amounts shown in this column represent the aggregate fair value of restricted common stock granted and approved by the Compensation Committee and is consistent with the grant date fair value of the award computed in accordance with FASB ASC Topic 718. See Notes 1 and 11 of the consolidated financial statements for the year ended January 3, 2021 included in our Annual Report on Form 10-K for the fiscal year ended January 3, 2021.
(3)Mr. Finazzo and Mr. Dunnigan are Class B director designees of BKC pursuant to the terms of the Series B Preferred Stock. Mr. Cil was a Class B director designee of BKC pursuant to the terms of the Series B Preferred Stock until February 2020, when he resigned from the board of directors and was replaced by Mr. Finazzo. Amounts for the Class B directors are paid directly to BKC.
The following table represents the number of unvested restricted stock awards held by each of our non-employee directors as of January 3, 2021:

Name	Outstanding Stock Awards
José E. Cil (1)	—
Hannah S. Craven	28,143
Deborah M. Derby	28,726
Matthew Dunnigan	—
David S. Harris	28,143
Lawrence E. Hyatt	27,736
Christopher Finazzo	—
Matthew Perelman	—
Alexander Sloane	—
_____________________________
(1)Mr. Cil resigned from the board of directors in February 2020.

PROPOSAL 2 – ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THE COMPANY’S PROXY STATEMENT UNDER “EXECUTIVE COMPENSATION”
____________________________________________________________________________
We are asking our stockholders to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as described in this Proxy Statement under “Executive Compensation” in accordance with the rules of the SEC.
The Company currently holds an advisory vote on executive compensation every year.
The Compensation Committee continually reviews the compensation programs for our Named Executive Officers to ensure they achieve the desired goals of encouraging and rewarding executives to contribute to the achievement of the Company's business objectives and to attract, retain and motivate talented executives to perform at the highest level and contribute significantly to the Company's success. The programs are intended to align the interests of our Named Executive Officers with those of our stockholders to provide a balanced mix of short-term and long-term compensation elements and reward the achievement of performance measures that are directly related to the Company's financial goals.
The Compensation Committee believes that the amounts of 2020 actual total compensation for the Named Executive Officers are consistent with these objectives. The compensation of the Named Executive Officers is described in the Compensation Discussion and Analysis, the related compensation tables, notes and narrative in this Proxy Statement. The Compensation Discussion and Analysis section and the accompanying tables and narrative provide a comprehensive review of the Company's executive compensation program and its elements, objectives and rationale. Stockholders are urged to read this disclosure before voting on this Proposal 2.
We are asking our stockholders to indicate their support for our Named Executive Officers' compensation as described in this Proxy Statement under "Executive Compensation." Accordingly, we will ask our stockholders to vote "FOR" the following non-binding resolution at the meeting:
RESOLVED, that the stockholders of Carrols Restaurant Group, Inc. approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and related narrative disclosure in the Proxy Statement for the Company's 2021 Annual Meeting of Stockholders.
Vote Required For this Proposal 2
The advisory resolution will be considered approved if it receives an affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Although the stockholder vote on this Proposal 2 will be non-binding, the board and the Compensation Committee value the opinions that the stockholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions as they deem appropriate.
Board Recommendation
The board of directors recommends a vote FOR the approval of the non-binding resolution on the compensation of the Company’s Named Executive Officers as described in this Proxy Statement under "Executive Compensation." Proxies received in response to the solicitation will be voted FOR the approval of the non-binding resolution on the compensation of the Company’s Named Executive Officers as described in this Proxy Statement under "Executive Compensation" unless otherwise specified in the proxy.

PROPOSAL 3 – THE APPROVAL OF AN AMENDMENT TO THE CARROLS RESTAURANT GROUP, INC. 2016 STOCK INCENTIVE PLAN, AS AMENDED
________________________________________________________________________________

General
We are asking our stockholders to approve an amendment to our 2016 Stock Incentive Plan, as amended (the “2016 Plan”), which was approved, upon the recommendation of our Compensation Committee, by our board of directors on April 20, 2021, subject to stockholder approval. The effect of this amendment is to increase the number of shares of our common stock, par value $0.01 per share ("Common Stock"), available for issuance under the 2016 Plan by an additional 3,500,000 shares and to add a provision stating that awards granted pursuant to the 2016 Plan following stockholder approval at the meeting on June 18, 2021 will be subject to potential recovery by the Compensation Committee to the extent the participant is, or in the future becomes, subject to (i) our Incentive Compensation Clawback Policy or any similar Company "clawback" or recoupment policy or policies that may be adopted by the board or the Compensation Committee from time to time, or (ii) any law, rule or regulation which imposes mandatory recoupment, under the circumstances set forth in any such law, rule or regulation (collectively, the “Amendment”). As of April 21, 2021, 104,714 shares of our Common Stock were available for issuance of future awards under the 2016 Plan. Therefore, we are asking stockholders to approve an increase in the number of shares available under the 2016 Plan to allow us to remain competitive in attracting and retaining talented employees, officers, directors and consultants by being able to continue to grant equity based incentive awards under the 2016 Plan.
Under the 2016 Plan and pursuant to any inducement awards granted outside of the 2016 Plan, as of April 21, 2021,
•104,714 shares were available for future awards;
•1,715,355 full value awards were outstanding (i.e. restricted stock and restricted stock units);
•1,050,000 shares of underlying outstanding stock options were outstanding;
•$7.12 was the weighted average exercise price per share of outstanding stock options;
•6.3 years was the weighted average remaining term of outstanding stock options;
•0 appreciation awards were outstanding;
•0 earned performance awards were outstanding;
•0 unvested shares issued in lieu of cash compensation were outstanding; and
•0 awards that will be settled solely in cash were outstanding.
The affirmative vote of a majority of the shares present at the meeting and entitled to vote on the subject matter is required to approve the adoption of the Amendment. Our executive officers and directors have an interest in this proposal by virtue of their being eligible to receive awards under the 2016 Plan. Abstentions will have the same effect as negative votes. Broker non-votes will not be counted for any purpose in determining whether this matter has been approved.
The principal features of the 2016 Plan are summarized below; however the summary is qualified in its entirety by reference to the 2016 Plan itself, which is attached to this Proxy Statement as Appendix A. We encourage you to read the 2016 Plan carefully.
Purpose
The purpose of the 2016 Plan is to attract and retain persons eligible to participate in the 2016 Plan, such as our officers, employees, associates, directors and any consultants or advisors providing services to us, motivate these individuals to achieve our long-term goals, and further align the interests of these individuals with the interests of our stockholders.

Administration
The 2016 Plan is administered by the Compensation Committee. Our board of directors can also administer the 2016 Plan if a compensation committee or other committee has not been appointed or is not eligible to act. The Compensation Committee has the authority to (1) select the eligible individuals to whom awards may be granted, (2) determine whether and to what extent stock options, stock appreciation rights, stock awards or any combination thereof are to be granted and the number of shares of stock to be covered by each award, (3) approve forms of agreement for use under the 2016 Plan, (4) determine terms and conditions of awards (including, but not limited to, the option price, any vesting restriction or limitation, any vesting acceleration or waiver or forfeiture, and any right of repurchase, right of first refusal or other transfer restriction regarding any award), (5) modify, amend or adjust the terms and conditions of any award, (6) determine the fair market value of our Common Stock, and (7) determine the type and amount of consideration to be received by us for any stock award issued. Any determination with respect to any award will be made in the sole discretion of the Compensation Committee.
Eligibility
Any (i) officer, employee, associate or director of the Company, our subsidiaries or our affiliates, (ii) consultant or advisor providing services to us, our subsidiaries or our affiliates, or (iii) employees of (x) a corporation or other business enterprise which has been acquired by us or our subsidiaries, which, in the case of grants of stock options and stock appreciation rights would, together with the Company and, if applicable, our subsidiaries, be classified as the “service recipient” (as defined in the regulations under Section 409A of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to such employees and (y) who hold options with respect to the stock of such corporation which we have agreed to assume, provided, however, that in the case of (i) and (ii) the Compensation Committee selects the actual grantees. As of April 21, 2021, there were approximately 11 officers, 24,100 other employees, and no consultants, associates or advisors eligible for awards under the 2016 Plan. As of April 21, 2021, there were six outside directors eligible for awards (other than cash awards) under the 2016 Plan.
Awards
The 2016 Plan provides for the grant of stock options, stock appreciation rights (“SAR" or "SARs”), stock awards, performance awards and outside director stock awards. No award may be granted under the 2016 Plan on or after April 26, 2026 or such earlier time as our board of directors may determine.
Shares Subject to the 2016 Plan
Subject to adjustment as provided below and if this proposal is approved by our stockholders, the aggregate number of shares of our Common Stock that may be delivered pursuant to awards granted under the 2016 Plan will be 7,500,000 shares which includes the increase of an additional 3,500,000 shares available for issuance under the 2016 Plan pursuant to the Amendment. The closing price of our Common Stock on April 21, 2021 was $5.76. Any award settled in cash will be based on the fair market value of the shares of stock subject to such award. To the extent any shares of stock covered by an award granted under the 2016 Plan are not delivered to a participant or beneficiary thereof because the award expires, is forfeited, lapses without exercise, canceled or otherwise terminated or any shares of restricted stock are forfeited, such shares will not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the 2016 Plan with respect to, and will be available for, future grants of awards. Notwithstanding the foregoing, shares of Common Stock used to pay the exercise price or withholding taxes related to an outstanding award shall be treated as issued under the 2016 Plan and may not again be made available for issuance as awards under the 2016 Plan. Any stock appreciation right awarded under the 2016 Plan will count as granted and not as settled if settled in Common Stock.
In the event of a stock dividend, special cash dividend, stock split, combination or exchange of shares, recapitalization or other change in our capital structure, our corporate separation or division (including, but not limited to, a split-up, spin-off, split-off or other distribution to our stockholders, other than a normal cash dividend), sale by us of all or a substantial portion of our assets (measured on either a stand-alone or consolidated basis), reorganization, rights offering, partial or complete liquidation, merger or consolidation in which we are the surviving corporation or any other corporate transaction, share offering or other event involving the Company and having an effect similar to any of the foregoing, the Compensation Committee may generally make such substitution or adjustment in the (1) the number or kind of shares that may be delivered under the 2016 Plan and/or the number or kind of shares subject to outstanding awards, (2) the exercise price of outstanding options, outside director options and SARs and/or (3) other characteristics or terms of the awards as it may determine appropriate in its sole discretion to equitably reflect such corporate transaction, share offering or other event.
Options and Stock Appreciation Rights
Under the 2016 Plan, the Compensation Committee may grant both options intended to constitute “incentive stock options” within the meaning of Section 422 of the Code and non-qualified stock options. The exercise price for options will be determined by the Compensation Committee, but the exercise price cannot be less than 100% of the fair market value of our Common Stock on the grant date. In the case of incentive stock options granted to an employee who, immediately before the grant of an option, owns stock representing more than 10% of the voting power of all classes of our stock or the stock of any of our subsidiaries, the exercise price cannot be less than 110% of the fair market value of a share of our Common Stock on the grant date and the incentive stock option will terminate on a date not later than the fifth anniversary of the date on which such incentive stock option was granted.
The Compensation Committee determines when, and upon what terms and conditions, options granted under the 2016 Plan will be exercisable, except that no option will be exercisable more than 10 years after the date on which it is granted. The Compensation Committee determines the vesting of stock options at the time of grant, except that no stock option shall become vested earlier than the first anniversary of the date of grant of such stock option, and the participant must remain in active employment or service with us or an affiliate until the applicable vesting date. The exercise price may generally be paid (1) with cash, (2) unrestricted and vested shares of our Common Stock owned by the optionee, (3) unless otherwise prohibited by law for either us or the optionee, by irrevocably authorizing a third party to sell shares (or a sufficient portion of the shares) of our Common Stock acquired upon the exercise of the stock option and remit to us a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise, or (4) a combination of the above methods.
The Compensation Committee may only grant SARs under the 2016 Plan as a stand alone award. The exercise price for a SAR will be determined by the Compensation Committee, but the exercise price cannot be less than 100% of the fair market value of our Common Stock on the grant date. The Compensation Committee determines the term of a SAR at the time of grant, except that no SAR will be exercisable more than 10 years after the date on which it is granted. The Compensation Committee determines the vesting of a SAR at the time of grant, except that no SAR shall become vested earlier than the first anniversary of the date of the date of grant of such SAR, and the participant must remain in active employment or service with us or an affiliate until the applicable vesting date. When a SAR recipient exercises his or her SAR with respect to a share, the recipient is entitled to an amount equal to the difference between the fair market value of a share of our Common Stock on the SAR’s grant date compared to the fair market value of such a share on the date the SAR is exercised. The amount will be paid in the form of either cash or our Common Stock, depending on the terms of the applicable award agreement.
Unless otherwise provided in the applicable award agreement, stock options or SARs granted under the 2016 Plan will have the following terms:
•If a participant’s employment or provision of services terminates by reason of death or Disability (as defined in the 2016 Plan), all stock options or SARs held by such participant will become fully vested and exercisable and may be exercised until the earlier of the one year anniversary of such death or termination of employment or services, as applicable, and the expiration of the stock option’s or SAR’s term.
•If a participant’s employment or provision of services is terminated and the participant is age 65 or older and has completed at least five years of service for us (“Retirement”), any stock option or SAR held by such participant may thereafter be exercised, to the extent it was exercisable at the time of termination, until the earlier of the six month anniversary of such termination of employment or provision of services, and the expiration of such stock option’s or SAR’s term. Any stock option or SAR that is unvested or unexercisable on the date of termination shall immediately terminate.
•If a participant’s employment or provision of services terminates involuntarily without Cause (as defined in the 2016 Plan), and for reasons other than death, Disability or Retirement, any stock option or SAR held by such participant may thereafter be exercised, to the extent it was exercisable at the time of termination, until the earlier of the three month anniversary of such termination of employment or provision of services, and the expiration of such stock option’s or SAR’s term. Any stock option or SAR that is unvested or unexercisable on the date of termination shall immediately terminate.
•If a participant’s employment or provision of services terminates involuntarily for Cause, all outstanding stock options or SARs held by such participant (whether vested or unvested) shall immediately terminate.
•If a participant’s employment or provision of services is terminated by the participant for any reason other than death, Disability or Retirement, any stock option or SAR held by such participant may thereafter be exercised, to the extent it was exercisable at the time of termination, until the earlier of the three month anniversary of such termination of employment or provision of services, and the expiration of such stock option’s or SAR’s term. Any stock option or SAR that is unvested or unexercisable at the date of termination shall immediately terminate.

Stock Awards
The Compensation Committee may grant awards of shares, restricted shares and restricted stock units upon the terms, conditions, performance requirements, restrictions, forfeiture provisions, contingencies and limitations as it determines. The Compensation Committee determines the vesting of stock awards at the time of grant, except that no stock award shall become vested earlier than the first anniversary of the date of grant of such stock award, provided that up to five percent (5%) of the shares of Common Stock in the aggregate reserved under the 2016 Plan may be granted pursuant to stock awards that are not subject to restrictions on transfer and/or forfeiture provisions, and the participant must remain in active employment or service with us or an affiliate until the applicable vesting date.
Except as otherwise provided in the applicable award agreement, if a participant’s employment or provision of services is (1) terminated by death, Disability or by us for any reason other than Cause, all stock underlying a stock award will become fully vested and non-forfeitable, and (2) terminated by us for Cause or by the participant for any reason other than death or Disability, all stock underlying a stock award, to the extent unvested at the time of termination, will be forfeited.
Performance Awards
The right of a participant to exercise or receive a performance award, and its timing, may be subject to performance conditions specified by the Compensation Committee at the time of grant. The Compensation Committee may use business criteria and other measures of performance it deems appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase amounts payable under any award subject to performance conditions, except as limited under the 2016 Plan.
The performance goals for performance awards shall be based on one or more of the following business criteria:
•Earnings before any or all of interest, tax, depreciation or amortization (actual and adjusted and either in the aggregate or on a per-share basis);
•Earnings (either in the aggregate or on a per-share basis);
•Net income or loss (either in the aggregate or on a per-share basis);
•Operating profit;
•Cash flow (either in the aggregate or on a per-share basis);
•Free cash flow (either in the aggregate on a per-share basis);

•Non-interest expense;
•Costs;
•Gross revenues;
•Reductions in expense levels;
•Operating and maintenance cost management and employee productivity;
•Share price or total stockholder return (including growth measures and total stockholder return or attainment by the shares of a specified value for a specified period of time);
•Net economic value;
•Economic value added or economic value added momentum;
•Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, sales, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets and goals relating to acquisitions or divestitures;
•Return on average assets or average equity;
•Achievement of objectives relating to diversity, employee turnover or other human capital metrics;
•Results of customer satisfaction surveys or other objective measures of customer experience; and/or
•Debt ratings, debt leverage, debt service, financings and refinancings.
The Compensation Committee may, on the grant date of a performance award provide that the formula for such award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, non-recurring gain or loss.
The levels of performance required with respect to any performance goals may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result. The Compensation Committee shall specify the weighting (which may be the same or different for multiple performance goals) to be given to each performance goal for purposes of determining the final amount payable with respect to any performance award. Any one or more of the performance goals or the business criteria on which they are based may apply to the participant, a department, unit, division or function within the Company (except for total stockholder return or earnings per share criteria) or any one or more subsidiaries, and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices).
Settlement of performance awards may be in cash or our Common Stock, or other awards, or other property, in the discretion of the Compensation Committee. Any performance award based on shares of Common Stock that is settled in cash will be based on the fair market value of the shares of our Common Stock subject to the performance award at the time of settlement.
Outside Director Stock Options
Under the 2016 Plan, the Compensation Committee may grant outside director stock options to outside directors. The exercise price for outside director stock options will be the fair market value of our Common Stock on the grant date.
The Compensation Committee determines when, and upon what terms and conditions, outside director stock options granted under the 2016 Plan will be exercisable, except that no outside director stock option will be exercisable more than 10 years after the date on which it is granted. The Compensation Committee determines the vesting of outside director stock options at the time of grant, except that no outside director stock option shall become vested earlier than the first anniversary of the date of grant of such outside director stock option, and the outside director must continuously remain a director until the applicable vesting date. The exercise price may generally be paid (1) with cash, (2) unrestricted and vested shares of our Common Stock owned by the optionee, (3) unless otherwise prohibited by law for either us or the optionee, by irrevocably authorizing a third party to sell shares (or a sufficient portion of the shares) of our Common Stock acquired upon the exercise of the outside director stock option and remit to us a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise, or (4) a combination of the above methods.
Outside Director Stock Awards
Outside director stock awards shall be granted pursuant to the 2016 Plan as determined by the Compensation Committee at the time of grant and as set forth in the applicable outside director stock award agreement.
An outside director stock award will vest and become nonforfeitable as determined by the Compensation Committee at the time of grant and as set forth in the applicable award agreement, provided that no outside director stock award will become vested and nonforfeitable earlier than the first anniversary of the date of grant, provided further that the outside director continuously remains a director through the applicable vesting date.
Change of Control
In the event of a Change in Control (as defined in the 2016 Plan), unless otherwise provided in an award agreement, the Compensation Committee may, in its sole and absolute discretion, provide on a case by case basis that (i) all awards shall terminate, provided that participants shall have the right, immediately prior to the occurrence of such Change in Control and during such reasonable period as the Compensation Committee in its sole discretion shall determine and designate, to exercise any award, (ii) all awards shall terminate, provided that participants shall be entitled to a cash payment equal to the Change in Control Price (as defined in the 2016 Plan) with respect to shares subject to the vested portion of the award net of the exercise price thereof, if applicable, (iii) in connection with a liquidation or dissolution of the Company, the awards, to the extent vested, shall convert into the right to receive liquidation proceeds net of the exercise price (if applicable), (iv) accelerate the vesting of awards or (v) any combination of the foregoing. In the event that the Compensation Committee does not terminate or convert an award upon a Change in Control, then the award shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof).
In the event of a Change in Control, unless otherwise provided in an award agreement or otherwise determined by the Compensation Committee, in the event that a subsidiary or an affiliate ceases to be a subsidiary or affiliate of the Company, the Compensation Committee may, in its sole and absolute discretion: (i) provide on a case by case basis that some or all outstanding awards held by a participant employed by or performing service for such entity or business unit may become immediately exercisable or vested, without regard to any limitation imposed pursuant to the 2016 Plan; (ii) provide on a case by case basis that some or all outstanding awards held by a participant employed by or performing services for such entity or business unit may remain outstanding, may continue to vest, and/or may remain exercisable for a period not exceeding one (1) year, subject to the terms of the award agreement and the 2016 Plan; and/or (iii) treat the employment or other services of a participant performing services for such entity or business unit as terminated, if such participant is not employed by the Company or any subsidiary or affiliate, immediately after such event.
Clawback
If our stockholders approve the Amendment at the meeting, any award granted pursuant to the 2016 Plan on or after June 18, 2021 will be subject to potential recovery by the Compensation Committee to the extent the participant is, or in the future becomes, subject to (i) our Incentive Compensation Clawback Policy or any similar Company "clawback" or recoupment policy or policies that may be adopted by the board or the Compensation Committee from time to time, or (ii) any law, rule or regulation which imposes mandatory recoupment, under the circumstances set forth in any such law, rule or regulation.

Plan Benefits
Because benefits under the 2016 Plan will depend on the Compensation Committee’s actions and the fair market value of our Common Stock at various future dates, it is not currently possible to determine the benefits that will be received by employees, officers, outside directors, associates or consultants at this time. The Summary Compensation Table and Grants of Plan-Based Awards Table sets forth information with respect to equity awards granted to our named executive officers under the 2016 Plan. Additionally, please see Director Compensation for a description of equity awards granted to outside directors under the 2016 Plan. The following table sets forth (a) the aggregate number of shares of Common Stock subject to options granted under the 2016 Plan during the fiscal year ended January 3, 2021, (b) the average per share exercise price of such options, (c) the aggregate number of shares issued pursuant to awards of restricted stock under the 2016 Plan during the fiscal year ended January 3, 2021, and (d) the dollar value of such shares based on $6.28 per share, the closing market price of our Common Stock on December 31, 2020 (the last trading day prior to January 3, 2021):

Name of Individual or Group	Number of Options Granted	Average Per Share Exercise Price	Number of Restricted Stock	Dollar Value of Restricted Stock
Daniel T. Accordino	625,000	$7.12	200,000	$1,256,000
Anthony E. Hull	100,000	$7.12	250,000	$1,570,000
Timothy J. LaLonde (1)	—	—	—	$—
Richard G. Cross	75,000	$7.12	25,000	$157,000
Nathan Mucher	25,000	$7.12	15,000	$94,200
Gerald J. DiGenova	25,000	$7.12	15,000	$94,200
Markus Hartmann (2)	25,000	$7.12	50,000	$314,000
All current executive officers, as a group (7 persons)	850,000	$7.12	505,000	$3,171,400
All current directors who are not executive officers, as a group (8 persons)	—	—	73,128	$459,244
All employees, including all current officers who are not executive officers, as a group	200,000	$7.12	235,000	$1,475,800
_____________________________
(1)Mr. LaLonde served as our Interim Vice President, Interim Chief Financial Officer and Interim Treasurer until January 2, 2020.
(2)Mr. Hartmann served as our Vice President, General Counsel and Secretary until September 10, 2020.

Benefits Under the Plan
The amount of options received by the indicated persons and groups under the 2016 Plan since its inception is as follows:

Name of Individual or Group	Number of Options Granted (1)
Daniel T. Accordino	625,000
Anthony E. Hull	100,000
Timothy J. LaLonde (2)	—
Richard G. Cross	75,000
Nathan Mucher	25,000
Gerald J. DiGenova	25,000
Markus Hartmann (3)	25,000
David S. Harris	—
Deborah M. Derby	—
Associates of directors, executive officers or nominees	—
Each other person who received or is to receive five percent of such options, warrants or rights	—
All current executive officers, as a group	850,000
All current directors who are not executive officers, as a group	—
All employees, including all current officers who are not executive officers, as a group	200,000

_____________________________
(1)For further information with respect to the terms of the stock options granted, please see please see “Executive Compensation — Compensation Discussion and Analysis.”
(2)Mr. LaLonde served as our Interim Vice President, Interim Chief Financial Officer and Interim Treasurer until January 2, 2020.
(3)Mr. Hartmann served as our Vice President, General Counsel and Secretary until September 10, 2020.

Equity Compensation Plans
The following table summarizes the equity compensation plans under which our Common Stock may be issued as of January 3, 2021. Our stockholders approved all plans as of January 3, 2021.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	1,050,000	$7.12	887,171
Equity compensation plans not approved by security holders	—	—	—
Total	1,050,000	$7.12	887,171

U.S. Federal Income Tax Consequences
The following is a summary of the principal U.S. federal income tax consequences of transactions under the 2016 Plan, based on current U.S. federal income tax laws, which are subject to change. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences.

Accordingly, participants are urged to consult their own tax advisors concerning the tax consequences to them of their participation in the 2016 Plan.
Non-Qualified Stock Options
Since the exercise price of a non-qualified stock option under the 2016 Plan cannot be less than 100% of the fair market value of our Common Stock on the grant date, no income will be recognized by a participant at the time a non-qualified stock option is granted. Ordinary (compensation) income will be recognized by a participant at the time a non-qualified stock option is exercised, and the amount of such income will be equal to the excess of the fair market value on the exercise date of the shares issued to the participant over the exercise price for such shares. In the case of a participant who is our employee or an employee of any of our subsidiaries, this ordinary income will also constitute wages subject to the withholding of income tax and the participant will be required to make arrangements satisfactory to us regarding the payment of any amounts required to be withheld.
Capital gain or loss on a subsequent sale or other disposition of the shares of Common Stock acquired upon exercise of a non-qualified stock option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares. The tax basis of a share acquired upon the exercise of the non-qualified stock option will be equal to the sum of the exercise price of an option and the amount recognized and included in income with respect to the share upon exercise of the option.
If a participant makes payment of the exercise price by delivering shares of Common Stock, he or she generally will not recognize any gain with respect to such shares as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his or her basis in the new shares received.
We generally will be entitled to a deduction for federal income tax purposes at such time, and in the same amount as the amount included in ordinary income by the participant upon exercise of his or her non-qualified stock option, subject to the usual rules as to reasonableness of compensation and provided that we timely comply with the applicable information reporting requirements.
Incentive Stock Options
In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to a participant or a deduction to us. However, generally, for purposes of the alternative minimum tax, the excess of the fair market value on the exercise date of the shares issued to the participant over the exercise price for such shares will be considered as part of the participant’s income for the year in which the incentive stock option is exercised. In addition, a participant generally must be our employee (or of our subsidiary) at all times between the date of grant and the date three months before exercise of the option or the option will be treated as a non-qualified stock option when exercised.
The subsequent sale of the shares of Common Stock received pursuant to the exercise of an incentive stock option which satisfies the holding period rule will generally result in long-term capital gain to a participant and will not result in a tax deduction to us. To satisfy the holding period rule as to the shares acquired upon exercise of an incentive stock option, a participant must neither dispose of such shares within two years after the option is granted nor within one year after the exercise of the option.
If the holding period rule is not satisfied, the portion of any gain recognized on the disposition of the shares acquired upon the exercise of the option that is equal to the lesser of (1) the excess of the fair market value on the exercise date of the shares issued to the participant over the exercise price for such shares, or (2) the amount realized on the disposition minus the exercise price for such shares, will be treated as ordinary (compensation) income, with any remaining gain being treated as capital gain. We will generally be entitled to a deduction equal to the amount of the ordinary income.
If a participant makes payment of the exercise price by delivering shares of Common Stock, he or she generally will not recognize any gain with respect to such shares as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his or her basis in the new shares received. However, the use by a participant of shares previously acquired pursuant to the exercise of an incentive stock option before the holding period rule is satisfied will be treated as a taxable disposition.

Stock Appreciation Rights
Since the exercise price of a SAR under the 2016 Plan cannot be less than 100% of the fair market value of our Common Stock on the grant date, the grant of a SAR will create no tax consequences for the participant or us. Upon the exercise of a SAR, the participant will recognize ordinary (compensation) income, in an amount equal to the fair market value of the Common Stock received from the exercise for a stock-settled SAR or the cash received for a cash-settled SAR. The participant’s tax basis in the shares of Common Stock received in the exercise of the SAR will be equal to the ordinary income recognized with respect to the Common Stock. The participant’s holding period for capital gains purposes for shares acquired after the exercise of a SAR generally begins on the exercise date. The ordinary income attributable to the participant’s exercise of a SAR constitutes wages subject to withholding by us and the participant will be required to make arrangements satisfactory to us regarding the payment of any amounts required to be withheld. Upon the exercise of a SAR, we generally will be entitled to a deduction in the amount of the compensation income recognized by the participant.
Restricted Stock
In general, no income will be recognized by a participant at the time shares of restricted stock (“Restricted Shares”) are allocated to him or her. Ordinary (compensation) income will be recognized by a participant at the time his or her Restricted Shares “vest” (i.e., at the time the stock restrictions terminate with respect to such Restricted Shares and the participant is no longer obligated to redeliver such Restricted Shares to us in the event of his or her termination of employment with us and our subsidiaries). The amount of such ordinary income with respect to each Restricted Share will equal the excess, if any, of the fair market value of a share of the Common Stock on the date the Restricted Shares vest, over the price paid by the participant for the Restricted Shares, if any. This ordinary (compensation) income will also constitute wages subject to withholding by us and the participant will be required to make arrangements satisfactory to us regarding the payment of any amounts required to be withheld. Any subsequent realized gain or loss will be a capital gain or loss with the participant’s holding period measured from the date the Restricted Shares vested and with the participant’s basis in each share being equal to the price paid by the participant per share of Restricted Shares, if any, plus the amount of ordinary income, if any, recognized with respect to such Restricted Share.
Notwithstanding the foregoing, a participant may, within 30 days after Restricted Shares are allocated to him or her under the 2016 Plan, elect under Section 83(b) of the Code (a “Section 83(b) Election”) to include in income as of the date of such allocation the excess, if any, of the fair market value of a share of the Common Stock on the date the Restricted Shares are allocated over the price paid by the participant for the Restricted Shares, if any. Such income will be ordinary (compensation) income which will also constitute wages subject to withholding by us and the participant will be required to make arrangements satisfactory to us regarding the payment of any amounts required to be withheld. If a participant subsequently vests in Restricted Shares as to which a Section 83(b) Election has been made, such vesting will not result in a taxable event to the participant. If a participant makes a Section 83(b) Election, and subsequently is required under the 2016 Plan to forfeit and redeliver Restricted Shares with respect to which the Section 83(b) Election was made, the participant will not be entitled to a deduction or have a capital loss as a result of such forfeiture. If a Participant vests in Restricted Shares as to which the participant has made a Section 83(b) Election, any subsequent realized gain or loss will be a capital gain or loss with the participant’s holding period measured from the date of allocation and with the participant’s basis in each Restricted Share being equal to the price paid by the participant for such share, if any, plus the amount of ordinary income, if any, recognized with respect to such share on the grant date.
We generally will be entitled to a deduction for federal income tax purposes at such time as the participant recognizes ordinary income with respect to the Restricted Shares. Such deduction will be in an amount equal to the amount included in ordinary income by the participant.
Other Awards
Other awards under the 2016 Plan, including performance awards, generally will result in ordinary (compensation) income to the participant at the later of the time of delivery of cash, shares of our Common Stock, or other property, or in the case of previously delivered shares or other property and in absence of an appropriate Section 83(b) Election, the time that either the risk of forfeiture or restriction on transferability lapses. We generally would be entitled to a deduction equal to the amount recognized as ordinary income by the participant in connection with an award.
Requirements Regarding “Deferred Compensation”
Section 409A of the Code regulates the federal income tax treatment of all amounts that constitute non-qualified deferred compensation. If a deferred compensation arrangement does not meet the requirements of Section 409A of the Code, the timing of taxation for these amounts could be accelerated, meaning that these amounts could become immediately taxable to the recipient of the deferred compensation even if it has not yet been paid. In addition, the IRS may impose substantial tax penalties and interest on the recipient. It is intended that all awards under the 2016 Plan shall comply with Section 409A of the Code and the 2016 Plan and all awards shall be interpreted accordingly.
Effect of Section 162(m) of the Internal Revenue Code
Section 162(m) of the Code imposes a $1,000,000 limit on the amount of compensation that may be deducted to covered executive officers. Under prior law, there was an exception to the $1,000,000 deduction limitation for compensation that met the requirements of ‘‘qualified performance-based compensation.” However, for tax years after 2017, this exception has been eliminated, subject to limited transition relief for certain grandfathered arrangements.
As a general matter, while tax deductibility is one of several relevant factors considered by the Compensation Committee in determining compensation, we believe that the tax deduction limitation imposed by Section 162(m) of the Code should not compromise the Company’s access to compensation arrangements that will attract and retain a high level of executive talent. Accordingly, the Compensation Committee and our board will take into consideration a multitude of factors in making executive compensation decisions and may approve executive compensation that is not tax deductible.
Effect of Section 280G of the Internal Revenue Code
Section 280G of the Code limits the deductibility of certain payments made to certain individuals that are contingent upon a change of control if the total amount of such payments equals or exceeds three times a participant’s average annual compensation for the past five years. In addition, the individual receiving the payments must pay an excise tax (in addition to any income tax) equal to 20% of such payments. Unless a participant’s award agreement or another agreement with us provides otherwise, a participant’s compensation will be reduced to the extent if such reduction would be more favorable to the participant on a net after-tax basis. Such reduction would not result in the Company losing its tax deduction due to Section 280G of the Code.

The board of directors recommends a vote FOR the approval of the amendment to the 2016 Plan.

PROPOSAL 4 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
_____________________________________________________________________________
The Audit Committee has appointed Deloitte to serve as the Company's independent registered public accounting firm for the fiscal year ending January 2, 2022. Although stockholder ratification of the board’s action in this respect is not required, the board believes that it is a sound corporate governance practice to seek stockholder ratification of the appointment of the Company's independent registered public accounting firm. If the stockholders do not ratify the appointment of Deloitte, the Audit Committee intends to reconsider the appointment.
A representative of Deloitte is expected to be present at the meeting and will have the opportunity to make a statement if so desired and is expected to be available to respond to appropriate questions from stockholders.
Vote Required for this Proposal 4
The majority of the shares present at the meeting in person or represented by proxy and entitled to vote on the subject matter is required to ratify the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending January 2, 2022.
Board Recommendation
The board of directors recommends a vote FOR the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending January 2, 2022. Proxies received in response to this solicitation will be voted FOR the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending January 2, 2022 unless otherwise specified in the proxy.
Fees for Professional Services
The following table sets forth the aggregate fees billed or expected to be billed to us for professional services rendered by Deloitte for the fiscal years ended January 3, 2021 and December 29, 2019:

	Year Ended
	January 3, 2021	December 29, 2019
	(Amounts in thousands)
Audit Fees (1)	$1,082	$1,441
Audit-Related Fees (2)	27	252
Total Audit and Audit-Related Fees	1,109	1,693
Tax Fees (3)	68	47
All Other Fees	—	—
Total	$1,177	$1,740
_____________________________

(1)    Audit fees consist of fees for the annual audit of the Company's consolidated financial statements included in its annual report on Form 10-K, the quarterly reviews of the Company's interim financial statements included in its quarterly reports on Form 10-Q, and the annual audit of the Company's internal controls over financial reporting.
(2)    Audit related fees shown include fees for assurance and related services that are traditionally performed by independent auditors. These fees include due diligence related to mergers and acquisitions, and consulting on financial accounting/reporting standards.
(3)    Tax fees consist of the aggregate fees for tax compliance and tax advisory and consulting services.

Pre-Approval Policies and Procedures
The Audit Committee has established a policy regarding the pre-approval of all audit and non-audit services provided to us by Deloitte. The policy provides for Audit Committee pre-approval of all audit and non-audit services other than de minimis non-audit services. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee between regularly scheduled meetings; provided, however, the decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.
INCORPORATION BY REFERENCE
_____________________________________________________________________________
A copy of our Annual Report on Form 10-K and all of the exhibits attached for the fiscal year ended January 3, 2021, as filed with the SEC and amended, may be obtained from www.proxyvote.com or the SEC’s website at www.sec.gov. In addition, upon written request, we will send a complete copy of the Annual Report on Form 10-K as instructed on the Notice or below under “Other Matters.”
OTHER MATTERS
_____________________________________________________________________________
Stockholder proposals intended for inclusion in our proxy statement relating to the Annual Meeting of Stockholders in 2022 must be received by us no later than December 29, 2021. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC. The proxy or proxies designated by the Company will have discretionary authority to vote on any matter properly presented by a stockholder for consideration at the 2022 Annual Meeting of Stockholders but not submitted for inclusion in the proxy materials for such meeting unless notice of the matter is received by the Company on or prior to March 15, 2022 and certain other conditions of the applicable rules of the SEC are satisfied. Under our Bylaws, proposals of stockholders not intended for inclusion in the proxy statement, but intended to be raised at our regularly scheduled Annual Meeting of Stockholders to be held in 2022, including nominations for election as directors of persons other than nominees of the board of directors, must be received not more than 120 days prior to the 2022 Annual Meeting and no later than the later of (i) the close of business on the 90th day prior to the 2022 Annual Meeting of Stockholders and (ii) the 10th day following the day on which public announcement of the date of the 2022 Annual Meeting of Stockholders is first made by us. Such proposals must comply with the procedures outlined in our Bylaws, which may be found on our website www.carrols.com or a copy of which is available upon request from the Secretary of the Company.
We will bear the cost of preparing, assembling and mailing the notice and, if requested, the form of proxy, this Proxy Statement and other material which may be sent to stockholders in connection with this solicitation and all costs associated with the SEC rule that allows us to deliver our proxy materials to stockholders via the Internet. In addition to solicitation of proxies by use of the Internet, telephone and mail, our directors, officers and employees (who will receive no compensation therefore in addition to their regular remuneration) may solicit the return of proxies by telephone, telegram or personal interview.
We will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the notice to their principals and to request instructions for voting the proxies. We may reimburse such banks, brokerage houses and other custodians, nominees and fiduciaries for their expenses in connection therewith.
COPIES OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 3, 2021, TOGETHER WITH FINANCIAL STATEMENTS AND SCHEDULES AS FILED WITH THE SEC, ARE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO JARED L. LANDAW, VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY, CARROLS RESTAURANT GROUP, INC., 968 JAMES STREET, SYRACUSE, NEW YORK 13203, OR ORAL REQUEST TO MR. LANDAW AT 315-424-0513.

Our board of directors does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than those set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their judgment.
WE ENCOURAGE YOU TO AUTHORIZE YOUR PROXY ELECTRONICALLY BY GOING TO THE WEBSITE WWW.PROXYVOTE.COM OR BY CALLING THE TOLL-FREE NUMBER (FOR RESIDENTS OF THE UNITED STATES AND CANADA) LISTED ON YOUR NOTICE AND PROXY CARD. PLEASE HAVE YOUR NOTICE OR PROXY CARD IN HAND WHEN GOING ONLINE OR CALLING. IF YOU AUTHORIZE YOUR PROXY ELECTRONICALLY OVER THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD. IF YOU CHOOSE TO AUTHORIZE YOUR PROXY BY MAIL, SIMPLY MARK YOUR PROXY CARD, AND THEN DATE, SIGN AND RETURN IT IN THE POSTAGE-PAID ENVELOPE PROVIDED.

By order of the Board of Directors,

JARED L. LANDAW
Vice President, General Counsel and Secretary

968 James Street
Syracuse, New York 13203
April 28, 2021

APPENDIX A

CARROLS RESTAURANT GROUP, INC.
2016 STOCK INCENTIVE PLAN
1.ESTABLISHMENT AND PURPOSE.
The Carrols Restaurant Group, Inc. 2016 Stock Incentive Plan (the “Plan”) is established by Carrols Restaurant Group, Inc., a Delaware corporation (the “Company”), to attract and retain persons eligible to participate in the Plan; motivate Participants to achieve long-term Company goals; and further align Participants’ interests with those of the Company’s other stockholders. The Plan is adopted as of April 26, 2016, subject to approval by the Company’s stockholders within 12 months after such adoption date. No Awards shall be granted hereunder prior to the approval of the Plan by the Company’s stockholders. No Award shall be granted hereunder on or after the date 10 years after the Effective Date or such earlier date as of which the Plan is discontinued by the Board as provided herein. The Plan shall terminate on April 26, 2026 or such earlier time as the Board may determine.
Certain terms used herein are defined as set forth in Section 12.
2.ADMINISTRATION; ELIGIBILITY.
The Plan shall be administered by the Compensation Committee of the Board, or such other Committee, appointed by the Board consisting of three (3) or more members of the Board all of whom are intended to be “non-employee directors” within the meaning of Section 16 of the Exchange Act and the regulations promulgated thereunder and “outside directors” within the contemplation of Section 162(m) of the Code; provided, however, that, if at any time no Compensation Committee or other Committee has been appointed or is eligible to act in the circumstances, the Plan shall be administered by the Board. As used herein, the term “Administrator” means the Board, the Compensation Committee or any of the Board’s other Committees as shall be administering the Plan or any individual delegated authority to act as the Administrator in accordance with this Section 2.
The Administrator shall have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals. Participation shall be limited to such persons as are selected by the Administrator. Subject to Section 409A of the Code, Awards may be granted as alternatives to, in exchange or substitution for, or replacement of, awards outstanding under the Plan or any other plan or arrangement of the Company or a Subsidiary (including, subject to the requirements under the Plan, a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). The provisions of Awards need not be the same with respect to each Participant.
Among other things, the Administrator shall have the authority, subject to the terms of the Plan:
(a)to select the Eligible Individuals to whom Awards may from time to time be granted, provided that Outside Directors of the Company shall receive Outside Director Awards pursuant to Sections 8 and 9;
(b)to determine whether and to what extent Stock Options, Stock Appreciation Rights, Stock Awards or any combination thereof are to be granted hereunder;
(c)to determine the number of shares of Stock to be covered by each Award granted hereunder;

(d)to approve forms of agreement for use under the Plan;
(e)to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not limited to, the option price, any vesting restriction or limitation, any vesting acceleration or waiver of forfeiture, and any right of repurchase, right of first refusal or other transfer restriction regarding any Award and the shares of Stock relating thereto, based on such factors or criteria as the Administrator shall determine);
(f)to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including, but not limited to, with respect to performance goals and targets applicable to performance based Awards pursuant to the terms of the Plan;
(g)to determine the Fair Market Value; and
(h)to determine the type and amount of consideration to be received by the Company for any Stock Award issued under Section 6.
The Administrator shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.
In order to assure the viability of Awards granted to Participants employed in foreign countries who are not subject to U.S. tax law, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Section 3 of the Plan.
Except to the extent prohibited by applicable law, the Administrator may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person or persons selected by it. Any such allocation or delegation may be revoked by the Administrator at any time. The Administrator may authorize any one or more of their members or any officer of the Company to execute and deliver documents on behalf of the Administrator.
Any determination made by the Administrator or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Administrator or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Administrator or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants.
No member of the Administrator, and no officer of the Company, shall be liable for any action taken or omitted to be taken by such individual or by any other member of the Administrator or officer of the Company in connection with the performance of duties under this Plan, except for such individual’s own willful misconduct or as expressly provided by law.

3.STOCK SUBJECT TO PLAN
Subject to adjustment as provided in this Section 3, the aggregate number of shares of Stock which may be delivered under the Plan shall not exceed 4,000,000 shares.
To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary thereof because the Award expires, is forfeited, lapses without exercise, canceled or otherwise terminated, any shares of Restricted Stock (as defined in Section 9) are forfeited, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan with respect to, and shall be available for, future grants of Awards. Notwithstanding the preceding sentence, shares of stock used to pay the exercise price or withholding taxes related to an outstanding Award shall be treated as issued under the Plan and may not again be made available for issuance as Awards under the Plan. Any Stock Appreciation Right awarded under the Plan will count as granted and not as settled if settled in Stock.
Subject to adjustment as provided in this Section 3, (a) the maximum number of shares of Stock that may be covered by Stock Options, Stock Appreciation Rights, and Stock Awards, in the aggregate, to any one Participant during any calendar year shall be 275,000 shares. With respect to Performance Awards, no Covered Employee shall be granted a Performance Award which (a) could result in such Covered Employee receiving more than 275,000 shares of Stock during any calendar year or (b) could result in such Covered Employee receiving more than $1,000,000 during any calendar year. If any portion of an Award is used to pay the exercise price or withholding taxes related to an outstanding Award, such portion shall continue to count against the foregoing limits with respect to any additional grants made to the same Participant for such calendar year. Any Award settled in cash will be based on the Fair Market Value of the shares of Stock subject to such Award.
In the event of any Company stock dividend, special cash dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or other distribution to Company stockholders, other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets (measured on either a stand-alone or consolidated basis), reorganization, rights offering, partial or complete liquidation, merger or consolidation in which the Company is the surviving corporation, or any other corporate transaction, Company share offering or other event involving the Company and having an effect similar to any of the foregoing, the Administrator may make such substitution or adjustments in the (a) number and kind of shares that may be delivered under the Plan, (b) additional maximums imposed in the immediately preceding paragraph, (c) number and kind of shares subject to outstanding Awards, (d) exercise price of outstanding Stock Options, Outside Director Stock Options, and Stock Appreciation Rights and (e) other characteristics or terms of the Awards as it may determine appropriate in its sole discretion to equitably reflect such corporate transaction, share offering or other event; provided, however, that the number of shares subject to any Award shall always be a whole number and any fractional share resulting from an adjustment or substitution provided for hereunder shall be rounded up to the nearest whole share.
In the event of the dissolution or liquidation of the Company, or a merger, reorganization or consolidation in which the Company is not the surviving corporation, then, except as otherwise provided herein and/or in the discretion of the Administrator, each Stock Option and Outside Director Stock Option, to the extent not theretofore exercised, shall terminate forthwith.
Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 3 to the extent that such adjustment would violate Section 409A of the Code.

4.STOCK OPTIONS.
Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and Non-Qualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.
The Administrator shall have the authority to grant any Participant Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options. Incentive Stock Options may be granted only to associates of the Company and its subsidiaries (within the meaning of Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or, even if so designated, does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option. Incentive Stock Options may be granted only within 10 years from the date the Plan is adopted, or the date the Plan is approved by the Company’s stockholders, whichever is earlier.
Stock Options shall be evidenced by option agreements, each in a form approved by the Administrator. An option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Non-Qualified Stock Option. The grant of a Stock Option shall occur as of the date the Administrator determines, subject to FASB Statement 123(R) and guidance thereunder.
Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Optionee affected, to disqualify any Incentive Stock Option under Section 422 of the Code.
To the extent that the aggregate Fair Market Value of Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and its subsidiaries within the meaning of Section 424(f) of the Code) exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options.
Stock Options granted under this Section 4 shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Administrator shall deem desirable:
(a)Exercise Price. The exercise price per share of Stock purchasable under a Stock Option shall be determined by the Administrator at the time of grant and set forth in the applicable option agreement; provided, however, that the exercise price per share shall be not less than the Fair Market Value per share on the date the Stock Option is granted, or in the case of an Incentive Stock Option granted to an individual who is a Ten Percent Holder, not less than 110% of such Fair Market Value per share on the date the Stock Option is granted.
(b)Option Term. The term of a Stock Option shall be determined by the Administrator at the time of grant and set forth in the applicable option agreement, provided, however, that no Stock Option shall be exercisable more than 10 years after the date that the Stock Option is granted (or more than five years after the date that the Stock Option is granted in the case of an Incentive Stock Option granted to an individual who is a Ten Percent Holder).
(c)Vesting. A Stock Option shall become vested and nonforfeitable as determined by the Administrator at the time of grant and set forth in the applicable option agreement, provided that no Stock Option shall become vested earlier than the first anniversary of the date of grant of such Stock Option; and provided, further, that the Participant shall have continuously remained in the active employment of the Company or an Affiliate until the applicable vesting date.
(d)Exercisability. Stock Options shall be exercisable to the extent vested; provided that the exercise of a Stock Option shall be subject to such additional terms and conditions, performance requirements, restrictions, forfeiture provisions, contingencies and limitations, if any, as shall be determined by the Administrator and listed in the applicable option agreement.
(e)Method of Exercise. Stock Options may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares of Stock subject to the Stock Option to be purchased.
The option price of any Stock Option shall be paid in full in cash (by certified or bank check or such other instrument as the Company may accept) or, unless otherwise provided in the applicable award agreement, by one or more of the following: (i) in the form of shares of unrestricted and vested Stock already owned by the Optionee, based on the Fair Market Value of the Stock on the date the Stock Option is exercised; (ii) by certifying ownership of shares of Stock owned by the Optionee to the satisfaction of the Administrator for later delivery to the Company as specified by the Company; (iii) unless otherwise prohibited by law for either the Company or the Optionee, by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; or (iv) by any combination of cash and/or any one or more of the methods specified in clauses (i), (ii) and (iii). Notwithstanding the foregoing, a form of payment shall not be permitted to the extent it would cause the Company to recognize a compensation expense (or additional compensation expense) with respect to the Stock Option for financial reporting purposes.
Unless otherwise determined by the Administrator, if payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of stock that is subject to restrictions on transfer and/or forfeiture provisions, some or all of the Stock received upon such exercise shall be subject to the same restrictions as such Stock. The number of shares of Stock received upon such exercise that shall be subject to such restrictions shall equal the number of shares of Stock used for payment of the option exercise price.
No shares of Stock shall be issued upon exercise of a Stock Option until full payment therefor has been made. Upon exercise of a Stock Option (or a portion thereof), the Company shall have a reasonable time to issue the Stock for which the Stock Option has been exercised, and the Optionee shall not be treated as a stockholder for any purposes whatsoever prior to such issuance. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such Stock is recorded as issued and transferred in the Company’s official stockholder records, except as otherwise provided herein or in the applicable option agreement.
(f)Transferability of Stock Options. Except as otherwise provided in the applicable award agreement, a Non-Qualified Stock Option (i) shall be transferable by the Optionee to a Family Member of the Optionee, provided that (A) any such transfer shall be by gift with no consideration and (B) no subsequent transfer of such Stock Option shall be permitted other than by will or the laws of descent and distribution, and (ii) shall not otherwise be transferable except by will or the laws of descent and distribution. An Incentive Stock Option shall not be transferable except by will or the laws of descent and distribution. A Stock Option shall be exercisable, during the Optionee’s lifetime, only by the Optionee or by the guardian or legal representative of the Optionee, it being understood that the terms “holder” and “Optionee” include the guardian and legal representative of the Optionee named in the applicable option agreement and any person to whom the Stock Option is transferred (X) pursuant to the first sentence of this Section 4(f) or pursuant to the applicable option agreement or (Y) by will or the laws of descent and distribution. Notwithstanding the foregoing, references herein to the termination of an Optionee’s employment or provision of services shall mean the termination of employment or provision of services of the person to whom the Stock Option was originally granted.
(g)Termination by Death or Disability. Except as otherwise provided in the applicable award agreement, if an Optionee’s employment or provision of services terminates by reason of death or Disability, any Stock Option held by such Optionee shall be fully vested upon such death or termination of employment or provision of services and may thereafter be exercised for a period of one year from the date of such death, Disability or until the expiration of the stated term of such Stock Option, whichever period is shorter.
(h)Termination by Reason of Retirement. Except as otherwise provided in the applicable award agreement, if an Optionee’s employment or provision of services terminates by reason of Retirement, any Stock Option held by such Optionee, to the extent it was exercisable at the time of termination, may thereafter be exercised by the Optionee for a period of six months from the date of such termination of employment or provision of services or until the expiration of the stated term of such Stock Option, whichever period is shorter, and any Stock Option that is unvested or unexercisable at the date of termination shall thereupon terminate.
(i)Involuntary Termination Without Cause. Except as otherwise provided in the applicable award agreement, if an Optionee’s employment or provision of services terminates involuntarily without Cause, and for reasons other than death, Disability or Retirement, any Stock Option held by such Optionee may thereafter be exercised, to the extent it was exercisable at the time of termination, for a period of three months from the date of such termination of employment or provision of services or until the expiration of the stated term of such Stock Option, whichever period is shorter, and any Stock Option that is unvested or unexercisable at the date of termination shall thereupon terminate.
(j)Involuntary Termination for Cause. Except as otherwise provided in the applicable award agreement, if an Optionee’s employment or provision of services terminates involuntarily for Cause, all Stock Options held by such Optionee, whether or not then vested and exercisable, shall thereupon terminate.
(k)Other Termination. Except as otherwise provided in the applicable award agreement, if an Optionee’s employment or provision of services is terminated by the Optionee for any reason other than those listed in Sections 4(g) and 4(h) noted previously, any Stock Option held by such Optionee may thereafter be exercised, to the extent it was exercisable at the time of termination, for a period of three months from the date of such termination of employment or provision of services or until the expiration of the stated term of such Stock Option, whichever period is shorter, and any Stock Option that is unvested or unexercisable at the date of termination shall thereupon terminate.

(l)Exception to Termination. If employment or provision of services by the Optionee to the Company or an Affiliate ceases as a result of a transfer of such Optionee from the Company to an Affiliate, or from an Affiliate to the Company, or from one classification of Eligible Individual to another classification of Eligible Individual, such transfer shall not be a termination of employment or provision of services for purposes of this Plan, unless expressly determined otherwise by the Administrator. A termination of employment or provision of services shall occur for an Optionee who is employed by, or provides services to, an Affiliate of the Company if the Affiliate shall cease to be an Affiliate and the Optionee shall not immediately thereafter be employed by, or provide services to, the Company or an Affiliate.
(m)Notwithstanding the foregoing, to the extent permitted under Section 409A of the Code, the exercise period following a termination described in subsection (g), (h), (i), (j) or (k) above shall be tolled for any applicable window/blackout period restrictions under the Company’s insider trading policy.
5.STOCK APPRECIATION RIGHTS.
Stock Appreciation Rights may be granted under the Plan on a stand-alone basis only. The Administrator shall have the authority to grant Stock Appreciation Rights to any Participant. Stock Appreciation Rights shall be evidenced by award agreements, each in a form approved by the Administrator. The grant of a Stock Appreciation Right shall occur as of the date the Administrator determines, subject to FASB Statement 123(R) and guidance thereunder.
A Stock Appreciation Right may be exercised by a Participant as determined by the Administrator in accordance with this Section 5. Upon such exercise, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 5.
Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Administrator, including the following:
(a)Exercise Price. The exercise price per share of Stock Appreciation Right shall be determined by the Administrator at the time of grant and set forth in the applicable stock appreciation right agreement; provided, however, that the exercise price per share shall be not less than the Fair Market Value per share on the date the Stock Appreciation Right is granted.
(b)Stock Appreciation Right Term. The term of a Stock Appreciation Right shall be determined by the Administrator at the time of grant and set forth in the applicable award agreement, provided, however, that no Stock Appreciation Right shall be exercisable more than 10 years after the date that the Stock Appreciation Right is granted.
(c)Vesting. A Stock Appreciation Right shall become vested and nonforfeitable as determined by the Administrator at the time of grant and set forth in the applicable award agreement, provided that no Stock Appreciation Right shall become vested earlier than the first anniversary of the date of grant of such Stock Appreciation Right; and provided, further, that the Participant shall have continuously remained in the active employment of the Company or an Affiliate until the applicable vesting date.
(d)Exercisability. Stock Appreciation Rights shall be exercisable to the extent vested; provided that the exercise of a Stock Appreciation Right shall be subject to such additional terms and conditions, performance requirements, restrictions, forfeiture provisions, contingencies and limitations, if any, as shall be determined by the Administrator and listed in the applicable award agreement.
(e)Method of Exercise. Subject to the provisions of this Section 5, Stock Appreciation Rights may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares with respect to which the Stock Appreciation Right is being exercised.
(f)Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive an amount in cash or in shares of Stock, as set forth in the award agreement, which in the aggregate are equal in value to the excess of the Fair Market Value of one share of Stock on the date of exercise over the Fair Market Value of one share of Stock on the date of grant, multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised.
(g)Transferability of Stock Appreciation Rights. Except as otherwise provided in the applicable award agreement, a Stock Appreciation Right (i) shall be transferable by the Participant to a Family Member of the Participant, provided that (A) any such transfer shall be by gift with no consideration and (B) no subsequent transfer of such Stock Appreciation Right shall be permitted other than by will or the laws of descent and distribution, and (ii) shall not otherwise be transferable except by will or the laws of descent and distribution. A Stock Appreciation Right shall be exercisable, during the Participant’s lifetime, only by the Participant or by the guardian or legal representative of the Participant, it being understood that the terms “holder” and “Participant” include the guardian and legal representative of the Participant named in the applicable award agreement and any person to whom the Stock Appreciation Right is transferred (X) pursuant to the first sentence of this Section 5(g) or pursuant to the applicable stock appreciation rights agreement or (Y) by will or the laws of descent and distribution. Notwithstanding the foregoing, references herein to the termination of a Participant’s employment or provision of services shall mean the termination of employment or provision of services of the person to whom the Stock Appreciation Right was originally granted.
(h)Termination by Death or Disability. Except as otherwise provided in the applicable stock appreciation rights agreement, if a Participant’s employment or provision of services terminates by reason of death or Disability, any Stock Appreciation Right held by such Participant shall be fully vested upon such death or termination of employment or provision of services and may thereafter be exercised for a period of one year from the date of such death, Disability or until the expiration of the stated term of such Stock Appreciation Right, whichever period is shorter.
(i)Termination by Reason of Retirement. Except as otherwise provided in the applicable award agreement, if a Participant’s employment or provision of services terminates by reason of Retirement, any Stock Appreciation Right held by such Participant, to the extent it was exercisable at the time of termination, may thereafter be exercised by the Participant for a period of six months from the date of such termination of employment or provision of services or until the expiration of the stated term of such Stock Appreciation Right, whichever period is shorter and any Stock Appreciation Right that is unvested or unexercisable at the date of termination shall thereupon terminate.
(j)Involuntary Termination Without Cause. Except as otherwise provided in the applicable award agreement, if a Participant’s employment or provision of services terminates involuntarily without Cause, and for reasons other than death, Disability or Retirement, any Stock Appreciation Right held by such Participant may thereafter be exercised, to the extent it was exercisable at the time of termination, for a period of three months from the date of such termination of employment or provision of services or until the expiration of the stated term of such Stock Appreciation Right, whichever period is shorter, and any Stock Appreciation Right that is unvested or unexercisable at the date of termination shall thereupon terminate.
(k)Involuntary Termination for Cause. Except as otherwise provided in the applicable award agreement, if a Participant’s employment or provision of services terminates involuntarily for Cause, Stock Appreciation Rights held by such Participant, whether or not then vested and exercisable, shall thereupon terminate.
(l)Other Termination. Except as otherwise provided in the applicable award agreement, if a Participant’s employment or provision of services is terminated by the Participant for any reason other than those listed in Sections 5(h) and 5(i), any Stock Appreciation Right held by such Participant may thereafter be exercised, to the extent it was exercisable at the time of termination, for a period of three months from the date of such termination of employment or provision of services or until the expiration of the stated term of such Stock Appreciation Right, whichever period is shorter, and any Stock Appreciation Right that is unvested or unexercisable at the date of termination shall thereupon terminate.
(m)Exception to Termination. If provision of services by the Participant to the Company or an Affiliate ceases as a result of a transfer of such Participant from the Company or an Affiliate, or from an Affiliate to the Company, or from one classification of Eligible Individual to another classification of Eligible Individual, such transfer shall not be a termination of employment or provision of services for purposes of this Plan, unless expressly determined otherwise by the Administrator. A termination of employment or provision of services shall occur for a Participant who is employed by, or provides services to, an Affiliate of the Company if the Affiliate shall cease to be an Affiliate and the Participant shall not immediately thereafter be employed by, or provide services to, the Company or an Affiliate.
(n)Notwithstanding the foregoing, to the extent permitted under Section 409A of the Code, the exercise period following a termination described in subsection (h), (i), (j), or (l) above shall be tolled for any applicable window/blackout period restrictions under the Company’s insider trading policy.
6.STOCK AWARDS.
Stock Awards may be directly issued under the Plan, subject to such terms, conditions, performance requirements, restrictions, forfeiture provisions, contingencies and limitations as shall be determined by the Administrator and set forth in the applicable award agreement. Subject to the provisions of this Section 6, Stock Awards may be issued which vest in one or more installments over the Participant’s period of employment and/or other service to the Company and/or upon the attainment of specified performance objectives, and/or the Company may issue Stock Awards which entitle the Participant to receive a specified number of vested shares of Stock upon the attainment of one or more performance goals and/or service requirements established by the Administrator at the time of grant and set forth in the applicable award agreement. A Stock Award that is subject to restrictions on transfer and/or forfeiture provisions may be referred to as an award of “Restricted Stock” or “Restricted Stock Units.” Except as otherwise provided below, no Stock Award shall become vested earlier than the first anniversary of the date of such Stock Award; and provided, further, that the

Participant shall have continuously remained in the active employment of the Company or an Affiliate until the applicable vesting date. Notwithstanding the above vesting requirement, up to five percent (5%) of the shares of Stock in the aggregate reserved under the Plan may be granted pursuant to Stock Awards that are not subject to restrictions on transfer and/or forfeiture provisions.
Shares representing a Stock Award shall be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or issuance of one or more certificates (which may bear appropriate legends referring to the terms, conditions and restrictions applicable to such Award). The Administrator may require that any such certificates be held in custody by the Company until any restrictions thereon shall have lapsed and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award. Restricted Stock Units shall be evidenced by a book entry in a notional account maintained under the Participant’s name in the Company’s books and records.
A Stock Award may be issued in exchange for any consideration which the Administrator may deem appropriate in each individual instance, including, without limitation:
(a)cash or cash equivalents;
(b)past services rendered to the Company or any Affiliate; or
(c)future services to be rendered to the Company or any Affiliate (provided that, in such case, the par value of the stock subject to such Stock Award shall be paid in cash or cash equivalents, unless the Administrator provides otherwise).
With respect to a Restricted Stock Award, a Participant, at his or her option, will be entitled to make the election permitted under Section 83(b) of the Code, to include in gross income in the taxable year in which the Restricted Stock Award is transferred to him or her, the fair market value of such shares at the time of transfer, notwithstanding that such shares are subject to a substantial risk of forfeiture within the meaning of the Code, or he or she may elect to include in gross income the Fair Market Value of the Restricted Stock Award as of the date or date on which such restrictions lapse. Notwithstanding the foregoing, the Administrator shall adopt, from time to time, such rules with respect to the return of executed award agreements as it deems appropriate and failure by a Participant to comply with such rules shall, without limitation, terminate the grant of such Restricted Stock Award to such Participant and/or cause the forfeiture of any Restricted Stock Award as to which restrictions have not yet lapsed.
Notwithstanding anything herein to the contrary and except as otherwise provided in the applicable award agreement, if a Participant’s employment and provision of services is terminated (A) by the Company for any reason other than Cause or (B) by reason of the Participant’s death or Disability, all Stock underlying a Stock Award, to the extent unvested at the time of termination, shall become fully vested and non-forfeitable.
Notwithstanding anything herein to the contrary and except as otherwise provided in the applicable award agreement, if a Participant’s employment or provision of services is terminated (A) by the Company for Cause or (B) by the Participant for any reason other than death or Disability, all Stock underlying a Stock Award, to the extent unvested at the time of termination, shall be forfeited.
7.PERFORMANCE AWARDS.
(a)Performance Conditions. The right of a Participant to exercise or receive a Performance Award, and its timing, may be subject to performance conditions specified by the

Administrator at the time of grant (except as provided in this Section 7). The Administrator may use business criteria and other measures of performance it deems appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase amounts payable under any Award subject to performance conditions, except as limited under Section 7(b) hereof in the case of a Performance Award intended to qualify under Section 162(m) of the Code.
(b)Performance Awards Granted to Designated Covered Employees. If the Administrator determines that a Performance Award to be granted to a person the Administrator regards as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the grant and/or settlement of such Performance Award shall comply with the requirements set forth in this Section 7(b).
(i)Performance Goals Generally. The performance goals for such Performance Awards shall be based on one or more of the business criteria set forth in Section 7(b)(ii) and a targeted level or levels of performance with respect to such criteria, as specified by the Administrator consistent with this Section 7(b). Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the level or levels of performance targeted by the Administrator result in the performance goals being “substantially uncertain.” The Administrator may determine that more than one performance goal must be achieved as a condition to settlement of such Performance Awards.
(ii)Business Criteria. Unless and until the Company proposes for stockholder vote, and stockholders approve, a change in the business criteria set forth in this Section 7(b)(ii), Awards (other than Stock Options and Stock Appreciation Rights) designed to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code shall be based on one or more of the following business criteria, which shall be set forth in the applicable Performance Award agreement:
(A)Earnings before any or all of interest, tax, depreciation or amortization (actual and adjusted and either in the aggregate or on a per-share basis);
(B)Earnings (either in the aggregate or on a per-share basis);
(C)Net income or loss (either in the aggregate or on a per-share basis);
(D)Operating profit;
(E)Cash flow (either in the aggregate or on a per-share basis);
(F)Free cash flow (either in the aggregate on a per-share basis);
(G)Non-interest expense;
(H)Costs;
(I)Gross revenues;
(J)Reductions in expense levels;
(K)Operating and maintenance cost management and employee productivity;

(L)Share price or total stockholder return (including growth measures and total stockholder return or attainment by the shares of a specified value for a specified period of time);
(M)Net economic value;
(N)Economic value added or economic value added momentum;
(O)Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, sales, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets and goals relating to acquisitions or divestitures;
(P)Return on average assets or average equity;
(Q)Achievement of objectives relating to diversity, employee turnover or other human capital metrics;
(R)Results of customer satisfaction surveys or other objective measures of customer experience; and/or
(S)Debt ratings, debt leverage, debt service, financings and refinancings; provided, however, that (I) the foregoing business criteria may be applied on a pre- or post-tax basis; and (II) the Administrator may, on the grant date of an Award intended to qualify as “performance-based compensation,” provide that the formula for such Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, non-recurring gain or loss.
(iii)Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over such periods of at least 12 months’ duration as may be specified by the Administrator. Performance goals shall be established on or before the dates that are required or permitted for “performance-based compensation” under Section 162(m) of the Code. The levels of performance required with respect to any performance goals may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result. Performance goals may differ for Awards to different Participants. The Administrator shall specify the weighting (which may be the same or different for multiple performance goals) to be given to each performance goal for purposes of determining the final amount payable with respect to any such Performance Award. Any one or more of the performance goals or the business criteria on which they are based may apply to the Participant, a department, unit, division or function within the Company (except for total stockholder return or earnings per share criteria) or any one or more Subsidiaries, and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices).
(iv)Settlement of Performance Awards; Other Terms. Settlement of Performance Awards may be in cash or Stock as specified in the award agreement, or other Awards, or other property, in the discretion of the Administrator. Any Performance Award based on shares of Stock that is settled in cash will be based on the Fair

Market Value of the shares of Stock subject to such Performance Award. The Administrator may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable in respect of a Performance Award subject to this Section 7(b). All determinations of the Administrator as to the achievement of the performance goals applicable to a Performance Award subject to this Section 7(b) shall be in writing prior to the payment of the Award.
8.OUTSIDE DIRECTOR STOCK OPTIONS.
Outside Director Stock Options shall be evidenced by award agreements, each in a form approved by the Administrator.
Outside Director Stock Options granted under this Section 8 shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Administrator shall deem desirable:
(a)Exercise Price. The exercise price per share of Stock purchasable under an Outside Director Stock Option shall be the Fair Market Value per share on the date the Outside Director Stock Option is granted.
(b)Option Term. No Outside Director Stock Option shall be exercisable more than ten years after the date that the Outside Director Stock Option is granted.
(c)Vesting. An Outside Director Stock Option shall become vested and nonforfeitable as determined by the Administrator at the time of grant and set forth in the applicable option agreement, provided that no Outside Director Stock Option shall become vested earlier than the first anniversary of the date of grant of such Outside Director Stock Option; provided further, that, the Outside Director shall have continuously remained a Director of the Company until the applicable vesting date.
(d)Exercisability. Outside Director Stock Options shall be exercisable to the extent vested.
(e)Method of Exercise. Outside Director Stock Options may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares of Stock subject to the Outside Director Stock Option to be purchased.
The option price of any Outside Director Stock Option shall be paid in full in cash (by certified or bank check or such other instrument as the Company may accept) or, unless otherwise provided in the applicable option agreement, by one or more of the following: (i) in the form of shares of unrestricted and vested Stock already owned by the Outside Director, based on the Fair Market Value of the Stock on the date the Outside Director Stock Option is exercised; (ii) by certifying ownership of shares of Stock owned by the Outside Director to the satisfaction of the Administrator for later delivery to the Company as specified by the Company; (iii) unless otherwise prohibited by law for either the Company or the Outside Director, by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Outside Director Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; or (iv) by any combination of cash and/or any one or more of the methods specified in clauses (i), (ii) and (iii). Notwithstanding the foregoing, a form of payment shall not be permitted to the extent it would cause the Company to recognize a compensation expense (or additional compensation expense) with respect to the Outside Director Stock Option for financial reporting purposes.

If payment of the option exercise price of an Outside Director Stock Option is made in whole or in part in the form of Stock, some or all of the Stock received upon such exercise shall be subject to the same restrictions as such Stock. The number of shares of Stock received upon such exercise that shall be subject to such restrictions shall equal the number of shares of Stock used for payment of the option exercise price.
No shares of Stock shall be issued upon exercise of an Outside Director Stock Option until full payment therefor has been made. Upon exercise of an Outside Director Stock Option (or a portion thereof), the Company shall have a reasonable time to issue the Stock for which the Outside Director Stock Option has been exercised, and the Outside Director shall not be treated as a stockholder for any purposes whatsoever prior to such issuance. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such Stock is recorded as issued and transferred in the Company’s official stockholder records, except as otherwise provided herein or in the applicable option agreement.
(f)Transferability of Outside Director Stock Options. An Outside Director Stock Option (i) shall be transferable by the Outside Director to a Family Member of the Outside Director, provided that (A) any such transfer shall be by gift with no consideration and (B) no subsequent transfer of such Outside Director Stock Option shall be permitted other than by will or the laws of descent and distribution, and (ii) shall not otherwise be transferable except by will or the laws of descent and distribution. An Outside Director Stock Option shall be exercisable, during the Outside Director’s lifetime, only by the Outside Director or by the guardian or legal representative of the Outside Director, it being understood that the terms “holder” and “Outside Director” include the guardian and legal representative of the Outside Director named in the applicable option agreement and any person to whom the Outside Director Stock Option is transferred (X) pursuant to the first sentence of this Section 8(f) or pursuant to the applicable option agreement or (Y) by will or the laws of descent and distribution. Notwithstanding the foregoing, references herein to the termination of an Outside Director’s provision of services shall mean the termination or cessation of the Outside Director’s status as an Eligible Individual.
9.OUTSIDE DIRECTOR STOCK AWARDS.
Outside Director Stock Awards shall be granted pursuant to this Section 9 as determined by the Administrator at the time of grant and as set forth in the applicable Outside Director Stock award agreement.
The Stock subject to Outside Director Stock Awards granted under this Section 9 shall vest and become nonforfeitable based on the Outside Director’s provision of services as a Director, and is therefore an award of “Restricted Stock.”
An Outside Director Stock Award shall become vested and nonforfeitable as determined by the Administrator at the time of grant and set forth in the applicable award agreement, provided that no Outside Stock Director Award shall become vested and nonforfeitable earlier than the first anniversary of the date of such Outside Director Stock Award; provided further that, the Outside Director shall have continuously remained a Director of the Company until the applicable vesting date.
Shares representing an Outside Director Stock Award shall be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or issuance of one or more certificates (which may bear appropriate legends referring to the terms, conditions and restrictions applicable to such Award). The Administrator may require that any such certificates be held in custody by the Company until any restrictions thereon shall have lapsed and that the Outside Director deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.
With respect to an Outside Director Stock Award, an Outside Director, at his or her option, will be entitled to make the election permitted under Section 83(b) of the Code, to include in gross income in the taxable year in which the Outside Director Stock Award is transferred to him or her, the fair market value of such shares at the time of transfer, notwithstanding that such shares are subject to a substantial risk of forfeiture within the meaning of the Code, or he or she may elect to include in gross income the Fair Market Value of the Outside Director Stock Award as of the date or date on which such restrictions lapse. Notwithstanding the foregoing, the Administrator shall adopt, from time to time, such rules with respect to the return of executed award agreements as it deems appropriate and failure by an Outside Director to comply with such rules shall, without limitation, terminate the grant of such Outside Director Stock Award to such Outside Director and/or cause the forfeiture of any Outside Director Stock Award (or any portion thereof) as to which restrictions have not yet lapsed.
10.CHANGE IN CONTROL PROVISIONS.
(a)Change in Control. Notwithstanding any other provision of the Plan to the contrary and unless otherwise provided in an Award Agreement, upon the occurrence of a Change in Control, the Administrator may, in its sole and absolute discretion, provide on a case by case basis that (i) all Awards shall terminate, provided that Participants shall have the right, immediately prior to the occurrence of such Change in Control and during such reasonable period as the Administrator in its sole discretion shall determine and designate, to exercise any Award, (ii) all Awards shall terminate, provided that Participants shall be entitled to a cash payment equal to the Change in Control Price with respect to shares subject to the vested portion of the Award net of the Exercise Price thereof, if applicable, (iii) in connection with a liquidation or dissolution of the Company, the Awards, to the extent vested, shall convert into the right to receive liquidation proceeds net of the Exercise Price (if applicable), (iv) accelerate the vesting of Awards or (v) any combination of the foregoing. In the event that the Administrator does not terminate or convert an Award upon a Change in Control of the Company, then the Award shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring, or succeeding corporation (or an affiliate thereof).
(b)Change in Status of a Subsidiary or Affiliate. Notwithstanding any other provision of the Plan to the contrary and unless otherwise provided in an Award Agreement or otherwise determined by the Administrator, in the event that a Subsidiary or an Affiliate ceases to be a Subsidiary or Affiliate of the Company, the Administrator may, in its sole and absolute discretion: (i) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity or business unit may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan; (ii) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing services for such entity or business unit may remain outstanding, may continue to vest, and/or may remain exercisable for a period not exceeding one (1) year, subject to the terms of the Award Agreement and this Plan; and/or (iii) treat the employment or other services of a Participant performing services for such entity or business unit as terminated, if such Participant is not employed by the Company or any Subsidiary or Affiliate, immediately after such event.

(c)Definition of Change in Control.
(i)For purposes of the Plan, a “Change in Control” shall occur or be deemed to have occurred only if any of the following events occur:
(A)The acquisition, directly or indirectly, by any person or group (as those terms are defined in Sections 3(a)(9), 13(d) and 14(d) of the Exchange Act and the rules thereunder) of beneficial ownership (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors (voting securities) of the Company that represent 50% or more of the combined voting power of the Company’s then outstanding voting securities, other than:
(1)An acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company; or
(2)An acquisition of voting securities by the Company or a corporation owned, directly or indirectly by all of the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company.
Notwithstanding the foregoing, the following event shall not constitute an acquisition by any person or group for purposes of this subsection (a): an acquisition of the Company’s securities by the Company which causes the Company’s voting securities beneficially owned by a person or group to represent 50% or more of the combined voting power of the Company’s then outstanding voting securities; provided, however, that if a person or group shall become the beneficial owner of 50% or more of the combined voting power of the Company’s then outstanding voting securities by reason of share acquisitions by the Company as described above and shall, after such share acquisitions by the Company, become the beneficial owner of any additional voting securities of the Company, then such acquisition shall constitute a Change in Control; or
(B)Individuals who, as of Effective Date, constitute the Board of Directors of the Company (as of the Effective Date, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board during any two year period, provided that any person becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors on the Board) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or
(C)The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) the acquisition of assets or stock of another entity, in each case other than a transaction:

(1)Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by the remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction; and
(2)After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (2) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or
(D)A sale or disposition of all or substantially all of the Company’s assets; or
(E)The Company’s stockholders approve a liquidation or dissolution of the Company.
The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.
(ii)For purposes of Section 10(b), stock ownership is determined under Section 409A of the Code.
(d)Change in Control Price. For purposes of the Plan, “Change in Control Price” means the Fair Market Value (which may be the amount of consideration per share of Stock received by the holder of Stock in connection with the Change in Control transaction or, in the case of a tender or exchange offer, the highest price per share of Stock paid in such tender or exchange offer, in each case, as determined by the Administrator in accordance with Section 12(n) hereunder) of a share of Stock on the date of a Change in Control. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Board. The Participant shall receive the same form of consideration as holders of common stock, subject to the same restrictions and limitations and indemnification obligations as the holders of common stock and will execute any and all documents required by the Administrator to evidence the same.
11.MISCELLANEOUS.
(a)Repricing. Unless such action is approved by the Company's stockholders in accordance with applicable law: (i) no outstanding Stock Option, Outside Director Stock Option or Stock Appreciation Right granted under the Plan may be amended to provide an exercise Price that is lower than the then-current exercise price of such outstanding Award (other than adjustments to the exercise price pursuant to Section 3); (ii) the

Administrator may not cancel any outstanding Stock Option, Outside Director Stock Option or Stock Appreciation Right and grant in substitution therefore new Awards under the Plan covering the same or a different number of shares of Stock and having an exercise price lower than the then-current exercise price of the cancelled Awards (other than adjustments to the exercise Price pursuant to Sections 3); and (iii) the Administrator may not authorize the repurchase of an outstanding Stock Option, Outside Director Stock Option or Stock Appreciation Right which has an exercise price that is higher than the then-current fair market value of the Stock (other than adjustments to the exercise price pursuant to Section 3). This paragraph shall not be construed to apply to “issuing or assuming a stock option in a transaction to which section 424(a) applies,” within the meaning of Section 424 of the Code.
(b)Amendment. The Board may at any time terminate, amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would adversely affect the rights of a Participant under an Award theretofore granted without the Participant’s consent, except such an amendment (i) made to avoid an expense charge to the Company or an Affiliate under applicable law or regulation, (ii) made to permit the Company or an Affiliate a deduction under the Code, or (iii) made to avoid the violation of Section 409A of the Code. No such amendment or alteration shall be made without the approval of a majority vote of the Company’s shareholders, present in person or by proxy at any special or annual meeting of the shareholders to the extent such approval is required by law, agreement or the rules of any stock exchange or market on which the Stock is listed.
The Administrator may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but except as provided in Section 3 hereof no such amendment shall adversely affect the rights of a Participant without the Participant’s consent.
(c)Unfunded Status of Plan. It is intended that this Plan be an “unfunded” plan for incentive and deferred compensation. The Administrator may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Stock or make payments, provided that, unless the Administrator otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of this Plan.
(d)General Provisions.
(i)Unless the shares to be issued in connection with an Award are registered prior to the issuance thereof under the Securities Act of 1933, as amended, the Administrator may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares for his or her own account as an investment without a view to or for sale in connection with, the distribution thereof. The certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.
All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange or market on which the Stock is then listed and any applicable Federal or state securities law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(ii)Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting other or additional compensation arrangements for its employees.
(iii)The adoption of the Plan shall not confer upon any employee, director, associate, consultant or advisor any right to continued employment, directorship or service, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment or service of any employee, consultant or advisor at any time.
(iv)No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Administrator, withholding obligations may be settled with Stock, including Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, its Subsidiaries and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Administrator may establish such procedures as it deems appropriate for the settlement of withholding obligations with Stock.
(v)The Administrator shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant’s death are to be paid. In the event of the death of a Participant, a condition of exercising any Award shall be the delivery to the Company of such tax waivers and other documents as the Administrator shall determine.
(vi)Neither any Participant nor his or her legal representatives, legatees or distributees shall be or be deemed to be the holder of any share of Stock covered hereby unless and until a certificate for such share has been issued. Upon payment of the purchase price thereof, a share shall be fully paid and non-assessable.
(vii)The grant of an Award shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets, or issue bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock, or take any other corporate act or proceeding whether of a similar character or otherwise.
(viii)Reserved.
(ix)To the extent that the Administrator determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Administrator in its discretion may modify those restrictions as it determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.
(x)The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

(xi)If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.
(xii)This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant’s heirs, legal representatives and successors.
(xiii)This Plan and each agreement granting an Award constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between this Plan and such agreement, the terms and conditions of the Plan shall control.
(xiv)None of the Company, an Affiliate or the Administrator shall have any duty or obligation to disclose affirmatively to a record or beneficial holder of Stock or an Award, and such holder shall have no right to be advised of, any material information regarding the Company or any Affiliate at any time prior to, upon or in connection with receipt or the exercise of an Award or the Company’s purchase of Stock or an Award from such holder in accordance with the terms hereof.
(xv)This Plan, and all Awards, agreements and actions hereunder, shall be governed by, and construed in accordance with, the laws of the state of Delaware (other than its law respecting choice of law).
(xvi)In the event any Award granted under this Plan becomes subject to Section 409A of the Code, the provisions of Section 409A of the Code and the regulations issued thereunder shall be incorporated herein by reference to the extent necessary for the Award to comply therewith. In such event, the provisions of this Plan and the Award shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code and the related regulations, and this Plan and the Award shall be administered accordingly. If any term or condition of this Plan or Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict. Notwithstanding any provisions in this Plan or Award to the contrary, to the extent that Section 409A of the Code would cause an adverse tax consequence to the Participant, then with respect to such Participant: (i) a Change in Control shall not be deemed to occur unless the Change in Control meets the definition ascribed to the phrase “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation” under Treasury Department Regulation 1.409A-3(i)(5), (ii) a Disability shall not be deemed to occur unless the Disability meets the definition ascribed to the phrase "disability" under Treasury Department Regulation 1.409A-3(i)(4), (iii) a termination of employment shall mean a “separation from service” under Section 409A of the Code, and (iv) if the Participant is deemed to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B), then with regard to any payment that is considered non-qualified deferred compensation under Section 409A of the Code payable on account of a “separation from service,” such payment shall be made or at the date which is the earlier of (A) the expiration of the six (6)-month period measured from the date of such “separation from service” of the Participant, and (B) the date of the Participant's death. Notwithstanding the foregoing, the

Company makes no representations that any payments and benefits provided under the Plan are exempt from or comply with Section 409A of the Code, and in no event will the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by a Participant on account of non-compliance with Section 409A of the Code.
12.DEFINITIONS.
For purposes of this Plan, the following terms are defined as set forth below:
(a)“Affiliate” means a corporation or other entity (i) controlled by the Company and which, in the case of grants of Stock Options, Outside Director Stock Options and Stock Appreciation Rights would, together with the Company, be classified as the “service recipient” (as defined in the regulations under Section 409A of the Code) with respect to an Eligible Individual, and (ii) is designated by the Administrator as such.
(b)“Award” means a Stock Appreciation Right, Stock Option, Stock Award, Outside Director Stock Option or Outside Director Stock Award.
(c)“Board” means the Board of Directors of the Company.
(d)“Board Meeting” means meeting of the Board of Directors of the Company.
(e)“Cause” means (i) the commission by the Participant of any act or omission that would constitute a felony or any crime of moral turpitude under Federal law or the law of the state or foreign law in which such action occurred, (ii) dishonesty, disloyalty, fraud, embezzlement, theft, disclosure of trade secrets or confidential information or other acts or omissions that result in a breach of fiduciary or other material duty to the Company and/or a Subsidiary, (iii) continued reporting to work or working under the influence of alcohol, an illegal drug, an intoxicant or a controlled substance which renders Participant incapable of performing his or her material duties to the satisfaction of the Company and/or its Subsidiaries, or (iv) the Participant’s substantial disregard in the performance of the Participant’s duties and/or responsibilities with respect to the Company and/or a Subsidiary, which disregard shall continue after notice to the Participant and a reasonable opportunity to cure such behavior. Notwithstanding the foregoing, if the Participant and the Company or the Affiliate have entered into an employment or services agreement which defines the term “Cause” (or a similar term), such definition shall govern for purposes of determining whether such Participant has been terminated for Cause for purposes of this Plan. The determination of Cause shall be made by the Administrator, in its sole discretion.
(f)“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.
(g)“Commission” means the Securities and Exchange Commission or any successor agency.
(h)“Committee” means a committee of Directors appointed by the Board to administer this Plan. Insofar as the Committee is responsible for granting Awards to Participants hereunder, it shall consist solely of two or more directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3, an “outside director” under Section 162(m) of the Code, an “independent director” as defined by the Sarbanes-Oxley Act of 2002, and “independent” as defined by the rules of any stock exchange or market on which the Stock is listed.

(i)“Covered Employee” means a person who is a “covered employee” within the meaning of Section 162(m) of the Code.
(j)“Director” means a member of the Company’s Board.
(k)“Disability” means mental or physical illness that entitles the Participant to receive benefits under the long-term disability plan of the Company or an Affiliate, or if the Participant is not covered by such a plan or the Participant is not an employee of the Company or an Affiliate, a mental or physical illness that renders a Participant totally and pemanently incapable of performing the Participant’s duties for the Company or an Affiliate; provided, however, that a Disability shall not qualify under this Plan if it is the result of (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered or incurred while participating in a criminal offense. Notwithstanding the foregoing, if the Participant and the Company or an Affiliate have entered into an employment or services agreement which defines the term “Disability” (or a similar term), such definition shall govern for purposes of determining whether such Participant suffers a Disability for purposes of this Plan. The determination of Disability shall be made by the Administrator, in its sole discretion. The determination of Disability for purposes of this Plan shall not be construed to be an admission of disability for any other purpose.
(l)“Effective Date” means April 26, 2016.
(m)“Eligible Individual” means any (i) officer, employee, associate or director of the Company or a Subsidiary or Affiliate, (ii) any consultant or advisor providing services to the Company or a Subsidiary or Affiliate, or (iii) employees of (x) a corporation or other business enterprise which has been acquired by the Company or a Subsidiary, which, in the case of grants of Stock Options and Stock Appreciation Rights would, together with the Company and, if applicable, the Subsidiary, be classified as the “service recipient” (as defined in the regulations under Section 409A of the Code) with respect to such employees and (y) who hold options with respect to the stock of such corporation which the Company has agreed to assume.
(n)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.
(o)“Fair Market Value” means, as of any given date, the fair market value of the Stock, determined as follows: (i) if the Stock is listed on any established stock exchange or a national market system, including without limitation, the NASDAQ Global Market, its fair market value on such date shall be the reported closing selling price for the Stock on the principal securities exchange or national market system on which the Stock is at such date listed for trading; provided that if there are no sales of Stock on that date, then the reported closing selling price for the Stock on the next preceding date shall be determinative of fair market value; or (ii) if the Stock is listed on the OTC Electronic Bulletin Board, its fair market value on such date shall be the closing selling price on such date for the Stock as reported on the OTC Electronic Bulletin Board; provided that if there are no sales of the Stock on that date, then the reported closing selling price for the Stock on the next preceding date for which such closing selling price is quoted shall be determinative of fair market value; or, (iii) if the Stock is not traded on the OTC Electronic Bulletin Board, an exchange, or a national market system, or notwithstanding (i) and (ii) above, if a determination of Fair Market Value under (i) or (ii) above would violate the rules under Section 409A of the Code and the regulations thereunder with respect to the determination of fair market value, Fair Market Value of the Stock on such date shall be determined in good faith by the Administrator in accordance with Section 409A of the Code and the regulations issued thereunder, and such determination shall be conclusive and binding on all persons. In the event of a Change in Control, notwithstanding the foregoing provisions of this Section 12(o), Fair Market Value of the Stock in connection with such Change in Control transaction shall be determined in good faith by the Administrator in accordance with Section 409A of the Code and the regulations issued thereunder, and such determination shall be conclusive and binding on all persons.
(p)“Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a Participant (including adoptive relationships); any person sharing the Participant’s household (other than a tenant or employee); any trust in which the Participant and any of these persons have all of the beneficial interest; any foundation in which the Participant and any of these persons control the management of the assets; any corporation, partnership, limited liability company or other entity in which the Participant and any of these other persons are the direct and beneficial owners of all of the equity interests (provided the Participant and these other persons agree in writing to remain the direct and beneficial owners of all such equity interests); and any personal representative of the Participant upon the Participant’s death for purposes of administration of the Participant’s estate or upon the Participant’s incompetency for purposes of the protection and management of the assets of the Participant.
(q)“Incentive Stock Option” means any Stock Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.
(r) “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.
(s)“Optionee” means a person who holds a Stock Option.
(t)“Outside Director” means (i) if the Stock is listed for trading on any established stock exchange or national market system, a person who is an “independent” Director of the Company within the meaning of the rules then in effect governing the listing of securities (including, without limitation, the NASDAQ Marketplace Rule 4200) on the established stock exchange or national market system on which the Stock is then listed for trading (including, without limitation, the NASDAQ Global Market, or (ii) if the Stock is not listed for trading on an established stock exchange or national market system, a person who is a “non-employee director” of the Company within the meaning of Section 16 of the Exchange Act and the regulations promulgated thereunder (irrespective of whether Section 16 of the Exchange Act is applicable to the Company or such Director).
(u)“Outside Director Award” means an Outside Director Stock Option or Outside Director Stock Award.
(v)“Outside Director Stock Award” means an Award, other than a Stock Option, Stock Appreciation Right, Stock Award or Outside Director Stock Option, made in Stock or denominated in shares of Stock.
(w)“Outside Director Stock Option” means an Option granted under Section 8.
(x)“Participant” means a person granted an Award.

(y)“Performance Award” means a right, granted to a Participant under Section 7, to receive Awards or cash settled payments based upon performance criteria specified by the Administrator.
(z)“Representative” means (i) the person or entity acting as the executor or administrator of a Participant’s estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had his or her primary residence at the date of the Participant’s death; (ii) the person or entity acting as the guardian or temporary guardian of a Participant; (iii) the person or entity which is the beneficiary of the Participant upon or following the Participant’s death; or (iv) any person to whom a Stock Option has been transferred with the permission of the Administrator or by operation of law; provided that only one of the foregoing shall be the Representative at any point in time as determined under applicable law and recognized by the Administrator.
(aa)“Retirement” means termination of employment or provision of services without Cause, death or Disability on or after age 65 with 5 years of service.
(ab)“Stock” means the common stock, par value $.01 per share, of the Company.
(ac)“Stock Appreciation Right” means a right granted under Section 5.
(ad)“Stock Award” means an Award, other than a Stock Option, Outside Director Stock Option, Stock Appreciation Right or Outside Director Stock Award, made in Stock or denominated in shares of Stock.
(ae)“Stock Option” means an option granted under Section 4.
(af)“Subsidiary” means any company during any period in which it is a “subsidiary corporation” (as such term is defined in Section 424(f) of the Code) with respect to the Company.
(ag)“Ten Percent Holder” means an individual who owns, or is deemed to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary corporation of the Company, determined pursuant to the rules applicable to Section 422(b)(6) of the Code.
In addition, certain other terms used herein have the definitions given to them in the places they are first used.

AMENDMENT

TO

CARROLS RESTAURANT GROUP, INC.

2016 STOCK INCENTIVE PLAN

AMENDMENT (this “Amendment”) to the Carrols Restaurant Group, Inc. 2016 Stock Incentive Plan (the “Plan”). Capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Plan.

WHEREAS, the Board of Directors (the “Board”) of Carrols Restaurant Group, Inc., a Delaware corporation (the “Company”), previously adopted the Plan, which was approved by the stockholders of the Company;

        WHEREAS, the third paragraph of Section 3 of the Plan provides that subject to adjustment as provided in Section 3 of the Plan, the maximum number of shares of Stock that may be covered by Stock Options, Stock Appreciation Rights, and Stock Awards, in the aggregate, to any one Participant during any calendar year shall be 275,000 shares and with respect to Performance Awards, no Covered Employee shall be granted a Performance Award which (a) could result in such Covered Employee receiving more than 275,000 shares of Stock during any calendar year or (b) could result in such Covered Employee receiving more than $1,000,000 during any calendar year;

        WHEREAS, the third paragraph of Section 3 of the Plan and the limitation set forth therein are included in the Plan to comply with Section 162(m) of the Code ("Section 162(m)") to permit the Company to treat Performance Awards, Stock Options and Stock Appreciation Rights as “qualified performance-based compensation” for purposes of Section 162(m), thus excluding such awards from the tax deductions limits on compensation paid to of certain executive officers of the Company in excess of $1,000,000 during any taxable year;

        WHEREAS, the Tax Cuts and Jobs Act of 2017 removed the “qualified performance-based compensation" exception from Section 162(m);

WHEREAS, the Company desires to amend the Plan to remove the third paragraph of Section 3 of the Plan and all references to such limitation set forth therein;

WHEREAS, pursuant to Section 11(b) of the Plan, the Board may amend the Plan; and

WHEREAS, all terms and conditions of the Plan, other than as specifically amended as set forth in this Amendment, shall remain in full force and effect;

NOW THEREFORE, the Plan has been amended as follows:

1. Section 3 of the Plan is hereby amended and restated in its entirety as follows:

"3.     STOCK SUBJECT TO PLAN

Subject to adjustment as provided in this Section 3, the aggregate number of shares of Stock which may be delivered under the Plan shall not exceed 4,000,000 shares.

To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary thereof because the Award expires, is forfeited, lapses without exercise, canceled or otherwise terminated, any shares of Restricted Stock (as defined in Section 9) are forfeited, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan with respect to, and shall be available for, future grants of Awards. Notwithstanding the preceding sentence, shares of stock used to pay the exercise price or withholding taxes related to an outstanding Award shall be treated as issued under the Plan and may not again be made available for issuance as Awards under the Plan. Any Stock Appreciation Right awarded under the Plan will count as granted and not as settled if settled in Stock.

In the event of any Company stock dividend, special cash dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or other distribution to Company stockholders, other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets (measured on either a stand-alone or consolidated basis), reorganization, rights offering, partial or complete liquidation, merger or consolidation in which the Company is the surviving corporation, or any other corporate transaction, Company share offering or other event involving the Company and having an effect similar to any of the foregoing, the Administrator may make such substitution or adjustments in the (a) number and kind of shares that may be delivered under the Plan, (b) number and kind of shares subject to outstanding Awards, (c) exercise price of outstanding Stock Options, Outside Director Stock Options, and Stock Appreciation Rights and (d) other characteristics or terms of the Awards as it may determine appropriate in its sole discretion to equitably reflect such corporate transaction, share offering or other event; provided, however, that the number of shares subject to any Award shall always be a whole number and any fractional share resulting from an adjustment or substitution provided for hereunder shall be rounded up to the nearest whole share.

In the event of the dissolution or liquidation of the Company, or a merger, reorganization or consolidation in which the Company is not the surviving corporation, then, except as otherwise provided herein and/or in the discretion of the Administrator, each Stock Option and Outside Director Stock Option, to the extent not theretofore exercised, shall terminate forthwith.

Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 3 to the extent that such adjustment would violate Section 409A of the Code."

2. All terms and conditions of the Plan, other than as specifically amended as set forth in this Amendment, shall remain in full force and effect;

IN WITNESS WHEREOF, a Vice President of the Company has executed this Amendment and certifies that the amendment to the Plan set forth above accurately reflects the amendment to the Plan adopted by the Board of Directors of the Company.

/s/ William E. Myers
                            William E. Myers, Vice President

                            Dated: September 10, 2020

SECOND AMENDMENT
TO
CARROLS RESTAURANT GROUP, INC.
2016 STOCK INCENTIVE PLAN
SECOND AMENDMENT (this “Amendment”) to the Carrols Restaurant Group, Inc. 2016 Stock Incentive Plan, as amended (the “Plan”). Capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Plan.

WHEREAS, the Board of Directors (the “Board”) of Carrols Restaurant Group, Inc., a Delaware corporation (the “Company”), previously adopted the Plan, which was approved by the stockholders of the Company;
WHEREAS, pursuant to Section 11(b) of the Plan, the Board may amend the Plan; and
WHEREAS, all terms and conditions of the Plan, other than as specifically amended as set forth in this Amendment, shall remain in full force and effect;
NOW THEREFORE, the Plan is hereby amended as follows:
1.    The first sentence of Section 3 is hereby amended and restated in its entirety as follows:
“Subject to adjustment as provided in this Section 3, the aggregate number of shares of Stock which may be delivered under the Plan shall not exceed 7,500,000 shares.”
2.    Section 11(e) is hereby added as follows:
"(e)     Clawback; Forfeiture. Any Award granted pursuant to the Plan on or after June 18, 2021 will be subject to potential recovery by the Administrator to the extent the Participant is, or in the future becomes, subject to (i) the Company's Incentive Compensation Clawback Policy or any similar Company "clawback" or recoupment policy or policies that may be adopted by the Board or the Compensation Committee from time to time, or (ii) any law, rule or regulation which imposes mandatory recoupment, under the circumstances set forth in any such law, rule or regulation."
3.     This Amendment shall be effective upon approval of the stockholders of the Company at the Company’s 2021 Annual Meeting of Stockholders. If this Amendment is not so approved at such meeting, then the amendments to the Plan set forth herein shall be void ab initio. All terms and conditions of the Plan, other than as specifically amended as set forth in this Amendment, shall remain in full force and effect.
IN WITNESS WHEREOF, the Vice President, General Counsel and Secretary of the Company has executed this Amendment and certifies that the amendment to the Plan set forth above accurately reflects the amendment to the Plan adopted by the Board of Directors of the Company.

/s/ Jared L. Landaw
                            Jared L. Landaw, Vice President, General Counsel
and Secretary

                            Dated: April 26, 2021

CARROLS RESTAURANT GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS

June 18, 2021

9:00 A.M. EDT

Virtually at www.virtualshareholdermeeting.com/TAST2021

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 10-K Wrap are available at www.proxyvote.com.

D53700-P57346

CARROLS RESTAURANT GROUP, INC.
PROXY FOR HOLDERS OF COMMON STOCK
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder hereby appoints Anthony E. Hull and Jared L. Landaw, or either of them, as proxies, each with full power of substitution and revocation, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CARROLS RESTAURANT GROUP, INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 A.M. EDT on Friday, June 18, 2021 virtually at www.virtualshareholdermeeting.com/TAST2021 and any adjournment or postponement thereof. Only stockholders of record on April 21, 2021 may vote at the meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND "FOR" PROPOSALS 2, 3 AND 4.

Continued and to be signed on reverse side

CARROLS RESTAURANT GROUP, INC.
ATTN: ANTHONY E. HULL, VP/CFO
968 JAMES STREET
SYRACUSE, NY 13203

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TAST2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D53699-P57346

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CARROLS RESTAURANT GROUP, INC.

Vote on Class III Directors

1. To elect as Class III directors of Carrols Restaurant Group, Inc., the nominees below:

Nominees:

	For	Against	Abstain
1a. David S. Harris	☐	☐	☐
1b. Deborah M. Derby	☐	☐	☐

5. In their discretion, upon such other matters as may properly come before the meeting.

The Annual Meeting of Stockholders will be held on Friday, June 18, 2021 at 9:00 A.M. EDT virtually at www.virtualshareholdermeeting.com/TAST2021.

NOTE: The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). **If no such direction is made, this proxy will be voted "FOR" proposals 1, 2, 3 and 4.** If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

These items of business are more fully described in the Proxy Statement. Only stockholders of record on April 21, 2021 may vote at the meeting or any adjournment thereof. To vote by Internet, go to www.proxyvote.com.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date